UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant:  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12
CONN’S, INC.
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CONN’S, INC.

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 24, 2023

Location Information

2445 Technology Forest Blvd.

Building 4, Suite 800

The Woodlands, Texas 77381

To the Stockholders of Conn’s, Inc.:

NOTICE IS HEREBY GIVEN that the 2023 annual meeting of stockholders of Conn’s, Inc. will be held on Wednesday, May 24, 2022, at 2445 Technology Forest Blvd., Building 4, Suite 800, The Woodlands, Texas 77381, commencing at 12:00 P.M., Central Daylight Time, for the following purposes:

1.	to elect the eight directors nominated by our Board of Directors and named in this proxy statement;

2.	to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2024;

3.	to hold a non-binding advisory vote to approve the compensation of our named executive officers;

4.	to hold a non-binding advisory vote on the frequency of holding an advisory vote on compensation of our named executive officers;

5.	to approve the adoption of the Amended 2020 Omnibus Equity Plan; and

6.	to transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on April 3, 2023 are entitled to notice of, and to vote at, the 2023 annual meeting of stockholders, or any postponement or adjournment thereof. A list of such stockholders, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each such stockholder, will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours for a period of at least ten days prior to the meeting at our principal executive offices located at 2445 Technology Forest Blvd., Building 4, Suite 800, The Woodlands, Texas 77381. If you plan on attending in person, you will need to provide proof of stock ownership, such as an account or brokerage statement reflecting stock ownership as of the record date, and a form of valid government-issued picture identification, such as a driver’s license or passport.

We are pleased to take advantage of the U.S. Securities and Exchange Commission (“SEC”) rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, on or about April 13, 2023, we are mailing to our stockholders, other than those who previously requested electronic or paper delivery of proxy materials, a Notice of Internet Availability of Proxy Materials (the “Notice”) for the fiscal year ended January 31, 2023. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our Annual Report on Form 10-K for the fiscal year ended January 31, 2023, and a form of proxy card or voting instruction card. It is very important that your shares are represented and voted at the meeting. As explained in further detail in the Notice, your shares may be voted via a toll-free telephone number, on the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided. Your proxy card will not be used if you are present at the meeting and prefer to vote in person, or if you revoke your proxy.

By Order of the Board of Directors,

Mark L. Prior

Senior Vice President, General Counsel and Secretary

April 13, 2023

The Woodlands, Texas

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2023

The Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders and the Annual Report on Form 10-K for the fiscal year ended January 31, 2023 are available free of charge on our website at www.conns.com, at www.proxyvote.com, and at the SEC’s website at www.sec.gov.

PROXY STATEMENT

2023 ANNUAL MEETING OF STOCKHOLDERS

Date:	May 24, 2023

Time:	12:00 P.M., Central Daylight time

Location of Meeting:	Conn’s, Inc. (“we,” “us” or the “Company”) 2445 Technology Forest Blvd. Building 4, Suite 800 The Woodlands, Texas 77381

Record Date and Number of Votes:	The close of business on April 3, 2023. Holders of our Common Stock, par value $0.01 per share (“Common Stock”), are entitled to one vote for each share of Common Stock they owned as of the close of business on April 3, 2023. You may not cumulate votes.

Agenda:

1.  To elect the eight directors nominated by our Board of Directors and named in this proxy statement;

2.  To ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2024 (“fiscal year 2024”);

3.  To hold a non-binding advisory vote to approve the compensation of our named executive officers;

4.  To hold a non-binding advisory vote on the frequency of holding an advisory vote on compensation of our named executive officers;

5.  To approve the adoption of the Amended 2020 Omnibus Equity Plan; and

6.  To transact such other business as may properly come before the meeting.

Proxies:

Unless you tell us on the form of proxy to vote differently, the named proxies will vote signed returned proxies:

1.  “FOR” the election of the eight directors nominated by the Board of Directors and named in this proxy statement;

2.  “FOR” the proposal to ratify the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2023;

3.  “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers;

4.  “FOR” a frequency of ONE YEAR as the frequency with which stockholders are provided an advisory vote on compensation of our named executive officers; and

5.  “FOR” the adoption of the Amended 2020 Omnibus Equity Plan.

The proxy holders will use their discretion on other matters. If a nominee for the Board of Directors cannot serve as a director, the proxy holders will vote for a person whom they believe will carry on our present policies.

Proxies Solicited By:	The board of directors of the Company (the “Board of Directors” or “Board”).

Distribution Date:	The Notice or the proxy materials, including this proxy statement, proxy card or voting instruction card and our Annual Report on Form 10-K, are being distributed and made available on or about April 13, 2023.

YOUR VOTE IS IMPORTANT. PLEASE VOTE PROMPTLY.

GENERAL INFORMATION REGARDING THE 2023 ANNUAL MEETING OF STOCKHOLDERS

Our fiscal year ends on January 31. References to a fiscal year throughout this proxy statement refer to the calendar year in which the fiscal year ends.

What constitutes a quorum? What is the Record Date? How many shares are outstanding?

The holders of a majority of the outstanding shares of our common stock (the “Common Stock”) entitled to vote at the 2023 annual meeting of stockholders (the “2023 annual meeting” or the “meeting”), represented in person or by proxy, will constitute a quorum at the meeting. However, if a quorum is not present or represented at the meeting, the stockholders entitled to vote at the meeting, present in person or represented by proxy, have the power to adjourn the meeting, without notice, other than by announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.

On April 3, 2023, the “Record Date,” there were 24,139,310 shares of our Common Stock issued and outstanding and entitled to vote, meaning that 12,069,656 shares of our Common Stock must be present in person or by proxy to have a quorum.

What matters will be voted on at the 2023 annual meeting?

The following matters will be voted on at the 2023 annual meeting:

1.	the election of eight directors nominated to the Board of Directors and named in this proxy statement;

2.	a proposal to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2024;

3.	a non-binding advisory resolution to approve the compensation of our named executive officers;

4.	a non-binding advisory resolution on the frequency of holding the non-binding advisory vote to approve the compensation of our named executive officers;

5.	the adoption of the Amended 2020 Omnibus Equity Plan; and

6.	such other business as may properly come before the meeting.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

1.	FOR the election of the eight directors nominated by the Board of Directors and named in this proxy statement.

2.	FOR the ratification of the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2024.

3.	FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement.

4.	FOR the approval, on a non-binding advisory basis, of a frequency of ONE YEAR as the frequency with which stockholders are provided an advisory vote on compensation of our named executive officers.

5.	FOR the adoption of the Amended 2020 Omnibus Equity Plan.

What is the effect of a broker non-vote?

Brokers or other nominees who hold shares of our Common Stock for a beneficial owner only have the discretion to vote on routine proposals when they have not received voting directions from the beneficial owner at least ten days prior to the 2023 annual meeting. Rule 452 of the New York Stock Exchange, which governs all brokers (including those holding NASDAQ-listed securities), provides that a broker or other nominee holding shares for a beneficial owner may generally vote on routine matters, but not non-routine matters, without receiving voting instructions. Other than with respect to the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal Two), which is considered routine, all of the other proposals are considered non-routine matters. Please provide instructions to your broker or nominee on how to vote your shares. If you do not provide such voting instructions to your broker, they will not be able to vote for Proposals One, Three, Four or Five for you and a “broker non-vote” will result. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum, but will only be considered entitled to vote on the proposal to ratify the appointment by the audit committee of our Board of Directors (the “Audit Committee”) of our independent registered public accounting firm and any other routine matters that may properly come before the meeting. To minimize the number of broker non-votes and to ensure that your voice is heard in the election of directors and the other matters to be voted on at the 2023 annual meeting, we encourage you to provide voting instructions to the broker or other organization that holds your shares by carefully following the instructions in the Notice.

What vote is required to approve the proposals?

Provided a quorum exists, the following votes are required for each proposal:

Proposal One: Election of Directors—To be elected, each director must receive a majority of the votes cast with respect to the director. For purposes of this vote, a majority of the votes cast means that the number of shares voted “for” a director’s election exceeds the number of shares voted “against” that director’s election. Abstentions and broker non-votes will have no effect on this proposal.

Proposal Two: Ratify the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm—An affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the subject matter at the meeting is required to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2024. Abstentions and broker non-votes will have the same effect as votes against this proposal.

Proposal Three: Advisory Vote on Executive Compensation – An affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter at the meeting is required to give advisory (non-binding) approval of the compensation of our named executive officers as disclosed in this proxy statement. Because your vote is advisory, it will not be binding on the Board of Directors or on us; however, the Board of Directors and we will review the voting results and take them into consideration when making future decisions regarding executive compensation. Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on this proposal.

Proposal Four: Advisory Vote on Frequency of Advisory Vote on Executive Compensation – The frequency (one, two or three years) of the advisory vote on compensation of our named executive officers receiving the greatest number of votes will be the recommended frequency that stockholders approve. Because your vote for this proposal is advisory, it will not be binding on the Board of Directors or on us; however, the Board of Directors and we will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote on compensation of our named executive officers. Abstentions and broker non-votes will have no effect on this proposal.

Proposal Five: Adoption of the Amended 2020 Omnibus Equity Plan – An affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter at the meeting is required for the adoption of the Amended 2020 Omnibus Equity Plan. Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on this proposal.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record as of the close of business on April 3, 2023, the Record Date, are entitled to notice of and to vote at the meeting or any adjournments of the meeting. Each share of Common Stock entitles the holder thereof to one vote per share.

What will happen if I do not specify how my shares are to be voted, but do submit a proxy?

Stockholders of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

•	FOR the election of the eight directors nominated by our Board of Directors and named in this proxy statement;

•	FOR the ratification of the Audit Committee’s appointment of Ernst & Young LLP, as our independent registered public accounting firm for fiscal year 2023;

•	FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement;

•

FOR the approval, on a non-binding advisory basis, of a frequency of ONE YEAR as the frequency with which stockholders are provided an advisory vote on compensation of our named executive officers; and

•	FOR the adoption of the Amended 2020 Omnibus Equity Plan.

Beneficial Owners. If you are a beneficial owner and you do not provide voting instructions to the broker or other nominee that holds your shares, the broker or other nominee will determine if it has the discretionary authority to vote on a particular proposal, and may not be able to vote on all proposals presented for a vote at the annual meeting.

What will happen if I do not vote my shares?

Stockholders of Record. If you are the stockholder of record and you do not vote by proxy card, by telephone, by the Internet or in person at the 2023 annual meeting, your shares will not be voted at the 2023 annual meeting. For each of the proposals, if you are not present at the meeting in person or by proxy, the failure to vote will not affect the outcome of the proposal.

Beneficial Owners. If you are the beneficial owner of shares, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. See “What is the effect of a broker non-vote?” for more information.

How do I vote and what are the voting deadlines?

Stockholders of Record. If you are a stockholder of record, you may vote by any of the following methods:

•	By Mail. You may submit your vote by completing, signing and dating your proxy card and returning it in the prepaid envelope so that it is received no later than May 23, 2023.

•

By Internet or Telephone. You may vote your shares by Internet or telephone, by following the instructions in your Notice. If you vote by Internet or telephone, you should not return your proxy card. These votes must be received by 11:59 P.M., Eastern Time, on May 23, 2023.

•

In Person at the Annual Meeting. You may vote your shares in person at the 2023 annual meeting. Proxy cards will be available for you at the meeting, or you may bring the one provided to you, and deliver the completed and executed card to the inspector of election at the 2023 annual meeting.

Beneficial Owners. If you are a beneficial owner of your shares, you should receive a Notice or voting instructions from the broker or nominee holding your shares. You should follow the instructions provided to you by your broker in order to properly advise them of your voting instructions. Shares held beneficially may be voted at the 2023 annual meeting only if you obtain a legal proxy from your broker or nominee giving you the right to vote, and presenting that legal proxy together with your vote to the inspector of election at the 2023 annual meeting.

Can I revoke or change my proxy?

Stockholders of Record. If you are a stockholder of record, you may revoke or change your proxy at any time before the final vote at the 2023 annual meeting by:

•	signing and returning a new proxy card at a later date;

•	submitting a vote by telephone or the Internet at a later date;

•	attending the 2023 annual meeting and voting in person; or

•

delivering a written revocation to our Corporate Secretary at the address of our principal executive offices provided to you in this proxy statement or to Broadridge Financial Services, 51 Mercedes Way, Edgewood, NY 11717, Attn: Vote Processing.

Beneficial Owners. If you are the beneficial owner of your shares, you must contact your broker or nominee holding your shares and follow their instructions for revocation or changing your proxy.

Your attendance at the 2023 annual meeting will not automatically revoke your proxy unless you vote again at the 2023 annual meeting.

Who will count the votes?

Broadridge Financial Solutions, Inc. has been engaged as our independent agent to receive and tabulate our stockholder votes and will act as our independent inspector of election who will certify the election results and perform any other acts required by the Delaware General Corporation Law.

How are stockholder proposals included in the proposals submitted to stockholders for voting? How is any other business voted on by stockholders?

Stockholders have the right to present proposals for inclusion in our proxy statement for consideration at our 2024 annual meeting of stockholders. To be considered at our next annual meeting, you must submit your proposals, in addition to meeting other legal requirements, within the appropriate time periods, as set forth below. If you want to make a proposal for consideration at our 2024 annual meeting and have it included in the Company’s proxy materials relating to our 2024 annual meeting, we must receive your proposal at our principal executive office by no later than December 14, 2023, and such proposal must otherwise comply with Rule 14a-8 (“Rule 14a-8”) of the Securities Exchange Act of 1934 (the “Exchange Act”) and other applicable SEC rules. If you want to make a proposal or nominate a director for consideration at our 2024 annual meeting without having the proposal included in the Company’s proxy materials, you must comply with the then-current advanced notice provisions and other requirements set forth in our Third Amended and Restated Bylaws (“Bylaws”). Under our current Bylaws, our Corporate Secretary must receive such proposals for possible consideration at our 2024 annual meeting at our principal executive offices no earlier than January 24, 2024 and no later than February 23, 2024. However, if the date of the 2024 annual meeting changes by more than 30 days from the first anniversary date of this year’s meeting, we will then provide notice of the new date of the 2024 annual meeting in our earliest possible quarterly report on Form 10-Q. If we do not receive your proposal or nomination by the appropriate deadline, then it may not be brought before the 2023 annual meeting even if it meets the other proposal or nomination requirements. In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the 1934 Act, no later than March 25, 2024.

We do not intend to bring any business before the 2023 annual meeting other than the matters described in this proxy statement and have not been informed of any matters or proposals that may be presented at the meeting by stockholders. If, however, any other business should properly arise and be properly submitted for a vote at the 2023 annual meeting, the persons appointed in the proxy have discretionary authority to vote in accordance with their best judgment.

Who is paying the cost of solicitation of proxies?

We will bear the cost of soliciting proxies. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and employees by other means, including telephone, e-mail or in person. No special compensation will be paid to directors, officers or employees for the solicitation of proxies. To solicit proxies, we may also request the assistance of banks, brokerage houses and other custodians, nominees or fiduciaries, and, upon request, will reimburse such organizations or individuals for their reasonable expenses in forwarding the Notice and other soliciting materials to beneficial owners and in obtaining authorization for the execution of proxies.

Do we provide for Electronic Delivery of Proxy Materials?

Pursuant to rules adopted by the SEC, we provide access to the proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (“Notice”) to our stockholders owning shares of our Common Stock on or about April 13, 2023. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our Annual Report on Form 10-K for the fiscal year ended January 31, 2023 (“fiscal year 2023”), and a form of proxy card or voting instruction card. In addition, the Notice will provide stockholders with instructions on how to request to receive proxy materials in printed form by mail or by e-mail on an ongoing basis. A stockholder’s election to receive proxy materials by mail or by e-mail will remain in effect until the stockholder terminates such election. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the 2023 annual meeting and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail message each successive year with instructions containing a link to those materials and a link to the proxy voting website.

Our proxy materials are also available free of charge on our website at www.conns.com, at www.proxyvote.com, and at the SEC’s website at www.sec.gov.

How can I find the result of the voting at the 2023 annual meeting?

Preliminary voting results will be announced at the 2023 annual meeting. Final results will be published in a current report on Form 8-K or in our Form 10-Q for the quarter ending April 30, 2023, which will be posted on our website at www.conns.com, under “Investor Relations.”

PROPOSAL ONE:

ELECTION OF DIRECTORS

Number of Directors to be Elected

Our Board currently consists of ten director positions and we currently have nine members on our Board. We intend for any vacancies to remain until our Board of Directors desires to fill such vacancies or reduce the size of the Board. At this time the Board of Directors believes that the nominated slate of eight directors is an appropriate number of directors and does not intend to fill the director vacancies. The eight directors to be elected at the 2023 annual meeting will hold office until the 2024 annual meeting of stockholders, or until their respective successors have been elected and qualified or earlier upon their death, resignation or removal. You may not vote for a greater number of directors than those nominated.

Criteria for Nomination to the Board of Directors. Those persons nominated to our Board of Directors are selected by the nominating and corporate governance committee of our Board (the “Nominating and Corporate Governance Committee”) in accordance with the committee’s charter, our certificate of incorporation (“Certificate of Incorporation”) and Bylaws, our Corporate Governance Guidelines, and the criteria determined by the Board for our director candidates. In considering the nomination of the directors identified below to serve until the 2024 annual meeting, the Nominating and Corporate Governance Committee sought and considered individuals with strong personal reputations and experience in business and other areas that are relevant and important to the financing, strategy and operations of the Company, as well as financial expertise to qualify as a “financial expert” for our Audit Committee. Each nominee for election as a director at the 2023 annual meeting holds or has held senior executive positions in organizations providing such background and expertise, and each has the necessary business and financial experience sought by the Company in those areas, including strategic and financial planning, public company financing and reporting, compliance, risk management and leadership. Each of the director nominees also has experience of serving on boards or in senior executive management of publicly held companies or governmental services requiring strong business and leadership acumen and implementation.

The Nominating and Corporate Governance Committee also considered and believes that each of the director nominees has valuable personal and business attributes that have been and will continue to be valuable to the Company in their advice and guidance to executive management of the Company. The Nominating and Corporate Governance Committee takes into account in its consideration diversity in range of backgrounds, perspectives and experience of the individuals it recommends for nomination to our Board of Directors. Information on the specific experience of each nominee can be found under the caption “Board of Directors – Board of Director Nominees for 2023 – 2024.”

Board Nominees

Our Board of Directors met in March 2023 and considered the candidates for nomination for election to the Board at the 2023 annual meeting. The Nominating and Corporate Governance Committee, consisting of three independent members of the current Board of Directors, recommended that the full Board nominate the following individuals for re-election to the Board of Directors at the 2023 annual meeting.

In making these recommendations, the Nominating and Corporate Governance Committee considered the experience, qualifications, attributes and skills of each of the nominees as described above and the requirements and qualifications discussed under “Board of Directors - Nomination Policies and Procedures.” Based on this recommendation, our Board of Directors has nominated the following individuals to be elected by the stockholders at the 2023 annual meeting.

Name	Position	Age	Term of Office	Committee Membership
Norman L. Miller	Interim President and Chief Executive Officer	62	September 2015 - Current	Compliance Committee (Chair)

Karen M. Hartje	Independent Director	65	March 2023 - Current	Audit Committee (Financial Expert) Credit Risk Committee

James H. Haworth	Independent Director	61	March 2016 - Current	Compensation Committee Nominating and Corporate Governance Committee

Bob L. Martin	Lead Independent Director	74	September 2003 - Current	Nominating and Corporate Governance Committee (Chair) Compensation Committee

Douglas H. Martin	Director	69	February 2003 - Current	Credit Risk Committee Compliance Committee

William E. Saunders, Jr.	Independent Director	49	August 2014 - Current	Audit Committee (Financial Expert) Credit Risk Committee (Chair) Nominating and Governance Committee

William (David) Schofman	Independent Director	51	May 2012 - Current	Compensation Committee (Chair)

Oded Shein	Independent Director	61	March 2016 - Current	Audit Committee (Chair) (Financial Expert) Compliance Committee

Each director nominee currently serves as a member of the Board, each, except for Ms. Hartje, having been elected at our 2022 annual meeting and having served on the Board of Directors throughout fiscal year 2023.

Those nominees identified in the table above as “independent director” have been determined by our Board to be independent under NASDAQ rules. All nominees have consented to serve as directors. The Board has no reason to believe that any of the nominees will be unable or unwilling to act as a director. In the event any nominated director is unable to stand for election, the Board of Directors may either reduce the size of the Board or designate a substitute.

For biographical information and the experience, qualifications, attributes and skills of each director nominee that the Nominating and Corporate Governance Committee and our Board of Directors considered to determine that such nominee should serve as one of our directors, please refer to the section captioned “Board of Directors – Board of Director Nominees for 2023 – 2024,” below.

Each director nominee will be elected by the vote of a majority of the votes cast with respect to such director nominee. This means the number of votes cast “for” a director nominee must exceed 50% of the votes cast with respect to that director nominee (excluding abstentions and broker non-votes). Each director nominee has tendered his or her resignation from the Board, which shall be effective only in the event that (i) the votes cast “for” such director nominee are equal to or less than 50% of the votes cast with respect to that director nominee, and (ii) the Board of Directors accepts such resignation. The Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors whether to accept any resignation in the event any director nominee fails to receive over 50% of the votes cast “for” such director nominee. The Board of Directors will then consider the recommendation and publicly disclose its decision within 90 days after the certification of the election results.

The Board of Directors Unanimously Recommends That You Vote “FOR” the Election of Each of the Eight Board Nominees.

PROPOSAL TWO:

RATIFICATION OF THE SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as our independent registered public accounting firm for fiscal year 2023. The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2024. Our Board of Directors has further directed that we submit the selection of our independent registered public accounting firm for ratification by the stockholders at the 2023 annual meeting. Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification, on an advisory, non-binding basis, as a matter of good corporate practice. The Audit Committee believes it to be in the best interests of our stockholders to retain Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2024. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our stockholders. The Audit Committee annually reviews the performance of our independent public accountants and the fees charged for their services. The Audit Committee anticipates, from time to time, obtaining competitive proposals from other independent public accounting firms for our annual audit. Based upon the Audit Committee’s analysis of this information, we will determine which independent public accounting firm to engage to perform our annual audit each year. Representatives of Ernst & Young LLP will attend the 2023 annual meeting and will be available to respond to appropriate questions that may be asked by stockholders. These representatives will also have an opportunity to make a statement at the meeting if they desire to do so.

The Board of Directors and the Audit Committee Recommend That You Vote “FOR” the Ratification of Ernst & Young LLP as Our Independent Registered Public Accounting Firm.

Principal Accounting Firm Fees and Services

Fees for professional services rendered by Ernst & Young LLP to the Company during the fiscal years ended January 31, 2023 and 2022 in each of the following categories, including related expenses, are:

	Fiscal Years Ended January 31,
	2023	2022
Audit	$1,579,559	$1,393,435
Audit-Related Fees	$120,000	$90,000
Tax Fees	—	—
All Other Fees	—	—

Audit fees: Consists of fees for professional services rendered for the annual audit of the Company’s consolidated financial statements, including the audit of internal control over financial reporting, reviews of the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and work performed to support the Company’s debt and equity issuances, including SEC registration statements and filings and the issuance of consents.

Audit-related fees: Fees for fiscal 2023 and fiscal 2022 consist of work performed to support the Company’s securitization transactions.

Tax fees: Consists of fees billed for professional services related to tax compliance, tax advice, and other tax planning services and advice. There were none of these services performed in fiscal 2023 or fiscal 2022.

All Other Fees: Consists of fees billed for all other services and are unrelated to specific audit or audit-related services described above. There were none of these services performed in fiscal 2023 or fiscal 2022.

Our Audit Committee charter requires pre-approval of all services to be rendered by our independent auditors. All of the audit, audit-related fees, tax fees, and all other fees were approved by our Audit Committee for the fiscal years ended January 31, 2023 and 2022. The Audit Committee determined that no services rendered by our outside auditors during fiscal year 2023 were prohibited under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”). In addition, the Audit Committee has considered whether Ernst & Young LLP’s provision of services, other than services rendered in connection with the audit of our annual financial statements and reviews of our financial statements included in our Quarterly Reports on Form 10-Q during fiscal year 2023, is compatible with maintaining Ernst & Young LLP’s independence and has determined that such services rendered met the requirements of independence under applicable SEC rules.

AUDIT COMMITTEE REPORT

The Committee

Our Board of Directors established the Audit Committee to be responsible for the appointment, compensation, retention and oversight of the work of our independent auditors and to oversee our (i) financial reporting process; (ii) internal audits, internal control policies and procedures; (iii) implementation and compliance with Sarbanes-Oxley Section 404 requirements and authorities; and (iv) financial, tax, and risk management policies. The Audit Committee is composed of three independent, non-employee directors and operates under a written charter, a copy of which is published on our website at www.conns.com under “Investor Relations – Corporate Governance.” The Audit Committee has prepared the following report on its activities with respect to our financial statements for fiscal year 2023.

Review and Discussion

Management is responsible for our financial reporting process (including our system of internal controls) and for the preparation of Conn’s, Inc.’s consolidated financial statements in accordance with generally accepted accounting principles. Ernst & Young LLP, our independent registered public accounting firm, is responsible for auditing those financial statements and for attesting to the effectiveness of our internal control over financial reporting. It is the Audit Committee’s responsibility to monitor and review these processes. The members of the Audit Committee are not employees of the Company and do not represent themselves to be, or to serve as, accountants or auditors by profession or experts in the field of accounting or auditing.

In connection with the preparation of our audited financial statements for fiscal year 2023, the Audit Committee:

•

reviewed and discussed our Annual Report on Form 10-K, including our audited consolidated financial statements and Management’s Report on Internal Control over Financial Reporting for fiscal year 2023, with management;

•	discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC; and

•

received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB concerning independence, and discussed with Ernst & Young LLP its independence, including whether Ernst & Young LLP’s provision of non-audit services to the Company is compatible with the auditors’ independence.

The Audit Committee meets separately with our independent auditors to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

Recommendation

Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2023, for filing with the SEC.

AUDIT COMMITTEE: Oded Shein, Chair William E. Saunders, Jr. Sue E. Gove

PROPOSAL THREE:

ADVISORY VOTE FOR APPROVAL OF THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote on an advisory, non-binding basis to approve the compensation of our named executive officers for fiscal year 2023. At our annual meeting held on May 31, 2017, our stockholders again recommended that we hold the advisory vote for approval of the compensation of our named executive officers annually. Our Board of Directors has agreed with this advisory vote and has determined to hold this vote annually. At our 2020, 2021 and 2022 annual meetings, 81.7%, 95.3% and 92.7% of the votes cast, respectively, were in favor of the advisory resolution on our executive compensation.

As described in the “Compensation Discussion and Analysis” section of this proxy statement, our compensation program for our named executive officers is designed to (i) motivate and reward performance that increases our stockholder value, including individual measured goals and objectives, (ii) attract and retain executive talent by offering competitive compensation opportunities, and (iii) build and encourage ownership of shares of our Common Stock. Toward these goals, our executive compensation program has been designed and administered to reward our named executive officers based on our financial and operating performance, their individual performance, and to align their interests with those of our stockholders. In addition, our executive compensation program is designed to encourage the long-term commitment of our named executive officers to the Company. We believe that our executive compensation program, which primarily consists of a base salary, an annual performance-based cash bonus opportunity, and time and performance-based equity awards, promotes these objectives. Please read the section captioned “Compensation Discussion and Analysis” for a discussion of these objectives, the determination of and the elements of compensation and awards for our executive officers, as well as the elements paid and awarded during our fiscal year 2023.

In applying these objectives, the compensation committee of our Board of Directors (“Compensation Committee”) relied upon:

•

input and recommendations received from our Chief Executive Officer regarding the performance of each executive officer (other than the Chief Executive Officer), each of whose performance is analyzed by the Compensation Committee, the documentation provided to support the attainment by individual executive officers of their respective goals and objectives, and areas of responsibilities and expectations for future performance and goal attainment;

•	publicly available information with respect to the executive compensation practices of certain public companies in our industry and peer groups;

•

the analysis and recommendations regarding our compensation programs for our executive officers composed by Frederic W. Cook & Co., the Compensation Committee’s independent compensation consultant; and

•	the knowledge of the individual members of the Compensation Committee of industry compensation practices and programs.

For the reasons discussed above, the Board of Directors unanimously recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in the 2023 Proxy Statement, is hereby APPROVED on a non-binding, advisory basis.”

While the resolution is non-binding, the Board of Directors values the opinions that stockholders express in their votes and in any additional dialogue. The Board of Directors will consider the outcome of the vote and those opinions when making future compensation decisions. To the extent there is any significant vote against the named executive officers’ compensation, the Compensation Committee will consider our stockholders’ advisory vote, and evaluate whether, and to what extent, any actions are necessary to address our named executive officers’ compensation program.

The Board of Directors Unanimously Recommends That You Vote “FOR” the Approval, on a Non-Binding Advisory Basis, of the Compensation of Our Named Executive Officers.

PROPOSAL FOUR:

ADVISORY VOTE ON FREQUENCY OF AN

ADVISORY VOTE ON COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act enables our stockholders to indicate, every six years, how frequently we should seek an advisory vote on the compensation of our named executive officers, such as Proposal Three presented for vote to the stockholders in this proxy statement, and this vote is being provided as required pursuant to section 14A of the Exchange Act. By voting on this Proposal Four, stockholders may indicate their preference for an advisory vote on named executive officers’ compensation every year or every two or three years.

At the 2011 and 2017 annual meetings of stockholders, our stockholders voted, in a non-binding advisory capacity, to hold an annual advisory vote on compensation of our named executive officers. After discussion and consideration of such results, our Board determined to hold an advisory vote on compensation of our named executive officers annually and has held such an advisory vote at every annual meeting of stockholders since the 2011 annual meeting of stockholders.

After discussions and consideration of this Proposal Four, our Board has determined that an advisory vote on our named executive officers’ compensation should occur every year in order that our Company receives the opinions of our stockholders in a timely manner on a regular basis. This annual vote would enable our Board to consider annually the views of our stockholders and to determine whether our Company’s compensation package should be adjusted to reflect those opinions.

You may cast your vote for one, two or three years or abstain from voting. The option receiving the highest number of votes will be the frequency requested by our stockholders in this advisory vote. However, since the vote is advisory, our Board may decide, in its opinion, that it is in the best interests of the Company and our stockholders to hold the advisory vote on executive compensation more or less frequently than the option receiving the most votes from our stockholders.

The Board of Directors Recommends That You Vote “FOR” The Option of Every Year as the Frequency with which Stockholders are Provided an Advisory Vote on Compensation of Our Named Executive Officers.

BOARD OF DIRECTORS

Board of Director Nominees for 2023 - 2024

Norman L. Miller was appointed as our Interim Chief Executive Officer and President, effective October 18, 2022, and previously served as our President and Chief Executive Officer from September 7, 2015 through August 8, 2021. Mr. Miller transitioned from the role of President and Chief Executive Officer and was appointed Executive Chairman of the Board through April 1, 2022, at which time Mr. Miller transitioned from Executive Chairman of the Board to serve as a director. Mr. Miller was appointed to our Board of Directors on September 7, 2015 and was previously appointed Chairman of the Board in May 2016, a role he fulfilled through August 8, 2021. In March 2018, Mr. Miller was appointed to serve as chair of the Compliance Committee, and he continues to serve in that role.

Prior to joining the Company, Mr. Miller most recently served as the Senior Vice President and President, Automotive at Sears Holdings, which, during his service, operated over 700 Sears Auto Center locations. Previously, he served as President and Chief Operating Officer of DFC Global Corp (formerly Dollar Financial Corp) from 2007 to 2014. Prior to his employment at DFC Global Corp, Mr. Miller served as Group President, Sports and Entertainment unit at ARAMARK, where he worked for a decade. He was named to the role after serving as the President of ARAMARK’s Correctional Services unit from 2002 to 2003. Mr. Miller’s career also includes nine years with Nestle, Kraft General Foods and PepsiCo, serving in management positions in sales, marketing and operations. Mr. Miller received a Bachelor of Science degree from the United States Military Academy at West Point.

Mr. Miller has extensive financial knowledge and provides valuable guidance to our Board of Directors in overseeing various aspects of our operations. In addition, his prior experience as an executive of Sears Holdings and DFC Global Corp provides valuable experience from both the retail and credit operations perspective. His previous service to our Company as our former Chief Executive Officer and President provides Mr. Miller with additional and particular knowledge of our Company that he brings to our Board of Directors.

Bob L. Martin has served as a director since September 2003 and was appointed as our Lead Independent Director in August 2012. Mr. Bob Martin was elected as an Operating Partner of The Stephens Group LLC, a family-owned investment company in March 2012, and currently holds such position. In July 2022, Mr. Bob Martin, as required by our Corporate Governance Guidelines, submitted his conditional resignation to the Board due to his new position as the Interim Chief Executive Officer of The Gap, Inc., effective July 11, 2022. The Nominating and Corporate Governance Committee considered the conditional resignation, and the Board accepted the Nominating and Corporate Governance Committee’s recommendation to decline Mr. Bob Martin’s conditional resignation. Mr. Bob Martin also serves as the Chief Executive Officer (part-time) of Mcon Management Services, Ltd., a consulting company, having served since 2002. He was previously a consultant to Mcon Management Services, Ltd. Mr. Bob Martin has over 35 years of retailing and merchandising experience. Prior to retiring from the retail industry in 1999, he headed the international operations of Wal-Mart International, Inc. for 15 years. From 1968 to 1983, Mr. Bob Martin was responsible for technology services for Dillard’s, Inc. Mr. Bob Martin has also served as a director of Dillard’s, Inc., Sabre Holdings Corporation, Furniture Brands International and Guitar Center, Incorporated. Mr. Bob Martin currently serves as Executive Chairman on the board of directors of The Gap, Inc. He has experience as chairman of a corporate governance and compensation committee, and has been a member of an audit committee, in each case, of publicly held companies. Mr. Bob Martin attended South Texas University and holds an Honorary Doctorate degree from Southwest Baptist University.

Mr. Bob Martin was selected to serve on our Board of Directors due to his extensive experience in information technology and the retail industry, as well as his service and experience on a host of other public company boards. Mr. Bob Martin’s experiences contribute to our Board of Directors’ understanding of innovations and issues affecting information technologies and retail strategies in our industry and marketplace. Mr. Bob Martin is the chair of the Nominating and Corporate Governance Committee and a member of the Compensation Committee.

Douglas H. Martin served as a director of the predecessor to the Company beginning in 1998 and was appointed as one of our directors in February 2003. Mr. Doug Martin is a Senior Executive Vice President of Stephens Inc., an investment bank, where he has been employed since 1981. He is responsible for the investment of the firm’s capital in private companies. Mr. Doug Martin serves as a member of the board of directors of numerous privately held companies. He received his Bachelor of Arts in Physics and Economics from Vanderbilt University and his Master of Business Administration from Stanford University.

Mr. Doug Martin brings to our Board of Directors diverse experience in investment analysis and valuation and has extensive experience and insights into debt and equity financing and structuring, capital markets and capitalization strategies. Mr. Doug Martin brings historical working knowledge of our Company to our Board of Directors due to his long tenure and relationship with us. Mr. Doug Martin’s relationship with Stephens,

Inc., which owns a substantial amount of the Company’s Common Stock, also helps the Board of Directors to have more direct insight into how its decisions impact our stockholders. Mr. Doug Martin was a member of each of the Credit Risk Committee and Compliance Committee in fiscal year 2023 and will remain a member of each of the Credit Risk Committee and the Compliance Committee in fiscal year 2024.

There is no relation between Mr. Bob Martin and Mr. Doug Martin.

William E. Saunders, Jr. was appointed as a director in August 2014 and has served on the Company’s Audit Committee since his appointment. He also chaired the Company’s Credit Risk and Compliance Committee from the committee’s formation in December 2014 until it became two separate committees, the Credit Risk Committee and the Compliance Committee in March 2018, when Mr. Saunders was then nominated to serve as chair of the Credit Risk Committee and as a member of the Compliance Committee. In March 2023, Mr. Saunders was nominated to serve on the Nominating and Corporate Governance Committee but will no longer serve on the Compliance Committee. On February 15, 2023, Mr. Saunders, as required by our Corporate Governance Guidelines, submitted his conditional resignation to the Board due to his departure from Community Choice Financial and new position as a consultant of BasePoint Capital, LLC. The Nominating and Corporate Governance Committee considered the conditional resignation, and the Board accepted the Nominating and Corporate Governance Committee’s recommendation to decline Mr. Saunders’ conditional resignation. Mr. Saunders served as the Chief Executive Officer of Community Choice Financial Inc., a leading retailer of alternative consumer financial services products, from June 2008 to January 2023, and Chairman of its Board of Directors from May 2014 to January 2023. Prior to joining Community Choice Financial (previously CheckSmart Financial Holdings), Mr. Saunders was a Vice President for Stephens Inc., an investment bank, from 2004 to 2006 and, prior to that was an associate at Houlihan Lokey, an investment bank, SunTrust Equitable Securities, an investment bank, and Arthur Andersen, an accounting firm. Mr. Saunders holds a Bachelor of Science in Business with Special Attainment in Accounting and Commerce from Washington & Lee University and is a certified public accountant in the State of Georgia.

Mr. Saunders brings extensive investment banking, finance, management, credit and regulatory experience to our Board.

William (David) Schofman was appointed as a director in March 2012. Mr. Schofman is an active executive, investor and board member for several companies including: PureWRX, Inc., a value-added distributor and reseller of information technology hardware and Coro Health, LLC, a new media healthcare company. In addition, Mr. Schofman participates in several other business ventures through his private equity and management services business, AnderSchof Investments, LLP. Mr. Schofman previously served as the Chief Executive Officer of Callaway Golf Interactive from June 2004 to September 2007, and as the Executive Vice President Global Ecommerce of Callaway Golf from 2004 to 2007. Mr. Schofman was the co-founder and CEO of FrogTrader from 2000 until 2004, before the Company was sold to Callaway Golf. Prior to that, Mr. Schofman was the co-founder and CEO of International Golf Outlet from 1995 until 1999, which was sold to CBS Sportsline. Mr. Schofman graduated from the University of Texas at Austin in 1994.

Mr. Schofman has varied and valuable experience in marketing, electronic media, E-commerce, retail operations, branding and merchandising strategies. Having built and operated several business ventures, Mr. Schofman brings invaluable background to our Board of Directors. He also brings to our Board of Directors a high level of executive experience due to his serving as chief executive officer of businesses, as well as his serving as a director of and advisor to other companies. Mr. Schofman currently serves as the chair of our Compensation Committee.

Oded Shein was appointed as a director in March 2016 and was appointed to the Company’s Audit Committee and Credit Risk and Compliance Committee concurrent with his joining the Board. Mr. Shein was nominated to serve as chair of the Audit Committee for fiscal year 2020 and will continue to serve in that role. In March 2020, Mr. Shein was appointed to serve on the Nominating and Corporate Governance Committee and served in such role through March 2021. Mr. Shein continues to serve as chair of the Audit Committee. In March 2023, Mr. Shein was nominated to serve on the Compliance Committee. Mr. Shein has served as the Chief Financial Officer of Shift Technologies, Inc. since March 2021. Mr. Shein served as Chief Financial Officer of The Fresh Market, Inc. from August 2018 to September 2020. Mr. Shein previously served as Executive Vice President and Chief Financial Officer of Stage Stores from January 2011 to August 2018. From July 2004 until January 2011, Mr. Shein served in various financial positions at Belk, Inc., including as its Vice President, Finance and Treasurer. Prior to joining Belk, Inc., Mr. Shein served as the Vice President, Treasurer of Charming Shoppes, Inc. Mr. Shein holds a Bachelor of Business Administration in Information Systems from Baruch College and a Master of Business Administration in Finance from Columbia University.

Mr. Shein brings significant knowledge of financial and operational matters in the retail industry, including his experience as a public company Chief Financial Officer, to the Board.

James H. Haworth was appointed as a director in March 2016 and was appointed to the Company’s Compensation Committee and Nominating and Corporate Governance Committee concurrent with his joining the Board. Mr. Haworth has served as the Executive Chairman of NOWDiagnostics located in Springfield, Arkansas since January 27, 2022. In August 2016, Mr. Haworth joined Outdoor Cap, a privately held company in Bentonville, Arkansas, as President and Chief Executive Officer. Prior to Outdoor Cap, Mr. Haworth served as Chairman and Chief Executive Officer of Professional Bull Riders Inc. from 2011 to 2016. From 2010 through 2011 he served as Executive Vice President and President, Retail Services for Sears Holding Corporation. Prior to that, he served as Chairman, President and Chief Executive Office for Chia Tai Enterprises International Limited & CP Lotus, an investment holding company principally engaged in the operation of shopping centers in China, from 2006 to December 2009. Mr. Haworth is also the founder and President of Business Decisions Inc., a consulting firm specializing in strategic product marketing for the retail, merchandising and supply chain industries. Previous to Business Decisions Inc., Mr. Haworth spent 20 years with Wal-Mart Stores, Inc., in roles of increasing responsibility including Executive Vice President of Operations for Sam’s Club and Executive Vice President and Chief Operating Officer, Wal-Mart Stores, Inc. Mr. Haworth received a Bachelor of Science in Business Administration from Central Missouri State University.

Mr. Haworth brings extensive leadership experience in retail and strategic planning through his positions with other public companies to our Board.

Karen M. Hartje was appointed as a director in March 2023. Ms. Hartje has served as Chief Financial Officer of Sezzle, Inc., a purpose driven payments company operating a digital payments platform, since April 2018. From April 2016 until joining Sezzle, Ms. Hartje operated her own financial consulting business, Grand Group LLC. Prior to her own financial consulting business, Ms. Hartje occupied finance and credit management roles at Bluestem Brands, a retail finance company that was a reboot of Fingerhut Direct Marketing and generated well over $1 billion in retail sales. Ms. Hartje was on the founding team of Bluestem Brands, where she led the finance department reporting to the President of Bluestem Brands. During her tenure, Ms. Hartje led financial planning and analysis, management of credit policies, and forecasting. Bluestem Brands was acquired in 2014. Before Bluestem Brands, Ms. Hartje started her career with KPMG and has held senior leadership positions at US Bank and Lenders Trust. Ms. Hartje has served on the not-for-profit board of Saint Paul Figure Skating Club, Inc. since 2015, and was previously a member of the board of Upworks from 2016 to 2018. Ms. Hartje was appointed to our board following her recommendation by a third-party search firm. Ms. Hartje was appointed to our Board following her recommendation by a third-party search firm. Ms. Hartje has a Bachelor of Arts in Accounting from the University of Minnesota and was a certified public accountant.

In March 2023, Ms. Hartje was nominated to serve on the Audit Committee and the Credit Risk Committee. Ms. Hartje brings extensive leadership experience in financial and operational matters, and payment systems, in the consumer credit industry, to the Board.

If elected by our stockholders, each nominee will serve for a one-year term expiring at our 2024 annual meeting of stockholders. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

Nomination Policies and Procedures

The goal of our Board has been, and continues to be, to identify nominees for service on the Board of Directors who will bring diverse and varied perspectives and skills from their professional and business experience, including financial and accounting experience, as appropriate. In carrying out its function to nominate candidates for election to our Board, the Nominating and Corporate Governance Committee considers the mix of skills, experience, character, commitment, and diversity – diversity being broadly construed to mean a variety of opinions, perspectives, experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics – all in the context of the requirements of our Board at the time of such consideration. The Nominating and Corporate Governance Committee assesses the effectiveness of its charter annually in connection with the nomination of directors for election at the annual meeting of stockholders. In addition, our Corporate Governance Guidelines, which are available on our website at www.conns.com under “Investor Relations – Corporate Governance,” contain provisions regarding the identification and selection of our director nominees.

The Nominating and Corporate Governance Committee assists the Board in fulfilling its responsibilities by (1) identifying individuals believed to be qualified to become members of the Board, consistent with Board approved criteria, (2) recommending candidates to the Board for election or reelection as directors, including director candidates submitted by our stockholders, and (3) overseeing, reviewing and making periodic recommendations to the Board concerning our corporate governance policies. The Nominating and Corporate Governance Committee does not have a specific written policy or process regarding the nominations of directors, nor does it maintain minimum standards for director nominees other than as set forth in its charter and the Company’s Corporate Governance Guidelines.

The Nominating and Corporate Governance Committee will consider candidates for nomination proposed by stockholders so long as they are made in accordance with the provisions of Section 2.15 of our Bylaws. Section 2.15 of our Bylaws requires that a stockholder provide written notice to our Secretary no later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the anniversary date of the immediately preceding annual meeting of the stockholders. The Bylaws specify the requirements as to the form and substance of such stockholder notice. Details of such provisions of the Bylaws may be obtained by any stockholder from the Secretary of the Company. Notwithstanding the above, the Board may, in its discretion, exclude from any proxy materials sent to stockholders any matters that may properly be excluded under the Exchange Act, SEC rules or other applicable laws. The Nomination and Corporate Governance Committee treats recommendations for directors that are received from the Company’s stockholders equally with recommendations received from any other source, so long as the recommendations comply with the procedures for stockholder recommendations set forth in the Company’s Bylaws, as outlined above.

The charter of the Nominating and Corporate Governance Committee sets forth the minimum requirements for a person to be qualified to be a member of the Board of Directors, which are that a person must (i) be an individual of the highest character and integrity and have an inquiring mind, a vision and a willingness to ask hard questions, and the ability to work well with others; (ii) be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper and reasonable performance of the responsibilities of a director; (iii) be willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and Board committee member (including developing and maintaining sufficient knowledge of the Company and its industry; reviewing and analyzing reports and other information important to the Board and committee responsibilities; preparing for, attending and participating in Board and committee meetings; and satisfying appropriate orientation and continuing education guidelines); and (iv) have the capacity and desire to represent the balanced, best interest of the stockholders as a whole and not primarily a special interest group or constituency. The Nominating and Corporate Governance Committee evaluates whether certain individuals possess the foregoing qualities and recommends to the Board for nomination candidates for election or re-election as directors at the annual meeting of stockholders, or if applicable, at a special meeting of stockholders. This process is the same regardless of whether the nominee is recommended by our Board or by one of our stockholders.

Independent Board Composition

NASDAQ requires that a majority of the board of directors of a listed company be “independent.” NASDAQ’s rules provide that an independent director is a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that each of Mr. Bob Martin, Mr. Saunders, Mr. Schofman, Mr. Shein, Mr. Haworth and Ms. Hartje is “independent” as defined under applicable SEC and NASDAQ rules. Mr. Bob Martin was appointed our Lead Independent Director in August 2012 and has since served as our Lead Independent Director.

The independent directors of the Board held executive sessions at each regular meeting of the Board of Directors during fiscal year 2023.

At the meeting of the Nominating and Corporate Governance Committee held in March 2023, the Committee discussed the relationships of Mr. Bob Martin with The Stephens Group, LLC, and whether his relationship or ownership interest impacted his ability to exercise independent judgment in carrying out his responsibility as a director. The Committee discussed the current position of Mr. Bob Martin with The Stephens Group, LLC, and the fact that the position is not substantively different from the consulting work that Mr. Bob Martin has done in previous years for The Stephens Group, LLC, the continuous exercise of independent judgment by Mr. Bob Martin since his election to our Board in 2003, and his lack of control of voting of Common Stock owned by The Stephens Group, LLC or any of its affiliates, including SG-1890 LLC. The Committee has determined that Mr. Bob Martin is properly considered an independent director and recommended to the Board of Directors that it approve Mr. Bob Martin’s independence as defined under the SEC and the NASDAQ rules.

At its meeting in March 2023, our Board of Directors approved the independence of Mr. Bob Martin.

Board Meetings

During fiscal year 2023, the Board of Directors held eight meetings. Each director attended 80% or more of all meetings of the Board and the committees on which such director served during fiscal year 2023.

Policy Regarding Director Attendance at the Annual Meeting of Stockholders

It is our policy that each member of the Board of Directors is encouraged to attend our annual meeting of stockholders. All of our directors serving at the time of last year’s annual meeting attended our May 25, 2022 annual meeting of stockholders.

Committees of the Board

Audit Committee

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent auditors. It also approves audit reports and plans, accounting policies, audit fees and certain other expenses. In connection with the rules adopted by the SEC and NASDAQ, we adopted a written charter for the Audit Committee, which is posted on our website at www.conns.com under “Investor Relations – Corporate Governance.” The Audit Committee reviews and reassesses the adequacy of the written charter on an annual basis.

During fiscal year 2023, the members of the Audit Committee were Mr. Shein, Mr. Saunders, and Ms. Gove. The current members of our Audit Committee are Mr. Shein, who was appointed as Chair of the Audit Committee in May 2018, Mr. Saunders and Ms. Hartje, who was appointed in March 2023. The Audit Committee held four meetings during fiscal year 2023. The Board has determined that Mr. Shein, Ms. Hartje and Mr. Saunders are “audit committee financial experts” as described in Item 407(d)(5) of Regulation S-K. In addition, each of the members of the Audit Committee is “independent” as defined by the NASDAQ listing standards and Sarbanes-Oxley, as determined by our Board of Directors.

Compensation Committee

The Compensation Committee establishes, reviews and approves the compensation program for the Chief Executive Officer and other executive officers based upon recommendations by its independent compensation consultant. Our Chief Executive Officer does not play a role, nor does he make any recommendations in respect of, the determination of his own compensation. The Compensation Committee also evaluates the compensation plans, policies and programs of the executive officers of the Company and makes recommendations to the Board of Directors concerning such plans, policies and programs. In addition, it advises the Board regarding compensation plans, policies and programs applicable to non-employee directors for their services as members of our Board, and administers our stock option, stock purchase and other equity plans. The Compensation Committee also evaluates the competitiveness of our compensation and the performance of our Chief Executive Officer and other executive officers. In connection with rules adopted by the SEC and NASDAQ, the Company adopted a written charter for the Compensation Committee, which was amended by our Board in March 2014 to provide that, before engaging a compensation adviser (other than in-house legal counsel), the Compensation Committee shall consider all factors that could affect the independence of such consultant, counsel or advisor as may be identified from time to time in the rules and regulations of the SEC and the listing standards of NASDAQ relevant to that adviser’s independence from management. A copy of the Compensation Committee charter, as amended, is posted on our website at www.conns.com under “Investor Relations – Corporate Governance.”

The current members of the Compensation Committee are Mr. Schofman (Chair), Mr. Bob Martin and Mr. Haworth. Mr. Schofman replaced Mr. Bob Martin as Chair of the Compensation Committee on March 21, 2022. Mr. Bob Martin continues to serve as a member of the Compensation Committee.

The Compensation Committee held four meetings during fiscal year 2023. All members of the Compensation Committee were determined by the Board of Directors to be independent directors, as defined by NASDAQ listing standards. Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in the section of this proxy statement captioned “Compensation Discussion and Analysis” below.

Compensation Committee Interlocks and Insider Participation

For fiscal year 2023, the Compensation Committee consisted of Mr. Haworth, Mr. Bob Martin and Mr. Schofman, each of whom our Board determined was independent in accordance with NASDAQ listing requirements. No member of the Compensation Committee during fiscal year 2023 is or was formerly an officer or employee of the Company or any of its subsidiaries or was a related person in a related person transaction with the Company required to be disclosed under applicable SEC rules.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board in identifying and recommending individuals for election or reelection as directors, including director candidates submitted by our stockholders, and advises the Board with respect to corporate governance policies and procedures. The Nominating and Corporate Governance Committee will periodically review and make recommendations regarding our corporate governance policies and procedures, which are discussed in part below under the caption “Corporate Governance” and copies of which are posted on our website at www.conns.com under “Investor Relations – Corporate Governance.” We adopted a written charter for the Nominating and Corporate Governance Committee, and a summary “corporate governance policies and procedures” which are posted on our website at www.conns.com under “Investor Relations – Corporate Governance.”

The Nominating and Corporate Governance Committee is also responsible for overseeing a formal evaluation process to assess the composition and performance of the Board, each committee, and each individual director on an annual basis. The assessment is conducted to identify opportunities for improvement and skill set needs, as well as to ensure that the Board, committees, and individual members have the appropriate blend of diverse experiences and backgrounds and are effective and productive. As part of the process, each member of the Board completes a questionnaire that includes Board, committee and individual assessments. While results are aggregated and summarized for discussion purposes, individual responses are not attributed to any member and are kept confidential to ensure honest and candid feedback is received.

Members of the Nominating and Corporate Governance Committee are appointed by the Board. The members of the Nominating and Corporate Governance Committee serve until their successors are duly elected and qualified, and they may be removed by the Board of Directors in its discretion. Each member of the Nominating and Corporate Governance Committee is an independent director (who, for the avoidance of doubt, is not an employee of the Company or any of its subsidiaries).

During fiscal year 2023, the members of Nominating and Governance Committee were Mr. Martin, Mr. Haworth and Ms. Gove. Our Nominating and Corporate Governance Committee currently consists of Mr. Bob Martin (Chair), Mr. Saunders, and Mr. Haworth.

All members of the Nominating and Corporate Governance Committee were determined by the Board to be “independent” as defined by the SEC and NASDAQ listing standards. The Nominating and Governance Committee held one meeting during fiscal year 2023.

Credit Risk Committee

In December 2014, the Board established a Credit Risk and Compliance Committee. In March 2018, the Board approved the continuation of the Credit Risk Committee and the formation of a separate Compliance Committee. The Credit Risk Committee is responsible for reviewing credit risk, underwriting strategy, the provision methodology, and monitoring trends in the Company’s loan portfolio. We have adopted a written charter for the Credit Risk Committee, which is posted on our website at www.conns.com under “Investor Relations – Corporate Governance.” Our Credit Risk Committee currently consists of Mr. Saunders (chair), Mr. Doug Martin and Ms. Hartje. During fiscal year 2023, the members of Credit Risk Committee were Mr. Doug Martin, Mr. Saunders, and Ms. Gove. The Credit Risk Committee held ten meetings during fiscal year 2023.

Compliance Committee

The Compliance Committee is responsible for reviewing the Company’s compliance activities and the Company’s compliance management system. We adopted a written charter for the Compliance Committee, which is posted on our website at www.conns.com under “Investor Relations – Corporate Governance.” Our Compliance Committee consists of Mr. Miller (chair), Mr. Shein and Mr. Doug Martin. During fiscal year 2023, the members of Compliance Committee were Mr. Miller, Mr. Doug Martin and Mr. Saunders. The Compliance Committee held ten meetings during fiscal year 2023.

Environmental, Social and Governance (ESG)

The Company is committed to making a difference throughout our communities and creating a sustainable future for our employees, consumers, investors, and other stakeholders. It is important to define our success beyond just financial growth and profitability and look at business practices that promote environmental, social and governance (ESG) issues. The Board continues to actively look for ways to improve our company and partners along these fronts and to be good corporate citizens. You can learn more about our ESG efforts at www.conns.com/esg.

Compensation of Non-Employee Directors

The Compensation Committee periodically reviews director compensation for service on the Board and Board committees and recommends director compensation and any changes to such compensation to the Board for approval. The Board annually reviews and approves director compensation for Board and committee service based on the recommendations of the Compensation Committee. The Compensation Committee partners with Frederic W. Cook & Co. (“F.W. Cook”) to review the competitiveness of the compensation program for our non-employee directors on a regular basis. The following table summarizes the fiscal year 2023 non-employee director compensation program:

Fee	Annual Amount
Annual Cash Retainer (1)	$80,000
Additional Annual Retainer for:
• Lead Independent Director	$25,000
• Audit Committee Chair	$20,000
• Credit Risk Committee Chair	$15,000
• Compliance Committee Chair	$10,000
• Compensation Committee Chair	$15,000
• Nominating & Corporate Governance Committee Chair	$10,000
Annual Equity Award (2)	$125,000

(1)

In addition to the annual cash retainers and equity awards, the Company reimburses all directors for reasonable travel and out-of-pocket expenses incurred in connection with their duties as directors, including attendance at meetings.

(2)

Annual equity awards are granted on the day following the date of the annual stockholders meeting, in the form of restricted stock units (“RSUs”). The restricted stock units granted vest on the one-year anniversary of the date of grant. The number of restricted stock units granted is determined by dividing the total dollar amount awarded by the average closing price of the Company’s common stock during the 20-day period prior to and including the grant date.

In November 2017, the Compensation Committee approved, and the Board ratified, the stock ownership guidelines for non-employee directors to attain aggregate equity in Conn’s stock valued at four times the annual cash retainer before the five year anniversary of their appointment as non-employee directors. As of January 31, 2023, Messrs. Bob Martin, Doug Martin, Haworth, Shein, Schofman and Saunders met these ownership requirements, while Ms. Gove continued to make progress toward the ownership threshold.

Directors who are also employees of the Company do not receive any compensation for service as a Board or Committee member. Non-employee directors are eligible to participate in the employee discount program on the same terms as Company employees. Pursuant to the employee discount program, non-employee directors can purchase Conn’s merchandise at product cost plus ten percent.

At our 2020 annual meeting, our stockholders approved the adoption of the Company’s 2020 Omnibus Equity Plan. The 2020 Omnibus Equity Plan replaces the previously adopted 2011 Non-Employee Director Restricted Stock Plan. The 2020 Omnibus Equity Plan is administered by our Compensation Committee and provides for equity grants, including but not limited to restricted stock, restricted stock units and stock options to both employees and non-employee directors.

On May 26, 2022, all non-employee directors received 8,772 restricted stock units with an aggregate fair value of $120,527 for accounting purposes. The number of restricted stock units granted is determined by dividing the total dollar amount awarded by the average closing price of the Company’s common stock during the 20-day period prior to and including the grant date. The following table presents the total compensation for each non-employee director for fiscal year 2023:

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Bob L. Martin	$115,000	$120,527	—	—	—	—	$235,527
Douglas H. Martin	$80,000	$120,527	—	—	—	—	$200,527
James H. Haworth	$80,000	$120,527	—	—	—	—	$200,527
Sue E. Gove	$80,000	$120,527	—	—	—	—	$200,527
Oded Shein	$100,000	$120,527	—	—	—	—	$220,527
William (David) Schofman	$95,000	$120,527	—	—	—	—	$215,527
William E. Saunders, Jr.	$95,000	$120,527	—	—	—	—	$215,527

(1)

In addition to the annual retainer of $80,000, includes annual Committee chair fees paid to Mr. Bob Martin ($25,000 for serving as Lead Independent Director, $15,000 for serving as chair of the Compensation Committee, and $10,000 for serving as chair of the Nominating and Corporate Governance Committee), Mr. Shein ($20,000 for serving as chair of the Audit Committee), Mr. Schofman ($15,000 for serving as chair of the Compensation Committee and Mr. Saunders ($15,000 for serving as chair of the Credit Risk Committee).

(2)

Represents aggregate grant date fair value of awards granted during the year in accordance with FASB ASC Topic 718. Information regarding the assumptions used in calculating the fair value under FASB ASC Topic 718 can be found in Note 1 to the financial statements contained in the Company’s Annual Report on Form 10-K for fiscal year 2023.

Listed below are the aggregate outstanding stock awards (unvested) held by each non-employee director as of January 31, 2023:

Name	Stock Awards
Bob L. Martin	8,772
Douglas H. Martin	8,772
James H. Haworth	8,772
Sue E. Gove	8,772
Oded Shein	8,772
William (David) Schofman	8,772
William E. Saunders, Jr.	8,772

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis provides stockholders with an understanding of our compensation philosophy, objectives, policies and practices in place during fiscal year 2023, as well as the factors considered by our Compensation Committee in making compensation decisions for fiscal year 2023. This Compensation Discussion and Analysis focuses on the compensation of each person that served as our Chief Executive Officer and our Chief Financial Officer during fiscal year 2023, and our three most highly compensated executive officers serving as of the end of fiscal year 2023 other than our Chief Executive Officer and Chief Financial Officer (the “named executive officers”).

Name	Title
Norman L. Miller	Interim President and Chief Executive Officer
George L. Bchara	Executive Vice President, Chief Financial Officer
Chandra R. Holt	Former President and Chief Executive Officer
Rodney D. Lastinger	President, Retail
Mark L. Prior	Senior Vice President, General Counsel and Secretary
Thomas J. Fenton	Senior Vice President, Chief Credit Officer

Business Highlights and Outlook

Business Highlights and Company Initiatives During Fiscal Year 2023

We are a leading specialty retailer that offers a broad selection of quality, branded durable consumer goods and related services in addition to a proprietary credit solution for our core credit-constrained consumers. We operate an integrated and scalable business through our retail stores and website. Our complementary product offerings include furniture and mattresses, home appliances, consumer electronics and home office products from leading global brands across a wide range of price points. Our credit offering provides financing solutions to a large, under-served population of credit-constrained consumers who typically have limited financing options. We provide customers the opportunity to comparison shop across brands with confidence in our competitive prices as well as affordable monthly payment options, next-day delivery and installation in most of our markets, and product repair service. We believe our large, attractively merchandised stores and credit solutions offer a distinctive shopping experience compared to other retailers that target our core customer demographic.

In fiscal year 2023, we refocused our efforts on serving our core credit constrained customers as we continue to face the impacts of macroeconomic headwinds and changes in consumer behavior. Providing multiple financing options is our key differentiator and we continued pursuing profitable growth strategies aimed at enhancing the payment options we provide to our existing and prospective customers. Despite the number of challenges in fiscal year 2023, we achieved record eCommerce sales as we expanded our digital capabilities and improved our customer experience.

We further maintained our focus on enhancing our credit platform to support the pursuit of our long-term growth objectives. We delivered the following financial and operational results in fiscal year 2023:

•	Total consolidated revenue of approximately $1.3 billion;

•	eCommerce sales increased 10.8% to an annual record of $79.0 million;

•	Carrying value of re-aged accounts declined to $160.9 million from $182 million; and

•	Credit spread of 910 basis points.

Leadership Transitions

Ms. Holt resigned from the position of Chief Executive Officer and President as of October 18, 2022. The Board extended an offer to and appointed Mr. Miller to serve as the Interim President and Chief Executive Officer (“Interim CEO Offer”), effective October 18, 2022. Ms. Holt’s severance compensation and Mr. Miller’s compensation as Interim President and CEO are described below in this Compensation Discussion & Analysis.

The Interim CEO Offer provides that while Mr. Miller serves as Interim President and Chief Executive Officer, he is entitled to the following: (i) a monthly salary payment of $210,000; (ii) an initial equity award with a grant value of $1,000,000 that will vest on the one-year anniversary of the grant date; and (iii) an equity award valued at $750,000 granted at the beginning of each fiscal year quarter (i.e., February, May, August and November) that will vest on the one-year anniversary of the grant date. Any equity awards that vest from grants made pursuant to the Interim CEO Offer are subject to a two-year holding period, measured from the date the equity awards vest. The Interim CEO Offer also provides that Mr. Miller is not subject to the stock ownership guidelines applicable to the Chief Executive Officer but is instead subject to the stock ownership guidelines appliable to non-employee directors detailed in the Compensation of Non-Employee Directors discussion above.

Outlook

We believe that the broad appeal of our value proposition to our geographically diverse core demographic, the unit economics of our business and the current retail real estate market should provide the stability necessary to maintain our business. We expect our brand recognition and long history in our core markets should give us the opportunity to further penetrate our existing footprint, particularly as we leverage existing marketing spend, logistics infrastructure, and service footprint. We plan to continue to improve our operating results by leveraging our existing infrastructure and seeking to continually optimize the efficiency of our marketing, merchandising, distribution and credit operations. As we expand in existing markets, we expect to increase our purchase volumes, achieve distribution efficiencies and strengthen our relationships with our key vendors. Over time, we also expect our increased store base and higher net sales to further leverage our existing corporate and regional infrastructure.

Compensation Philosophy and Objectives

We have developed a compensation program for our named executive officers designed to: (i) reward and motivate individual and Company performance; (ii) attract and retain executive talent with competitive compensation opportunities; and (iii) build and encourage ownership of our Common Stock by our named executive officers. Toward these goals, our compensation program has been designed and administered to reward our named executive officers based on our financial and operating performance and their individual performance, and to align their interests with those of our stockholders. In addition, these goals are intended to encourage long-term commitment to the Company by our named executive officers. We believe that our executive compensation program, which consists primarily of a base salary, an annual performance-based cash bonus opportunity, and long-term time-based and performance-based equity incentive awards, promotes these objectives.

Compensation Philosophy

The following is the executive compensation philosophy that has been adopted by our Compensation Committee:

Compensation realized by executives should reflect the individual skills and contributions of the executive, as well as the Company’s overall performance against its business plan and changes in stockholder value.

The basic objectives of the Company’s executive compensation program include:

•	Attracting, motivating and retaining skilled executives necessary to execute its business strategy;

•	Motivating executives by linking compensation opportunity to the achievement of the Company’s short-term and long-term growth and profitability goals as well as execution of its business strategy;

•	Aligning interests of management and stockholders by linking realized compensation directly to increases in stockholder value and requiring ownership of our Common Stock over a sustained period; and

•

Promoting a pay-for-performance culture on a risk-appropriate basis with a significant portion of the named executive officer’s compensation to be earned, or increase in value, based on Company and stock performance.

In addition, the efficiency of the overall program from a tax, accounting, cash flow and stockholder dilution perspective should be balanced against the above objectives. In support of the stated objectives, the Company delivers an executive compensation program that includes the following fundamental elements:

1.	Base salary;

2.	Annual cash incentive bonuses; and

3.	Long-term equity incentives in the form of time-based nonqualified stock options (“Options”), time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”).

Additional benefits and perquisites may be included when appropriate. A named executive officer’s total direct compensation opportunity (i.e., base salary, annual cash incentives and long-term equity incentives) should be competitive with market practice. “Market practice” generally means the median (i.e., 50th percentile) of the total direct compensation opportunity of peer executives at companies in our peer group (defined below). However, the Compensation Committee may, in its discretion, provide a named executive officer with a total direct compensation opportunity above or below market practice, based on the following factors:

•	The named executive officer’s individual skills, experience, and performance; and

•	The difficulty of replacing the named executive officer and importance of the position to the Company.

Actual compensation earned by a named executive officer may be above or below market level depending on the named executive officer’s individual performance and the Company’s absolute or relative performance compared with its peers.

Compensation Objectives

Reward Performance: A significant portion of the total direct compensation of each of our named executive officers is performance-based. One way in which we reward performance is through grants of equity, the value of which is tied to changes in our stock price. While we recognize that stock price performance is a closely monitored measure of performance, given the volatile nature of business conditions in our industry and the financial markets, we believe that it may not always be the most appropriate performance measure for incentive plan purposes. As a result, in fiscal year 2023, a portion of our named executive officers’ total direct compensation is based on the Company’s financial results, as measured by adjusted EBITDA and increases in same store sales (for purposes of earning bonuses under the annual cash incentive plan).

Attract, Retain and Motivate: We structure the compensation of our named executive officers with the goal of attracting and retaining excellent executives in our significant areas of operations – sales, merchandising, financial and liquidity, consumer credit, distribution, product service and training. We promote these objectives by ensuring that our compensation is competitive within our industry and by providing that equity awards vest over a three or four-year period (subject to our Compensation Committee’s discretion in determining a different vesting schedule as it deems appropriate under the circumstances) for purposes of retention. In addition, a significant portion of a named executive officer’s total direct compensation opportunity is tied to performance-based incentives that motivate our named executive officers to achieve strong financial and operational results.

Encourage Ownership of our Common Stock: We believe that ownership of our Common Stock by our named executive officers directly aligns their interests with those of our stockholders. To reinforce this belief, our Compensation Committee adopted stock ownership guidelines for our named executive officers, as further described under the caption “Compensation Discussion and Analysis- Stock Ownership Guidelines.”

Determining Compensation

The Compensation Committee is responsible for administering the executive compensation program for each of the named executive officers, including the Chief Executive Officer. The Chief Executive Officer assists the Compensation Committee with administering the executive compensation program for the other named executive officers, except with regard to certain actions and responsibilities that are specifically reserved to the Compensation Committee or Board of Directors. The Chief Executive Officer plays no role in the compensation process, and is not present during voting or deliberations, with respect to her own compensation. The Compensation Committee’s responsibilities are identified in its charter posted on our website at www.conns.com under “Investor Relations – Corporate Governance.”

Our Compensation Committee seeks to structure compensation of our named executive officers in such a manner as to avoid encouraging excessive risk taking. To align stockholder interests and appropriate risk-taking the Compensation Committee: (i) caps the annual incentive bonus opportunity at 200% of the target bonus; (ii) adopted stock ownership guidelines for our named executive officers; and (iii) imposes varying time horizons for short and long-term incentive compensation, intending to balance the executive’s attention to our short and long-term performance goals and business objectives. The Compensation Committee also periodically reviews and adjusts the cash and equity award amounts tied to our short and long-term performance goals and objectives to better address changes in the market and Company risks as they arise and adjust our direction and actions to compensate for such risks. We believe that these actions ensure ongoing alignment of our pay-for-performance objectives and our stockholder interests with a view to long-term value creation.

In applying the above-described objectives for our executive compensation program, the Compensation Committee, in making its final determination, primarily relies upon:

•

input and recommendations received from the Chief Executive Officer regarding the day-to-day performance, areas of responsibilities and expectations for future performance of executive officers other than the Chief Executive Officer;

•	publicly available information with respect to the executive compensation practices of our peer group companies;

•	the analysis and recommendations of its independent compensation consultant, F.W. Cook, regarding our compensation programs for our executive officers; and

•	its own judgment and knowledge of the industry.

Input Received from our Chief Executive Officer

The Compensation Committee relies in part on the input and recommendations of our Chief Executive Officer in making its determination regarding base salaries of the executive officers (other than the Chief Executive Officer), individual levels for annual incentive bonus compensation, and whether to grant long-term equity awards to such executive officers and if so, in what forms and amounts. The Compensation Committee believes that our Chief Executive Officer, by virtue of her role in overseeing the day-to-day performance of such individuals and her experience in the industry, is appropriately suited to make informed recommendations to the Compensation Committee with respect to the foregoing elements of our executive compensation program. The Compensation Committee alone, with input and guidance from its independent compensation consultant, F.W. Cook, determines the compensation for our Chief Executive Officer.

Industry Peer Group

While the Compensation Committee does not rely solely on any comparative analyses of the amounts and forms of compensation which are paid to the named executive officers with comparable roles at other public companies, it does review annually and take into consideration such analyses for public companies of comparable size and nature to our businesses (i.e., retail businesses including those that provide in-house financing of their merchandise sales), as well as similarly situated public companies outside the retail business industry. We refer to such companies collectively as our peer group. For fiscal year 2023, the peer group was reviewed by the Compensation Committee based on selection criteria that reflect the Company’s size and business. The selection criteria was based on industry classification, revenue, and market capitalization, and developed by the Compensation Committee’s independent compensation consultant acting at the Compensation Committee’s direction. The companies that comprise our peer group are both retail and consumer finance companies. Retail companies in the peer group are as follows: Aaron’s, Ethan Allen, Haverty Furniture, Hooker Furniture, Kirkland’s, La-Z-Boy, Rent-A-Center and Sleep Number. Consumer finance companies in the peer group are as follows: Encore Capital, Enova International, EZCORP, First Cash Financial, PRA Group and PROG Holdings. This peer group was used for purposes of reviewing the compensation of our named executive officers for fiscal year 2023.

The Compensation Committee considers the amount and structure of peer company compensation when determining the compensation of executive officers, but the Compensation Committee does not target compensating our named executive officers to a specific benchmark level relative to our peer group, since our business model and resulting areas of responsibility are not directly comparable with those of named executives within our peer group. Instead, the Compensation Committee utilizes the competitive peer group compensation data to confirm that our compensation and incentive opportunities are appropriate and competitive relative to the market. The Compensation Committee may determine to modify the compensation levels of our named executive officers if they are deemed to not be competitive. The Compensation Committee also relies on its knowledge of the industry practices and our peers in determining our named executive officers’ base salary, annual bonus and long-term equity awards, as it deems appropriate and necessary to reward overall performance and achievements and to promote retention and stability within our executive team.

Compensation Consultant

The Compensation Committee has engaged F.W. Cook as its independent compensation consultant. F.W. Cook is responsible for preparing and presenting a comprehensive competitive market study of the compensation levels and practices for a group of industry peers on a periodic basis. The fiscal year 2023 industry peer group is listed and described in more detail in the above section captioned “Compensation Discussion and Analysis – Determining Compensation - Industry Peer Group.” F.W. Cook is also responsible for preparing and presenting an outside director compensation study using the same industry peer group. The Compensation Committee relies on F.W. Cook for input on pay philosophy, current market trends, regulatory considerations and prevalence of benefit and perquisite programs.

The Compensation Committee considered whether F.W. Cook is independent from management, utilizing, among other things, the independence factors required by the SEC and NASDAQ. Based on this review, the Compensation Committee determined that F.W. Cook is independent from Company management and that F.W. Cook has no conflicts of interest in performing its work.

A representative of F.W. Cook attends Compensation Committee meetings as requested by the Compensation Committee. F.W. Cook works with management only under the direction of the Compensation Committee and does not provide any other advice or consulting services to the Company.

Other Factors

The Compensation Committee also considers our financial performance and business outlook to the extent that the Compensation Committee believes it may be fairly attributed to or related to the performance of a particular named executive officer. The Compensation Committee considers the contribution of each named executive officer relative to their individual responsibilities and capabilities.

Elements of Compensation

The compensation of our named executive officers consists of three basic elements: (i) base salary; (ii) annual cash incentive bonus (based on Company performance (and, in some cases, individual performance) and with discretionary aspects to reward outstanding performance); and (iii) equity awards. These components work together in determining the overall compensation of our named executive officers.

Base Salary

Each named executive officer receives a base salary determined by the Compensation Committee to be commensurate with the officer’s area of responsibility and that officer’s area and extent of responsibility in relation to Company performance. Individual salaries are determined based on our established salary policies, the individual’s level of responsibility, value to the Company, individual performance, and prior relevant experience. No specific formula is applied to determine the weight of each factor, and the factors are considered by our Compensation Committee in its discretion. Salary reviews are conducted annually in which individual performance is evaluated; however, individual salaries are not necessarily adjusted each year. Our Compensation Committee generally establishes base salaries at levels that are competitive with market practice, as further described above under the caption “Compensation Discussion and Analysis - Compensation Philosophy and Objectives.”

The Compensation Committee did not increase Messrs. Bchara, Lastinger and Prior’s base salaries during fiscal year 2023 due to: (i) internal pay equity considerations, (ii) overall market conditions; and (iii) the Compensation Committee’s belief that these named executive officers’ salaries are competitive when compared to recent market survey data. Mr. Fenton received a salary increase effective October 30, 2022 in order to align his overall compensation with recent market survey data. Mr. Miller’s base salary changed in connection with his appointment to the position of Interim President and Chief Executive Officer. The salary changes for Messrs. Miller and Fenton are detailed below.

Name	FY 23 Annual Base Salary		FY 22 Annual Base Salary		% Change
Norman L. Miller	$1,214,923	(1)	$1,000,000	(2)	21.49	% (1)
George L. Bchara	$550,000		$550,000		0.0%
Chandra R. Holt	$1,000,000		$1,000,000		N/A
Rodney D. Lastinger	$540,000		$540,000		0.0%
Mark L. Prior	$400,000		$400,000		0.0%
Thomas J. Fenton	$425,000		$350,000		21.4%

(1)

Mr. Miller received an annual salary of $1,000,000 for his service as Executive Chairman from the beginning of the fiscal year until April 1, 2022 and received a monthly salary of $210,000 for his service as Interim President and Chief Executive Officer from October 18, 2022 until January 31, 2023. As a result, as shown above, Mr. Miller received a total of $1,214,923 in salary for fiscal year 2023, which represents an increase of 21.49% from his fiscal year 2022 salary.

(2)	Fiscal year 2022 salary for Mr. Miller reflects his salary prior to his transition from President and Chief Executive Officer to a non-employee director in August 2022.

Annual Cash Incentive Plan

The Company uses annual cash incentives to focus attention on current strategic priorities and drive achievement of annual objectives. The annual cash incentive plan is designed to focus executive officers towards continuing to improve both corporate and individual performance. The Compensation Committee establishes our annual cash incentive plan for all named executive officers, as well as certain other executive officers and employees, after receiving recommendations from the Chief Executive Officer. The annual incentive bonus opportunity is stated as a percentage of base salary consistent with the competitive market for executives in similar positions. Typically, the named executive officers receive annual cash incentive bonus payments based on the achievement of pre-determined Company performance goals approved by the Compensation Committee each fiscal year. Upon completion of each fiscal year, the Compensation Committee determines the annual cash incentive bonuses based on the results of the bonus plan and each named executive officer’s bonus target percentage. The Compensation Committee discusses and approves the annual cash incentive bonus payments annually, considering the factors stated above.

Individual named executive officers may also receive bonus payments based on individual performance. These bonus levels, in the case of named executive officers other than the Chief Executive Officer, are recommended by the Chief Executive Officer, and in all cases, are established by the Compensation Committee, based on the applicable named executive officer’s level of responsibility and ability to affect the performance of his area of responsibility and the Company’s performance. At the end of each fiscal year, the Compensation Committee may additionally establish individual performance bonus awards for each named executive officer upon recommendation of the Chief Executive Officer (for named executive officers other than the Chief Executive Officer), or as separately determined by the Compensation Committee.

The Compensation Committee also believes that it is important to have the flexibility to grant discretionary bonuses if the Company achieves or exceeds one or more specific performance goals, and if the Compensation Committee determines that management’s overall performance during the year merits special financial recognition. Further, the Chief Executive Officer may recommend discretionary bonuses, outside of our annual incentive plan, for executive officers (other than himself) to the Compensation Committee when deemed appropriate and provide the Compensation Committee with his rationale for the recommended bonus amounts. The Compensation Committee makes all final decisions as to the compensation of the named executive officers including the award of any discretionary bonuses.

The Compensation Committee selected adjusted EBITDA and increase in same store sales as the primary performance benchmarks for purposes of the annual cash incentive plan. The Compensation Committee believes adjusted EBITDA serves as an appropriate measure of the Company’s operating cash flow and overall financial performance prior to the effects of capital structure, taxes and depreciation policies. The calculation of adjusted EBITDA is based on net income plus interest expense, plus provision for income taxes, plus depreciation, plus amortization, plus loss from early extinguishment of debt, plus non-cash stock compensation expense and plus charges and credits. The achievement of adjusted EBITDA targets and same store sales growth targets are each weighted 50% in the determination of payment amounts under the annual cash incentive plan.

For fiscal year 2023, the Compensation Committee established adjusted EBITDA and increase in same store sales performance targets for purposes of the Company’s annual cash incentive plan for our named executive officers as follows:

Performance Measure	Threshold	Target	Maximum
EBITDA (50%)	$141.9 million	$159.0 million	$178.1 million
Same Store Sales Increase (50%)	2.0%	4.7%	6.0%

The following chart details the threshold, target and maximum annual cash incentive opportunity for fiscal year 2023 for each named executive officer as a percentage of base salary in effect at the end of the year:

Name	Threshold	Target	Maximum
Norman L. Miller (1)	75%	150%	300%
George L. Bchara	50%	100%	200%
Chandra R. Holt (2)	75%	150%	300%
Rodney D. Lastinger	50%	100%	200%
Mark L. Prior	37.5%	75%	150%
Thomas J. Fenton	37.5%	75%	150%

(1)

Mr. Miller was eligible for a prorated an annual cash incentive plan payment for fiscal year 2023 for the period beginning on February 1, 2022 and ending on the date he transitioned to a non-employee director on August 10, 2022.

(2)

Ms. Holt resigned effective October 18, 2022. Ms. Holt’s severance agreement provides that she was entitled to a prorated annual cash incentive plan payment for fiscal year 2023 if performance metrics were achieved.

Fiscal year 2023 adjusted EBITDA performance was below Threshold at $48.2 million and same store sales increase was also below Threshold at -20%. Therefore, there were no annual cash incentive plan bonuses paid for fiscal year 2023.

Equity Awards

We use equity awards to complement base salary and short-term cash incentive bonus compensation components provided to our named executive officers and to further align executive pay with the long-term financial performance of the Company. We further believe that stock ownership by our executive officers aligns executive interests with those of our stockholders.

We do not target any set mix of compensation components. Our Compensation Committee reviews the goals of our Company and the status of the markets in which we compete to determine the appropriate combination of short-term and long-term incentive compensation necessary in order to properly incentivize our executives to best implement both the short-term and long-term elements of our Company strategies. Our Compensation Committee considers each executive’s ability and individual responsibility to directly impact our Company’s overall performance in the long-term and makes equity awards based on considerations for each individual executive.

The Compensation Committee may, in its discretion, grant equity awards to the named executive officers from time-to-time, which may include Options, RSUs, and PSUs, as well as other forms of equity awards, pursuant to our 2020 Omnibus Equity Plan.

Fiscal Year 2023 Annual Equity Awards to Named Executive Officers

At the beginning of fiscal year 2023, the Compensation Committee elected to grant RSUs and PSUs to our named executive officers. Fifty percent (50%) of the awards were granted in the form of RSUs that vest ratably over the three-year period beginning on the first anniversary of the grant date. The remaining fifty percent (50%) of the awards were granted in the form of PSUs that vest, if at all, at the end of the three-year period following the date of grant based on the achievement of specified TSR targets at the end of the three-year vesting period as follows:

Performance Level	Threshold	Target	Maximum	Premium
Percentage of PSUs Vesting	50% of Target	100% of Target	150% of Target	200% of Target
Annualized TSR	5%	9%	12%	15%

The percentage of PSUs vesting will be determined using straight-line interpolation between the performance levels set forth above, provided that no PSUs shall vest for performance at levels below the Threshold.

The value of the equity awards granted was determined based on the review of each named executive officer’s total direct compensation compared to competitive market data as well as that executive’s area of responsibility and performance in relation to other executive’s performance and overall Company achievement. The value of the annual fiscal year 2023 equity awards granted on February 1, 2022, is as follows: Mr. Miller - $1,500,000; Mr. Bchara - $700,000; Ms. Holt - $3,000,000; Mr. Lastinger - $600,000; Mr. Prior - $350,000 and Mr. Fenton - $350,000. Additional details regarding the equity awards to our named executive officers, including grant date fair value, are described in the Grant of Plan Based Awards table below.

Additional Fiscal Year 2023 Equity Awards to Certain Named Executive Officers

In addition to the fiscal year 2023 annual equity awards described above, Mr. Miller received an equity award in the form of RSUs valued at $99,000 on August 10, 2022 in connection with his transition from an employee director to a non-employee director. This award represented the pro rata value of the annual equity award for directors who serve on our Board. Mr. Miller also received an equity award in the form of RSUs on October 18, 2022 valued at $1,000,000 in connection with his appointment to serve as Interim President and Chief Executive Officer. Both RSU awards vest on the one-year anniversary of the grant date.

Messrs. Bchara, Lastinger, Prior and Fenton each received an equity award valued at $200,000 in the form of RSUs on November 17, 2022 as part of a special retention award granted to a select group of key leaders who were identified by the Chief Executive Officer and the Board as critical to business operations. Fifty percent (50%) of the RSUs awarded vest on the first anniversary of the grant date and the remaining 50% of the RSUs awarded vest on the second anniversary of the grant date. Additional details regarding these additional equity awards to our named executive officers, including grant date fair value, are described in the Grant of Plan Based Awards table below.

Interim CEO Compensation

The Interim CEO Offer provides that while Mr. Miller serves as Interim President and Chief Executive Officer, he is entitled to the following: (i) a monthly salary payment of $210,000; (ii) an initial equity award with a grant value of $1,000,000 that will vest on the one-year anniversary of the grant date; and (iii) an equity award valued at $750,000 granted at the beginning of each fiscal year quarter (i.e., February, May, August and November) that will vest on the one-year anniversary of the grant date. Any equity awards that vest from grants made pursuant to the Interim CEO Offer are subject to a two-year holding period, measured from the date the equity awards vest.

Health, Retirement, Perquisites and Other Benefits

Our named executive officers are eligible to participate in the same retirement and other health and welfare benefit plans, including medical, dental, vision, long-term and short-term disability, life insurance, employee discount, and in the Company’s employee stock purchase plan, in each case on the same basis as our other eligible employees.

Stock Ownership Guidelines

In August 2011, our Board of Directors adopted stock ownership guidelines for our named executive officers to align their interests more closely with the interests of our stockholders. On March 23, 2022, our Board of Directors approved the amendment and restatement of the stock ownership guidelines. The stock ownership guidelines for the Chief Executive Officer did not change with the amendment and restatement. Under the guidelines, within five years from the date of hire, the Company’s Chief Executive Officer is required to own shares of Common Stock with a value equal to at least five times his annual base salary. The stock ownership guidelines for all other named executive officers now require ownership of a value at least two times annual base salary.

If an individual becomes subject to the stock ownership guidelines or is subject to a greater ownership amount due to promotion or an increase in base salary, the individual is expected to meet the applicable ownership amount within the later of the original period or 12 months from the effective date of the promotion or salary change. If an individual’s ownership level falls below the applicable guideline due solely to a decline in the value of the Common Stock, the individual will not be required to acquire additional shares to meet the guideline, but will be required to retain all shares then held (except for shares withheld to pay withholding taxes or the exercise price of options) until such time as the individual again attains the stock ownership threshold. Stock ownership holding calculations do not include unexercised stock options or unvested PSUs.

As of January 31, 2023, Messrs. Miller, Bchara and Prior met their applicable stock ownership guidelines. Messrs. Lastinger and Fenton did not meet the guidelines but continue to make progress towards meeting the ownership threshold. Ms. Holt is no longer subject to the stock ownership guidelines as a result of her termination of service.

Clawback Features

Consistent with our 2020 Omnibus Equity Plan, our equity award agreements include clawback features which allow the Company to recoup and clawback compensation, payments, equity grants, equity vesting and any other equity payments pursuant to a Company plan in the event of the recipient’s termination for cause or violation of plan terms, and to the extent necessary to comply with the requirements of any applicable law, including but not limited to, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Section 304 of the Sarbanes-Oxley Act of 2002, any Securities and Exchange Commission rule, and any implementing rules and regulations thereunder.

Prohibition on Hedging and Pledging

The Company’s insider trading policy, a copy of which is available on our website at www.conns.com under “Investor Relations – Corporate Governance”, restricts all officers, directors and certain employees from engaging in any of the following activities with respect to the securities of the Company:

•	Purchases on margin (where money is borrowed to make the purchase);

•	Short sales;

•	Buying or selling puts or calls;

•

Hedging or monetization transactions, such as zero-cost collars and forward sale contracts, that allow an employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential upside appreciation in the stock; or

•	Holding Company securities in a margin account or pledging Company securities as collateral for a loan without adequate financial resources to prevent a forced sale.

To the Company’s knowledge, none of our officers or directors have entered into any hedging transactions with respect to our Common Stock, nor have they pledged any Common Stock to secure any personal indebtedness or deposited Company stock into any margin account. To the Company’s knowledge, none of our officers or directors have entered into any of the foregoing restricted transactions.

Other Compensation

We provide our named executive officers with limited perquisites and other benefits, as reflected in the All Other Compensation column in the “Summary Compensation Table” below, which the Compensation Committee believes are reasonable, competitive and consistent with the objectives of our executive compensation program.

Employment and Related Agreements

Certain of the named executive officers have entered into Executive Severance Agreements with the Company and others are party to the Company’s Amended and Restated Executive Severance Plan adopted in September 2020, the material terms of which are explained in more detail under the section “Termination of Employment and Change of Control Arrangements” below.

Tax Implications of Our Compensation Policies

Section 162(m) of the Internal Revenue Code (Code) places a limit of $1,000,000 on the amount of compensation that we may deduct in any given year with respect to the CEO and certain of our other most highly paid executive officers. To maintain flexibility in compensating executive officers in view of the overall objectives of our compensation program, the Compensation Committee has not adopted a policy requiring that all compensation be tax deductible.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with the Company’s management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for fiscal year 2023 and the Company’s 2023 Proxy Statement on Schedule 14A related to the 2023 annual meeting, for filing with the SEC.

Compensation Committee:

William (David) Schofman (Chair)
Bob L. Martin
James H. Haworth

Summary Compensation Table

Name	Fiscal Year [1]	Salary ($)[2]	Bonus ($)[3]	Stock Awards ($)[4]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)[5]	All Other Compensation ($)[6]	Totals ($)
Norman L. Miller	2023	$1,214,923	—	$2,769,421	—	—	$447,869	$4,432,214
Interim President & Chief Executive Officer	2022	$1,000,000	—	$1,667,574	—	$3,000,000	$23,600	$5,691,174
	2021	$942,308	—	$1,405,860	—	$1,125,000	$12,000	$3,485,168
George L. Bchara	2023	$550,000	—	$1,032,391	—	—	$13,892	$1,596,284
Executive Vice President & Chief Financial Officer	2022	$504,135	—	$528,072	—	$1,100,000	$8,976	$2,141,183
	2021	$419,038	—	$281,174	—	$356,250	—	$1,056,462
Chandra R. Holt	2023	$738,462	—	$3,515,724	—	—	$379,398	$4,633,584
Former President & Chief Executive Officer	2022	$461,538	—	$8,508,778	—	$2,223,288	$348,214	$11,541,818
Rodney D. Lastinger	2023	$540,000	—	$915,190	—	—	$13,031	$1,468,221
President, Retail	2022	$540,000	—	$600,342	—	$1,080,000	$11,600	$2,231,942
	2021	$515,077	—	$379,591	—	$303,750	—	$1,198,418
Mark L. Prior	2023	$400,000	—	$622,212	—	—	$12,200	$1,034,412
Senior Vice President & General Counsel	2022	$386,539	$50,000	$304,345	—	$600,000	$11,600	$1,352,484
	2021	$332,269	—	$231,974	—	$205,313	—	$769,556
Thomas J. Fenton	2023	$367,308	—	$622,212	—	—	$12,431	$1,001,950
Senior Vice President & Chief Credit Officer

(1)

Information is not included for fiscal year 2021 for Ms. Holt because she joined the Company during fiscal year 2022. Information is not included for Mr. Fenton for fiscal years 2021 and 2022 because he was not a named executive officer until fiscal year 2023.

(2)

Salary paid in fiscal year 2023 for Mr. Miller represents salary paid while employed as Executive Chairman from the beginning of the fiscal year until April 1, 2022 in addition to salary paid as Interim President and Chief Executive Officer from October 18, 2022 until January 31, 2023. Salary paid to Ms. Holt represents salary paid while employed as President and Chief Executive Officer form the beginning of the fiscal year until October 18, 2022. Salary paid to Mr. Fenton in fiscal year 2023 reflects an increase in base salary from $350,000 to $425,000 effective October 30, 2022.

Salary paid to Mr. Bchara in fiscal year 2022 reflects an increase in base salary from $475,000 to $550,000 effective August 8, 2021. Salary paid in fiscal year 2022 to Ms. Holt represents the pro-rata portion of her annual base salary ($1,000,000) paid during the fiscal year based on her commencement of employment on August 9, 2021. Salary paid to Mr. Prior in fiscal year 2022 reflects an increase in base salary from $365,000 to $400,000 effective June 13, 2021.

Salary paid in fiscal year 2021 reflects a temporary 12-week reduction in base salary of 25% for Mr. Miller and 20% for Messrs. Bchara, Lastinger and Prior due to COVID-19 as well as the following increases in base salary effective July 26, 2020: Mr. Bchara – base salary increased from $400,000 to $475,000, and Mr. Prior – base salary increased from $330,000 to $365,000.

(3)

Bonus amounts paid to the named executive officers upon the achievement of pre-established Company goals appear in the “Non-Equity Incentive Plan Compensation” column. For fiscal year 2022, represents a retention bonus awarded to Mr. Prior in February 2020 that was paid on February 15, 2021.

(4)

Represents aggregate grant date fair value of restricted stock units granted during the year in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation”, which may be greater or less than the value that the named executive officer realizes upon vesting of the awards. Information regarding the assumptions used in calculating the fair value under FASB ASC Topic 718 can be found in Notes 1 and 9 to the financial statements contained in the Company’s Annual Report on Form 10-K for fiscal year 2023.

For fiscal year 2023, represents the grant date fair value of the following RSUs and PSUs granted: Mr. Miller – 171,571 RSUs and 31,407 PSUs, Mr. Bchara – 38,725 RSUs and 14,657 PSUs, Ms. Holt – 62,815 RSUs and 62,814 PSUs, Mr. Lastinger – 36,631 RSUs and 12,563 PSUs, Mr. Prior – 31,397 RSUs and 7,328 PSUs and Mr. Fenton – 31,397 RSUs and 7,328 PSUs. The fiscal year 2023 annual equity awards are discussed in more detail under “Compensation Discussion and Analysis.”

For fiscal year 2022, represents the grant date fair value of the following RSUs and PSUs granted: Mr. Miller – 47,741 RSUs and 47,740 PSUs, Mr. Bchara – 15,118 RSUs and 15,118 PSUs, Ms. Holt – 200,650 RSUs and 115,688 PSU, Mr. Lastinger – 17,187 RSUs and 17,187 PSUs, and Mr. Prior – 8,713 RSUs and 8,713 PSUs. The fiscal year 2022 annual equity awards are discussed in more detail under “Compensation Discussion and Analysis.”

For fiscal year 2021, represents the grant date value of the following RSUs and PSUs granted: Mr. Miller – 78,452 RSUs and 78,452 PSUs, Mr. Bchara – 15,691 RSUs and 15,690 PSUs, Mr. Lastinger – 21,183 RSUs and 21,182 PSUs, and Mr. Prior – 12,945 RSUs and 12,945 PSUs. The fiscal year 2021 annual equity awards are discussed in more detail under “Compensation Discussion and Analysis.”

(5)

No annual cash incentive bonuses were paid for fiscal year 2023 as discussed in “Compensation Discussion and Analysis.” For fiscal year 2022, represents amounts paid under the annual cash incentive plan for achievement of pre-established adjusted EBITDA and same store sales increase targets.

For fiscal year 2021, represents annual cash incentive plan payments made to the named executive officers due to the achievement of preestablished strategic goals and specific financial performance objectives during the COVID-19 pandemic.

(6)	All Other Compensation for fiscal year 2023 consists of the following:

Name	401(k) Match	Car Allowance	Vacation Payout	Severance	Director Fees	Total
Norman L. Miller	$16,877	$9,646	$353,846	—	$67,500	$447,869
George L. Bchara	$13,892	—	—	—	—	$13,892
Chandra R. Holt	$9,123	$8,862	$99,875	$261,538	—	$379,398
Rodney D. Lastinger	$13,031	—	—	—	—	$13,031
Mark L. Prior	$12,200	—	—	—	—	$12,200
Thomas J. Fenton	$12,431					$12,431

For Mr. Miller, Vacation Payout represents payment for unused, accrued vacation time at the time of his transition to a non-employee director effective August 10, 2022. The amount detailed above as Director Fees represents the amount Mr. Miller received as prorated fees for serving as a non-employee director on our Board from August 10, 2022 until October 18, 2022.

For Ms. Holt, Vacation Payout represents payments for unused, accrued vacation and sick time in connection with her resignation on October 18, 2022. Severance represents salary continuation payments provided to Ms. Holt for the period from October 19, 2022 through the end of the fiscal year.

Grants of Plan-Based Awards

Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)						Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Type	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)	All Other Stock Awards; Number of Shares of Stock or Stock Units (#)(3)	All Other Option Awards; Number of Securities Under-Lying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Norman L. Miller	Annual Cash Incentive	N/A	390,411	780,822	1,561,644	—	—	—	—	—	—	—
	Time Based RSUs	2/1/2022	—	—	—	—	—	—	31,408	—	—	$770,124
	Time Based RSUs	8/10/2022	—	—	—	—	—	—	10,292	—	—	$114,138
	Time Based RSUs	10/18/2022	—	—	—	—	—	—	129,871	—	—	$897,409
	Performance Based RSUs	2/1/2022	—	—	—	15,704	31,407	62,814	—	—	—	$987,750
George L. Bchara	Annual Cash Incentive	N/A	$275,000	$550,000	$1,100,000	—	—	—	—	—	—	—
	Time Based RSUs	2/1/2022	—	—	—	—	—	—	14,657	—	—	$359,390
	Time Based RSUs	11/17/2022	—	—	—	—	—	—	24,068	—	—	$212,039
	Performance Based RSUs	2/1/2022	—	—	—	7,329	14,657	29,314	—	—	—	$460,963
Chandra R. Holt	Annual Cash Incentive	N/A	534,247	$1,068,493	2,136,986	—	—	—	—	—	—	—
	Time Based RSUs	2/1/2022	—	—	—	—	—	—	62,815	—	—	$1,540,224
	Performance Based RSUs	2/1/2022	—	—	—	31,407	62,814	125,628	—	—	—	$1,975,500
Rodney D. Lastinger	Annual Cash Incentive	N/A	$270,000	$540,000	$1,080,000	—	—	—	—	—	—	—
	Time Based RSUs	2/1/2022	—	—	—	—	—	—	12,563	—	—	$308,045
	Time Based RSUs	11/17/2022	—	—	—	—	—	—	24,068	—	—	$212,039
	Performance Based RSUs	2/1/2022	—	—	—	6,282	12,563	25,126	—	—	—	$395,106
Mark L. Prior	Annual Cash Incentive	N/A	$150,000	$300,000	$600,000	—	—	—	—	—	—	—
	Time Based RSUs	2/1/2022	—	—	—	—	—	—	7,329	—	—	$179,707
	Time Based RSUs	11/17/2022	—	—	—	—	—	—	24,068	—	—	$212,039
	Performance Based RSUs	2/1/2022	—	—	—	3,664	7,328	14,656	—	—	—	$230,466
Thomas J. Fenton	Annual Cash Incentive	N/A	$159,375	$318,750	$637,500	—	—	—	—	—	—	—
	Time Based RSUs	2/1/2022	—	—	—	—	—	—	7,329	—	—	$179,707
	Time Based RSUs	11/17/2022	—	—	—	—	—	—	24,068	—	—	$212,039
	Performance Based RSUs	2/1/2022	—	—	—	3,664	7,328	14,656	—	—	—	$230,466

(1)

Represents fiscal year 2023 award opportunities under the Company’s annual cash incentive plan. Mr. Miller’s award opportunity was prorated for fiscal year 2023 based on the date he transitioned to a non-employee director (August 10, 2022). Ms. Holt’s award opportunity was prorated for fiscal year 2023 based on her October 18, 2022 resignation date. No annual cash incentive awards were paid to the named executive officers for fiscal year 2023 performance.

(2)

Represents the threshold (50% of target), target and maximum (200% of target) number of PSUs granted that may vest, if at all, at the end of the three-year period following the date of grant based on the attainment of specific stock price targets at the end of the three-year vesting period. The performance targets for the fiscal year 2023 PSU awards are discussed in more detail under “Compensation Discussion and Analysis”.

(3)

Represents RSUs granted in fiscal year 2023. The fiscal year 2023 RSUs granted on February 1, 2022 to all named executive officers vest ratably over the 3-year period beginning on the first anniversary of the grant date. The RSUs granted to Mr. Miller on August 10, 2022 and October 18, 2022 vest on the first anniversary of the grant date. The RSUs granted to Messrs. Bchara, Lastinger, Prior and Fenton on November 17, 2022 vest ratably over the two-year period beginning on the first anniversary of the grant date.

(4)

The amounts in the “Grant Date Fair Value of Stock and Option Awards” column were determined in accordance with FASB ASC Topic 718, which may be greater or less than the value than the respective named executive officer realizes upon the vesting of the time-based RSUs and/or PSUs. Information regarding the assumptions used in calculating the fair value under FASB ASC Topic 718 can be found in Notes 1 and 9 to the financial statements contained in the Company’s Annual Report on Form 10-K for fiscal year 2023.

Outstanding Equity Awards at Fiscal Year End 2023

			Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options—Exercisable (#)	Number of Securities Underlying Unexercised Options – Unexercisable (#)	Equity Incentive Plan Awards : Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)		Equity Incentive Plan Awards : Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards or Unearned Shares Units or Other Rights That Have Not Vested ($) (1)
Norman L. Miller	1/2/2017	33,333			$12.65	1/2/2027
	1/2/2017	33,333			$18.98	1/2/2027
	1/2/2017	33,334			$25.30	1/2/2027
	3/28/2018	500,000			$32.35	3/28/2028
	2/6/2020						26,151	$246,081	(2)	78,452	$738,233	(3)
	2/1/2021						31,827	$299,492	(4)	47,740	$449,233	(5)
	2/1/2022						31,408	$295,549	(6)	31,407	$295,540	(7)
	8/10/2022						10,292	$96,848	(8)
	10/18/2022						129,871	$1,222,086	(9)
George L. Bchara	2/6/2020						5,230	$49,214	(2)	15,690	$147,643	(3)
	2/1/2021						10,078	$94,834	(4)	15,118	$142,260	(5)
	2/1/2022						14,657	$137,922	(6)	14,657	$137,922	(7)
	11/17/2022						24,068	$226,480	(10)
Chandra R. Holt	8/9/2021						113,282	$1,065,984	(11)	84,962	$799,492	(12)
	8/9/2021						20,484	$192,754	(4)	30,726	$289,132	(5)
	2/1/2022						41,877	$394,063	(10)
Rodney D. Lastinger	6/3/2019						7,641	$71,902	(13)
	2/6/2020						7,061	$66,444	(2)	21,182	$199,323	(3)
	2/1/2021						11,458	$107,820	(4)	17,187	$161,730	(5)
	2/1/2022						12,563	$118,218	(6)	12,563	$118,218	(7)
	11/17/2022						24,068	$226,480	(10)
Mark L. Prior	2/6/2020						4,315	$40,604	(2)	12,945	$121,812	(3)
	2/1/2021						5,808	$54,653	(4)	8,713	$81,989	(5)
	2/1/2022						7,329	$68,966	(6)	7,328	$68,956	(7)
	11/17/2022						24,068	$226,480	(10)
Thomas J. Fenton	7/6/2020						2,409	$22,669	(14)
	2/1/2021						2,631	$24,758	(4)	3,947	$37,141	(5)
	2/1/2022						7,329	$68,966	(6)	7,328	$68,956	(7)
	11/17/2022						24,068	$226,480	(10)

(1)	Values of awards that are unvested or not earned at the end of fiscal year 2023 are based on our closing stock price on January 31, 2023 of $9.41.
(2)	RSUs vested on February 6, 2023.
(3)

Represents target number and the value of PSUs that will vest, if at all, following the end of fiscal year 2023 (January 31, 2023). Vesting is contingent upon achievement of specific stock price targets at the end of the three-year vesting period. PSUs may vest at up to 150% of target. Stock price targets were not achieved, and all outstanding PSUs were forfeited.

(4)	Fifty percent of RSUs vested on February 1, 2023 and the remaining 50% vest on February 1, 2024.
(5)

Represents target number and the value of PSUs that will vest, if at all, following the end of fiscal year 2024 (January 31, 2024). Vesting is contingent upon achievement of specific stock price targets at the end of the three-year vesting period. PSUs may vest at up to 200% of target.

(6)	One-third of RSUs vested on February 1, 2023, one-third vest on February 1, 2024 and one-third vest on February 1, 2025.

(7)

Represents target number and the value of PSUs that will vest, if at all, following the end of fiscal year 2025 (January 31, 2025). Vesting is contingent upon achievement of specific stock price targets at the end of the three-year vesting period. PSUs may vest at up to 200% of target.

(8)	RSUs vest on August 10, 2023.
(9)	RSUs vest on October 18, 2023.
(10)	Fifty percent of RSUs vest on November 17, 2023 and the remaining 50% vest on November 17, 2024.
(11)	Fifty percent of RSUs vest on August 9, 2023 and the remaining 50% vest on August 9, 2024.
(12)

Represents target number and the value of PSUs that will vest, if at all, on August 9, 2024. Vesting is contingent upon achievement of specific stock price targets at the end of the three-year vesting period. PSUs may vest at up to 200% of target.

(13)	RSUs vest on June 3, 2023.
(14)	RSUs vest on July 6, 2023.

	Option Exercises and Stock Vested in Fiscal Year 2023
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Exercise (#)	Value Realized on Vesting ($)
Norman L. Miller	—	—	42,064	$981,201
George L. Bchara	—	—	12,568	$272,871
Chandra R. Holt	—	—	66,884	$856,637
Rodney D. Lastinger	—	—	20,431	$385,404
Mark L. Prior	—	—	7,220	$168,750
Thomas J. Fenton	—	—	2,520	$42,105

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

On September 2, 2020, the Board of Directors, upon the recommendation of the Compensation Committee, adopted the Amended and Restated Executive Severance Plan (the “Severance Plan”). Participation in the Severance Plan is limited to officers of the Company with a title of Vice President or more senior, and other employees who are designated by the Committee, provided that no person or officer who is otherwise party to an individual agreement with the Company providing for severance benefits may participate in the Severance Plan. The Severance Plan provides that any employee who has entered into an individual agreement with the Company prior to the adoption of the Severance Plan may make an election within 30 days of the effective date of the Severance Plan, to rescind and terminate their individual agreement and elect to participate in the Severance Plan. Messrs. Bchara, Lastinger and Prior are participants in the Severance Plan.

The Company entered into agreements with Ms. Holt and Mr. Miller at the time of commencement of employment that were designed to (i) provide a level of transition assistance in the event of certain terminations of employment with the goal of keeping the subject named executive officers focused on our business rather than their personal circumstances, and (ii) encourage the subject named executive officers to continue to devote their full attention to the business of the Company in the event of a potential change in control to allow for a smooth transition. The Compensation Committee believes the Agreements promote the objectives of the Company and align with the interests of our stockholders by encouraging continuity of leadership in termination or change in control situations.

Executive Severance Agreement for Ms. Holt – Former Chief Executive Officer

The Company entered into an Executive Severance Agreement on August 9, 2021, with Ms. Holt in connection with her commencement of employment. Ms. Holt’s resignation on October 18, 2022 was treated as a termination without cause for purposes of her Executive Severance Agreement. As a result, Ms. Holt is entitled to and is currently receiving the following payments and benefits: (i) salary continuation payments until

October 18, 2024; and (ii) all unvested equity awards held by Ms. Holt at the time of her termination will continue to vest until October 18, 2024. Ms. Holt is subject to and bound by the non-compete and non-solicitation provisions in the Executive Severance Agreement until April 24, 2024.

Executive Severance Agreement for Mr. Miller – Interim President & Chief Executive Officer

The Company entered into an Executive Severance Agreement with Mr. Miller on September 7, 2015. In connection with Mr. Miller’s transition from Chief Executive Officer and President to Executive Chairman, the Company and Mr. Miller further entered into a Letter Agreement (the “Letter Agreement”), effective August 9, 2021, which modifies certain provisions of the original Executive Severance Agreement.

Pursuant to the Letter Agreement, Mr. Miller continued to receive his base salary through August 9, 2022. In addition, the Letter Agreement provides that Mr. Miller was eligible for a prorated annual cash bonus for fiscal year 2023 for the portion of the fiscal year prior to his transition to a non-employee Director on August 10, 2022, if Company performance goals were achieved. The Company did not achieve the performance goals under the annual cash incentive bonus plan and therefore no payment was made to Mr. Miller for fiscal year 2023.

The Letter Agreement also provides that all outstanding and unvested equity awards granted to Mr. Miller prior to October 18, 2022 will continue to vest and be exercisable for 24-months after termination of all services to the Company and the Board. The Interim CEO Offer provides that vesting of all outstanding and unvested equity awards granted to Mr. Miller on or after October 18, 2022 will accelerate upon the termination of all services to the Company and the Board.

Mr. Miller waived all rights to severance benefits under his original Executive Severance Agreement, except for the continued vesting and exercisability of his outstanding equity awards described above. Mr. Miller will be subject to and bound by the non-compete and non-solicitation provisions in his original Executive Severance Agreement for a period of 18-months following termination of all services to the Company and/or Board.

Mr. Miller returned to full time employment status as Interim President and Chief Executive Officer on October 18, 2022.

Severance for the Other Named Executive Officers

Messrs. Bchara, Lastinger, Prior and Fenton are participants in the Severance Plan. Messrs. Bchara, Lastinger, Prior and Fenton are eligible to receive salary continuation payments for a specified number of months (the “Severance Period”), if the participant is terminated for any reason other than (i) resignation from employment, other than for good reason, (ii) cause (as defined in the Severance Plan), (iii) death or (iv) disability (as defined in the Severance Plan). The Severance Period for Messrs. Bchara and Lastinger is 18-months, and the Severance Period for Messrs. Prior and Fenton is 12-months. In addition to the continued salary payments, Messrs. Bchara, Lastinger, Prior and Fenton (and their eligible dependents) will also be entitled to receive continued coverage under the Company’s group health plan during the Severance Period at the same cost paid by active employees.

In the event the termination of employment described above is in connection with a change in control (as defined in the Severance Plan), the Severance Period will increase to 24-months for Messrs. Bchara and Lastinger and to 18-months for Mr. Prior. Mr. Fenton’s Severance Period in connection with a change in control remains at 12-months. Additionally, the cash severance will be paid in the form of a lump sum rather than as salary continuation payments and will be calculated based on the terminated participant’s annual cash compensation (sum of base salary and target bonus) in effect at the time of termination. The terminated participant will also be entitled to a pro rata annual cash incentive bonus, calculated at target, if employment is terminated in connection with a change in control. The Severance Plan also provides for the accelerated vesting of all equity awards in connection with a change in control.

The Severance Plan may be amended or terminated by the Compensation Committee at any time; provided, however, that (i) no amendment materially adverse to any Severance Plan participant will be effective without such participant’s written consent until one year after its adoption, and (ii) termination of the Severance Plan will not be effective until one year following Compensation Committee or other corporate action authorizing termination of the Severance Plan.

The following table provides the quantitative disclosure of the severance and change of control payments that would be made to our named executive officers assuming the applicable payment event occurred on January 31, 2023:

Fiscal Year 2023 Potential Payments Upon Termination or Change in Control

Named Executive Officer	Benefit	Voluntary Resignation or Retirement ($)	Voluntary Termination for Good Reason ($)	Involuntary Termination without Cause ($)	Voluntary Termination for Good Reason in Connection with a Change in Control ($)(7)	Involuntary Termination in Connection with a Change in Control ($)(7)	Termination as a Result of Death($)
Norman L. Miller	Stock Options (1)	$0	$0	$0	$0	$0	$0
	Restricted Stock Units (2)	1,222,086	2,061,543	2,061,543	2,160,056	2,160,056	—
	Performance-Based RSUs (3)	—	1,187,467	1,187,467	1,483,007	1,483,007	—
	Cash Severance (4)	—	—	—	—	—	—
	Pro rata Bonus (5)	—	—	—	—	—	—
	Welfare Benefits (6)	—	—	—	—	—	260,000
	Totals	$1,222,086	$3,249,010	$3,249,010	$3,643,063	$3,643,063	$260,000

George L. Bchara	Restricted Stock Units (2)	—	—	—	$508,451	$508,451	—
	Performance-Based RSUs (3)	—	—	—	427,826	427,826	—
	Cash Severance (4)	—	825,000	825,000	2,200,000	2,200,000	—
	Pro rata Bonus (5)	—	—	—	550,000	550,000	—
	Welfare Benefits (6)	—	6,623	6,623	8,830	8,830	10,000
	Totals	$0	$831,623	$831,623	$3,695,106	$3,695,106	$10,000

Chandra R. Holt	Restricted Stock Units	—	—	—	—	—	—
	Performance-Based RSUs	—	—	—	—	—	—
	Cash Severance	—	—	—	—	—	—
	Pro rata Bonus	—	—	—	—	—
	Welfare Benefits	—	—	—	—	—	10,000
	Totals	$0	$0	$0	$0	$0	$10,000

Rodney D. Lastinger	Restricted Stock Units (2)	—	—	—	$590,863	$590,863	—
	Performance-Based RSUs (3)	—	—	—	479,270	479,270	—
	Cash Severance (4)	—	810,000	810,000	2,160,000	2,160,000	—
	Pro rata Bonus (5)	—	—	—	540,000	540,000	—
	Welfare Benefits (6)	—	25,307	25,307	33,743	33,743	260,000
	Totals	$0	$835,307	$835,307	$3,803,876	$3,803,876	$260,000

Mark L. Prior	Restricted Stock Units (2)	—	—	—	$390,703	$390,703	—
	Performance-Based RSUs (3)	—	—	—	272,758	272,758	—
	Cash Severance (4)	—	400,000	400,000	1,050,000	1,050,000	—
	Pro rata Bonus (5)	—	—	—	300,000	300,000	—
	Welfare Benefits (6)	—	15,805	15,805	23,707	23,707	10,000
	Totals	$0	$415,805	$415,805	$2,037,169	$2,037,169	$10,000

Thomas J. Fenton	Restricted Stock Units (2)	—	—	—	$342,872	$342,872	—
	Performance-Based RSUs (3)	—	—	—	106,098	106,098	—
	Cash Severance (4)	—	425,000	425,000	743,750	743,750	—
	Pro rata Bonus (5)	—	—	—	318,750	318,750	—
	Welfare Benefits (6)	—	15,805	15,805	15,805	15,805	510,000
	Totals	$0	$440,805	$440,805	$1,527,275	$1,527,275	$510,000

(1)	Represents the value (spread) of stock options based on the Company’s closing stock price at the end of fiscal year 2023 of $9.41.
(2)

For voluntary resignation for Mr. Miller, represents the value of RSUs granted while serving as Interim President and Chief Executive Officer that will accelerate in vesting when he no longer provides services to the Company or the Board. For voluntary terminations for good reason or involuntary terminations without cause for Mr. Miller, represents the value of RSUs that will continue to vest during the 24-month period following termination based on the Company’s closing stock price at the end of fiscal year 2023 of $9.41. For change in control related terminations, includes the value of all RSUs based on the Company’s closing stock price at the end of fiscal year 2023 as vesting of RSUs will accelerate in connection with a change in control related termination of employment either in accordance with Mr. Miller’s Letter Agreement and Interim CEO Offer and the Severance Plan.
(3)

For voluntary terminations for good reason or involuntary termination without cause for Mr. Miller, represents the value of PSUs that will continue to vest during the 24-month period following termination based on the Company’s closing stock price at the end of fiscal year 2023 of $9.41. For change in control related terminations, includes the value of all PSUs at target level, based on the Company’s closing stock price at the end of the fiscal year 2023 of $9.41 as vesting of PSUs will accelerate in connection with a change in control related termination of employment either in accordance with Mr. Miller’s Letter Agreement and Interim CEO Offer and the Severance Plan as described above.

(4)

For voluntary terminations for good reason and involuntary terminations without cause, represents the salary continuation payable to Messrs. Bchara and Lastinger (18-months’ salary) and Messrs. Prior and Fenton (12-months’ salary). For change in control related terminations, represents the cash lump sum severance payable to Messrs. Bchara and Lastinger (24-months’ base salary plus target bonus), Mr. Prior (18-months’ base salary plus target bonus) and Mr. Fenton (12-months’ base salary plus target bonus).

(5)	Represents the pro rata bonus amounts payable at target level to Messrs. Bchara, Lastinger, Prior and Fenton under the Severance Plan.
(6)

For voluntary terminations for good reason, and involuntary terminations without cause, represents the cost to continue Company paid welfare benefits for Messrs. Bchara and Lastinger for a period of 18-months and for Messrs. Prior and Fenton for a period of 12-months. For change in control related terminations, represents the cost to continue Company paid welfare benefits for Messrs. Lastinger and Bchara for a period of 24-months, for Mr. Prior for a period of 18-months and for Mr. Fenton for a period of 12 months.

For terminations as a result of death, represents the value of group term life insurance currently in place for the named executive officers. An additional payment of $510,000 is payable to Messrs. Miller and Lastinger’s named beneficiaries and a payment of $260,000 to Mr. Fenton’s named beneficiaries in connection with termination of employment as a result of accidental death.

(7)

The amounts reported are the maximum amounts and do not reflect any potential cutbacks triggered by application of Section 280G of the Internal Revenue Code under the terms of the Agreement described above.

Indemnification Arrangements

As permitted by the Delaware General Corporation Law, we have adopted provisions in our Certificate of Incorporation and Bylaws that provide for the indemnification of our directors and certain executive officers, to the fullest extent permitted by applicable law. These provisions, among other things, provide for the indemnification of each of our directors and certain officers for certain expenses, including judgments, fines and amounts paid in settling or otherwise disposing of actions or threatened actions, incurred by reason of the fact that such person was a director or officer of the Company or of any other corporation which such person served in any capacity at the request of the Company.

In addition, we have entered into indemnification agreements with each of our directors pursuant to which we will indemnify them against judgments, claims, damages, losses and expenses incurred as a result of the fact that any director, in their capacity as a director, is made or threatened to be made a party to any suit or proceeding. The indemnification agreements also provide for the advancement of certain expenses (such as attorney’s fees, witness fees, damages, judgments, fines and settlement costs) to our directors in connection with any such suit or proceeding.

We maintain a directors’ and officers’ liability insurance policy to insure our directors and officers against certain losses resulting from acts committed by them in their capacities as our directors and officers, including liabilities arising under the Securities Act of 1933, as amended.

CEO Pay Ratio Disclosure

We are providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Norman L Miller, our Interim President and CEO, for fiscal year 2023.

Our CEO to median employee pay ratio was calculated in accordance with Item 402(u) of Regulation S-K. We identified the median employee by examining 2022 W-2 earnings for all individuals, excluding our CEO, who were employed by us on December 31, 2022, the last day of our payroll year. We had approximately 3,660 employees on that date. We included all employees in the foregoing count, whether employed on a full-time or part-time basis. For those full and part-time associates with less than one year of service and not in temporary or seasonal roles, we annualized W-2 earnings for comparison purposes.

After identifying the median employee based on W-2 earnings, we calculated annual total compensation of the median employee, in accordance with Item 402I(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules.

The pay ratio is 130:1 for fiscal year 2023. The calculation is based on median annual total compensation of all employees, other than our CEO, of $35,292 and our current CEO’s annualized total compensation of $4,602,425.

Pay Vs. Performance
The following table shows the total compensation for our NEOs for the past three fiscal years as set forth in the Summary Compensation Table, the “compensation actually paid” to our CEO and, on an average basis, our other NEOs (in each case, as determined under SEC rules), our TSR, the TSR of our peer group over the same period, our net income, and our financial performance measure for compensatory purposes, EBITDA.

							Value of Initial Fixed $100
					Average		Investment Based on:
	Summary		Summary		Summary	Average		Peer Group
	Compensation	Compensation	Compensation	Compensation	Compensation	Compensation	Total	Total
	Table Total for	Actually Paid	Table Total for	Actually Paid	Table Total for	Actually Paid to	Shareholder	Shareholder	Net
Year	the First PEO 1 2	to First PEO 3	the Second PEO 1 2	to Second PEO 3	Non-PEO NEOs 2	Non-PEO NEOs 3	Return 4	Return 5	Income 6	EBITDA 7
2023	$4,432,214	($2,205,855)	$4,633,584	($5,220,306)	$1,275,217	($168,813)	$107	$212	$52,708	$42,134
2022	$5,691,174	$9,786,549	$11,541,819	$12,049,440	$1,908,536	$2,719,849	$277	$223	$108,205	$225,734
2021	$3,485,168	$7,369,767	$0	$0	$1,163,411	$1,854,212	$180	$226	($3,137)	$87,338

1.
For 2021, Norman Miller (first PEO) served as the sole principal executive officer (“PEO”) of the Company. For 2022, Mr. Miller and Chandra Holt (second PEO) each served as PEOs for a portion of the year, Mr. Miller from February 1, 2021 to August 8, 2021, and Ms. Holt from August 8, 2021, to January 31, 2022. For 2023, Ms. Holt and Mr. Miller each served as PEOs for a portion of the year, Ms. Holt from February 1, 2022 to October 17, 2022, and Mr. Miller from October 17, 2022 to January 31, 2023.

2.
The dollar amounts reported as total compensation for the Company’s PEOs and the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding persons serving as PEOs) for each corresponding year are the amounts reported in the “Total” column of the Summary Compensation Table. Refer to “Summary Compensation Table” of this Proxy Statement and the Company’s proxy statements for 2022 and 2021. The names of each of the NEOs (excluding such PEOs) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, George Bchara, Rodney Lastinger, Mark Prior, and Thomas Fenton; (ii) for 2022, George Bchara, Rodney Lastinger, and Mark Prior; and (iii) for 2021, George Bchara, Lee Wright, Rodney Lastinger, and Mark Prior.

3.
The dollar amounts reported as “compensation actually paid” to the Company’s PEOs and the average amount reported as “compensation actually paid” to the NEOs as a group (excluding the PEOs), are computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to such PEOs and NEOs during the applicable year. The valuation methodologies and assumptions used when calculating the equity values included in CAP are not materially different than those used when calculating the amounts included in the Summary Compensation Table. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to the PEOs’ total reported compensation for each year to determine the compensation actually paid:

							[Plus]	[Less]
							Change in Fair Value	Fair Value as of Prior
							as of Vesting Date of	Fiscal Year-End of
					[Plus]		Option Awards and	Option Awards and
				[Plus]	Change in Fair Value	[Plus]	Stock Awards Granted	Stock Awards Granted
				Fair Value at Fiscal Year-	of Outstanding and	Fair Value at Vesting of	in Prior Fiscal Years	in Prior Fiscal Years
				End of Outstanding and	Unvested Option	Option Awards and Stock	for Which Applicable	that Failed to Meet	[Equals]
		Reported Summary	[Less]	Unvested Option Awards	Awards and Stock	Awards Granted in Fiscal	Vesting Conditions	Applicable Vesting	Compensation
		Compensation Table	Reported Value of	and Stock Awards	Awards Granted in	Year that Vested	Were Satisfied	Conditions During	Actually
Year	Name of PEO	Total for PEO	Equity Awards (a)	Granted in Fiscal Year	Prior Fiscal Years	During Fiscal Year	During Fiscal Year	Fiscal Year	Paid
2023	First PEO	$4,432,214	$2,769,421	$1,785,023	($4,965,572)	$0	($688,099)	$0	($2,205,855)
2023	Second PEO	$4,633,584	$3,515,724	$0	$0	$339,622	($6,677,789)	$0	($5,220,306)
2023	Non-PEO NEOs	$1,275,217	$798,001	$381,845	($985,837)	$0	($42,037)	$0	($168,813)

2022	First PEO	$5,691,174	$1,667,574	$3,006,212	$2,876,597	$0	($119,861)	$0	$9,786,549
2022	Second PEO	$11,541,819	$8,508,778	$9,016,399	$0	$0	$0	$0	$12,049,440
2022	Non-PEO NEOs	$1,908,536	$477,472	$860,968	$372,916	$0	$54,901	$0	$2,719,849

2021	First PEO	$3,485,168	$1,405,860	$2,643,832	$2,031,707	$0	$614,919	$0	$7,369,767
2021	Non-PEO NEOs	$1,163,411	$375,487	$706,132	$286,402	$0	$73,753	$0	$1,854,212

4.
Cumulative TSR is calculated by dividing (a) the sum of (i) the cumulative amount of dividends on our common stock for the measurement period (if any), assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period.

5.
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the S&P 600 Retailing (Industry Group) Index.

6.	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year (in thousands).
7.
The dollar amounts reported represent the amount of EBITDA reflected in the Company’s audited financial statements for the applicable year (in thousands). Given the importance of EBITDA, as discussed further above, the Company has determined, in the Company’s assessment, that EBITDA represents the most important financial performance measure (that is not otherwise required to be disclosed in the above table) used by the Company to link Compensation Actually Paid to the NEOs for 2023. EBITDA may not have been the most important financial performance measure for year 2022 or 2021, and the Company may determine a different financial performance measure to be the most important financial performance measure in future years.

Relationship between “Compensation Actually Paid” and Performance Measures
We believe the table above shows the alignment between compensation actually paid to the NEOs and the Company’s performance, consistent with our compensation philosophy as described in our CD&A on pages 23 - 25. The charts below show, for the past three years, the relationship of the Company’s TSR relative to its peers as well as the relationship between the PEO and non-PEO
“compensation actually paid” and (i) the Company’s TSR; (ii) the Company’s net income; and (iii) the Company’s EBITDA.

Financial Performance Measures
The following identifies the three most important financial measures used by our Compensation Committee to link the “compensation actually paid” to our CEO and NEOs in fiscal year 2023, calculated in accordance with SEC regulations, to company performance. The role of each of these performance measures on our CEO and NEO compensation is discussed in the CD&A on pages 23 - 25.
Financial Performance Measures
EBITDA

Same Store Sales

Total Shareholder Return

CORPORATE GOVERNANCE

Corporate Governance Policies and Procedures

The Company believes that sound corporate governance practices are essential to maintain the trust of our stockholders, customers, employees and other stakeholders. We believe we operate under governance practices that are transparent, up-to-date and appropriate for our industry. The following materials are related to our corporate governance and related matters:

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating and Corporate Governance Committee Charter

•	Credit Risk Committee Charter

•	Compliance Committee Charter

•	Code of Business Conduct and Ethics for Employees

•	Code of Ethics for the Chief Executive Officer, President and Senior Financial Professionals

•	Code of Business Conduct and Ethics for Members of the Board of Directors

•	Whistle Blower Policy

•	Corporate Governance Guidelines

•	Amended and Restated Insider Trading Policy

Each of the aforementioned is available on the Company’s website www.conns.com under “Investor Relations – Corporate Governance.” There were no amendments to, or waivers from, any of our Codes of Business Conduct for any of our named executive officers during fiscal 2023.

Lead Independent Director

Our Board of Directors determined at its meeting held in August 2012 that our interests would be better served by the designation and appointment of a lead independent director, and appointed Mr. Bob Martin to serve in that capacity until his successor is appointed. The lead independent director is responsible for coordinating the activities of the independent directors of the Board of Directors and shall perform such other duties and assume such other responsibilities as the Board may determine. Certain of the specific responsibilities of the lead independent director are to:

•	Act as the principal liaison between the independent directors and the rest of the Board;

•	Develop the agenda for and preside at executive sessions of the independent directors;

•	Approve with the CEO the agenda for Board and committee meetings and the need for special meetings of the Board;

•

Advise as to the quality, quantity and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;

•	Recommend to the Board the retention of advisors and consultants who report directly to the Board;

•	Interview, along with the chair of the Nominating and Corporate Governance Committee, all Board candidates and make recommendations to the Nominating and Corporate Governance Committee;

•	Assist the Board and Company officers in better ensuring compliance with and implementation of the Corporate Governance Guidelines; and

•	Serve as a liaison for consultation and communication with stockholders.

In March 2023, the independent members of the Board re-appointed Mr. Bob Martin as the Lead Independent Director. Mr. Bob Martin has significant Board experience and has served on the Company’s Board since 2003 and on other public company boards, as well as serving as the chair of the Nominating and Corporate Governance Committee and as chair of the Compensation Committee through March 21, 2022. Mr. Bob Martin serves as a liaison between the non-independent and independent directors, and his longevity on the Board enhances this leadership role and provides for continuity among the non-employee directors.

Role/Separation of Chairman of the Board, if any, and Chief Executive Officer

The Board has determined that the most appropriate form of leadership for the Board of Directors currently is for the CEO, who is responsible for the day-to-day operations of the Company, to serve with strong and independent oversight by the Lead Independent Director and the other non-management directors. While the Board of Directors appointed Mr. Miller as Chairman of the Board in May 2016 and Executive Chairman on August 9, 2021, and while he continues to serve on our Board of Directors, the Board does not currently have a Chairman. As discussed above under the section “Corporate Governance - Lead Independent Director,” the independent directors have re-appointed Mr. Bob Martin as the Lead Independent Director.

The Board believes that the current roles promote collaborative direction and leadership for the Board and gives multiple points of view for our organization, strategy and business plans. The Board does not have a fixed policy regarding the existence of the role of Chairman of the Board or separation of the offices of Chairman of the Board and the Chief Executive Officer and believes that it should maintain the flexibility to select a Chairman of the Board, if any, and its Board leadership structure, from time to time, based on the criteria that it deems to be in the best interests of the Company and its stockholders.

Risk Oversight

The Board is actively involved in oversight of risks that could affect the Company. Management is responsible for the day-to-day management of risks we face, while the Board, as a whole and through its committees, including its Audit Committee, its Credit Risk Committee and its Compliance Committee, has the responsibility for oversight of risk management. The Audit Committee is charged by its charter with the responsibility to review and discuss the Company’s policies and practices with respect to risk assessment and risk management at each of its regularly scheduled meetings, and to report to the Board of Directors various areas of risk, including technology, regulatory, liquidity and operational, that should receive further attention and discussions among the Board of Directors and Company management. The Audit Committee also monitors the effectiveness of the Company’s internal control over financial reporting and legal and regulatory compliance and confers with our independent registered public accounting firm the results of its processes to assess risk in the context of its audit engagement. The Credit Risk Committee provides oversight of the Company’s credit risk and underwriting policies and practices. The Compliance Committee oversees the implementation of its compliance management system and other policies and procedures related to state and federal consumer finance laws governing the Company’s business. Our management presents specifically to the Audit Committee, the Credit Risk Committee and Compliance Committee, and the Board of Directors, as requested, with respect to various areas of risk concerns and management practices relative thereto, including enterprise risk management, which is the subject of oversight by the Audit Committee. Additionally, at various regularly scheduled Audit Committee meetings, our management presents on and discusses a particular area of risk, either independently as a result of its assessment of materiality or at the request of the Audit Committee, in addition to its standard general discussion of enterprise risk management. The Audit Committee works regularly with management in assessing and addressing Company policies’ strengths and weaknesses. The full Board of Directors receives at each regularly scheduled meeting, and more often as necessary, a presentation from management on our operations, including presentations regarding liquidity and credit reports and risks. Upon request by the Board of Directors, representatives of management commit to and do subsequently or simultaneously provide to the Board of Directors additional information, revisions and explanations pertaining to their respective areas of management.

Stockholder Communications with the Board

The Company’s Board of Directors has a process for stockholders and other interested parties to send communications to the Board. Communications should be addressed to the intended recipient or recipients and sent by mail to:

Lead Independent Director

c/o Corporate Secretary

Conn’s, Inc.

2445 Technology Forest Blvd., Building 4, Suite 800, The Woodlands, Texas 77381

generalcounsel@conns.com

Our General Counsel reviews all communications directed to the Audit Committee and the Chairman of the Audit Committee is promptly notified of any significant communications relating to accounting, internal accounting controls, auditing matters or other significant communication. Communications addressed to a named director are promptly sent to the director. Communications directed to the non-management directors are promptly sent to the Lead Independent Director. All communications submitted to the Board or any committee of the Board will be compiled by the Secretary and submitted to the Lead Independent Director on a periodic basis.

All communications received as described above and intended for the Board of Directors, a committee of the Board of Directors, an individual director, or the non-management directors as a group will be relayed to the appropriate directors.

EXECUTIVE OFFICERS

Biographical Information

The Board appoints our executive officers at its meeting immediately following our annual meeting of stockholders. Our executive officers serve at the discretion of the Board and until their successors are elected and qualified or until the earlier of their death, resignation or removal.

The following sets forth certain biographical information regarding our executive officers, as of the record date. Biographical information for Norman L. Miller is included above under the caption “Board of Directors - Board of Director Nominees for 2023 – 2024.”

Name	Age	Position	Length of Service
Norman L. Miller	62	Interim President and Chief Executive Officer	5 months
George L. Bchara	39	Executive Vice President and Chief Financial Officer	6 years 6 months
Rodney D. Lastinger	43	President – Retail	3 year 10 months
Thomas J. Fenton	51	Senior Vice President and Chief Credit Officer	2 year 8 months
Brian A. Daly	52	Senior Vice President and Chief Human Resources Officer	7 years 5 months
Mark L. Prior	55	Senior Vice President, General Counsel and Secretary	6 years 10 months

George L. Bchara joined the Company as Vice President and Chief Accounting Officer in December 2016. In June 2019, he was promoted to Executive Vice President and Chief Financial Officer. Prior to joining the Company, he served as Senior Vice President and Chief Accounting Officer of BankUnited, based in Miami Lakes, Florida, from March 2013 to December 2016, and served as Vice President and Loan Controller from June 2011 to February 2013. Prior to BankUnited, Mr. Bchara was a Manager with the global professional services firm, PwC, where he worked from January 2007 until May 2011. Mr. Bchara holds a Master of Business Administration in Finance and Entrepreneurial Management from The Wharton School of the University of Pennsylvania and a Bachelor of Science in Accounting and Finance from Florida State University. Mr. Bchara is a Certified Public Accountant licensed in the State of New York and a Chartered Financial Analyst.

Rodney Lastinger joined the Company in June 2019 as President of Retail. Prior to joining the Company, he spent 18 years at Target Corporation from 2001 to 2019. From 2016 to 2019, he served as Senior Vice President, Stores and was responsible for managing the southern U.S. region, which comprised of over $21 billion in sales, 85,000 team members and 565 stores. Prior to 2016, Mr. Lastinger worked in multiple leadership roles including Senior Group Vice President, Group Vice President, District Store Director and Store Director. Mr. Lastinger holds a Master of Business Administration in Management from Stetson University and a Bachelor of Science in Marketing and Management from Florida State University.

Thomas J. Fenton joined the Company as Vice President and Chief Credit Officer in July 2020. He was promoted to Senior Vice President on June 13, 2021. Prior to joining the Company, Mr. Fenton held various leadership positions in the lending space, most recently serving as Vice President of Revenue Management at One Main Financial from April 2013 to May 2020. Mr. Fenton holds a Bachelor of Science in Statistics from Brigham Young University.

Brian A. Daly was appointed Vice President and Chief Human Resource Officer in November 2015 and promoted to Senior Vice President on September 19, 2021. Prior to joining the Company, from June 2007 until November 2015, Mr. Daly served in several positions with DFC Global Corp, a global alternative financial services company, including as Senior Vice President and Chief People Officer. Prior to DFC Global, he worked in human resources and operational leadership roles at Marsh & McLennan, from 2006 to 2007, ARAMARK Corporation from 2000 to 2005, and Florida, Power & Light from 1997 to 1999. Mr. Daly has a Bachelor of Science in Management from the University of Richmond and a Master of Business Administration in Human Resources and Finance from the University of Florida.

Mark L. Prior was appointed the Company’s Vice President, General Counsel and Secretary in July 2016, and promoted to Senior Vice President on June 13, 2021. Previously, from March 2007 to July 2016, Mr. Prior was employed by DFC Global Corp as General Counsel and Deputy General Counsel, Senior Vice President and Secretary. Previously, he was Corporate Counsel for the Philadelphia Stock Exchange from August 2005 to March 2007 and firm partner with Rubin Fortunato, P.C., from September 1998 to July 2005. Mr. Prior holds a Bachelor of Arts from Dickinson College, magna cum laude, Phi Beta Kappa, and a Juris Doctor from Penn State University – Dickinson Law. Mr. Prior is licensed in the Commonwealth of Pennsylvania.

EQUITY INCENTIVE PLANS

2020 Omnibus Equity Plan

On May 28, 2020, our stockholders approved the Conn’s, Inc. 2020 Omnibus Equity Plan and authorized the issuance of 1,800,000 shares of our Common Stock under the plan. Upon adoption of the 2020 Omnibus Equity Plan, all shares then available for issuance under all other existing equity plans (the Amended 2016 Omnibus Incentive Plan, the 2011 Omnibus Incentive Plan, the 2011 Non-Employee Director Restricted Stock Plan, 2003 Non-Employee Director Stock Option Plan and the Amended and Restated 2003 Incentive Stock Option Plan) were transferred to the 2020 Omnibus Equity Plan and made available for grant. Shares awarded under the prior plans that expire or forfeit in the future will also be transferred to the 2020 Omnibus Equity Plan and available for future grants. No future grants will be made under the prior plans. As of the end of fiscal year 2023, a total of 1,028,5263 shares were available to grant under the 2020 Omnibus Equity Plan.

Employee Stock Purchase Plan

In February 2003, we adopted our Employee Stock Purchase Plan (“ESPP”). The ESPP was amended on November 30, 2011 to permit highly compensated employees to participate. The plan is administered by the Compensation Committee. Our employees and employees of our subsidiaries, subject to certain exclusions, are eligible to participate in the plan. Eligible employees may purchase shares of our Common Stock without brokerage commissions and at a discount from market prices. The maximum number of shares of our Common Stock that may be issued under this plan is 1,267,085 shares, subject to adjustment. As of January 31, 2023, there are 420,072 shares available for future issuance under the plan.

The table below provides information regarding the number of shares of our Common Stock that may be issued on exercise of outstanding stock options or will be issued under RSU awards under our existing equity compensation plans as of January 31, 2023. These plans are as follows:

•	2016 Omnibus Incentive Plan;

•	2020 Omnibus Equity Plan; and

•	the Employee Stock Purchase Program.

EQUITY COMPENSATION PLANS

The following table summarizes information as of January 31, 2023, relating to our equity compensation plans to which grants of options, restricted stock units or other rights to acquire shares of our common stock may be granted from time to time:

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a) (1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b) (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category:
Equity compensation plans approved by stockholders	2,338,358	$7.73	1,448,595
Equity compensation plans not approved by stockholders	—	—	—

Total	2,338,358	$7.73	1,448,595

(1)	Inclusive of 600,000 stock options, 1,233,640 restricted stock units (“RSUs”) and 504,718 performance-based RSUs (“PSUs”).
(2)

The $7.73 is inclusive of the 1,233,640 shares related to RSUs which only have a service requirement and the 504,718 PSUs that have a service, performance and market requirement. Neither the RSUs nor PSUs have an exercise price. The weighted-average exercise price of the 600,000 outstanding stock options is $30.12.

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS

AND PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our Common Stock for each person who is known by us to be the beneficial owner of more than 5% of our voting securities, for each director and named executive officer, and for all directors and executive officers as a group. Unless otherwise indicated in the footnotes, each person named below has sole voting and investment power over the shares indicated. For purposes of this table, a person is also deemed to be the “beneficial owner” of the number of shares of Common Stock that such person has the right to acquire within 60 days of April 3, 2023 through the exercise of any option, warrant or right, through the conversion of any security, through the power to revoke a trust, discretionary account, or similar arrangement, or through the automatic termination of a trust, discretionary account or similar arrangement. The percentage of total Common Stock beneficially owned is based on 24,139,310 shares of Common Stock outstanding as of April 3, 2023, which is the record date for the annual meeting.

Name	Shares of Common Stock Beneficially Owned	Percent of Common Stock
Warren A. Stephens (1)	4,957,863	20.54%
The Stephens Group, LLC and its affiliates (2)	4,305,343	17.84%
BlackRock, Inc. (3)	1,938,539	8.03%
Dimensional Fund Advisors LP (4)	1,504,552	6.23%
Norman L. Miller	672,439	2.79%
Chandra R. Holt	237,024	*
Douglas H. Martin (5)	187,719	*
Bob L. Martin	135,010	*
George L. Bchara	153,513	*
Rodney Lastinger	120,230	*

Mark L. Prior	109,299	*
William A. Saunders, Jr.	71,794	*
Thomas J. Fenton	63,792	*
William (David) Schofman	59,026	*
Oded Shein	45,959	*
James H. Haworth	43,807	*
Sue E. Gove	28,051	*
Karen M. Hartje	—	*

All Directors and Executive Officers, as a group (14 persons)	1,986,105	8.23%

*	Represents less than 1% of the outstanding Common Stock.
(1)

The address of Warren A. Stephens is 111 Center Street, Little Rock, Arkansas, 72201. Includes 560,756 shares owned by Stephens Investments Holdings LLC as to which Mr. Stephens, as Manager of the LLC, may be deemed to have sole voting power and sole dispositive power. Also includes 82,430 shares owned by Stephens Inc. as to which Mr. Stephens, as President of Stephens Inc., may be deemed to have sole voting power and sole dispositive power, and 60,612 shares held in discretionary trading accounts on behalf of clients of Stephens Inc. as to which Mr. Stephens, as President of Stephens Inc., may be deemed to have shared voting power and shared dispositive power. Also includes 285,000 shares owned by Warren A. Stephens Roth IRA. Also includes 262,852 shares owned by Harriet C. Stephens Trust, 143,333 shares owned by each of Warren Miles Amerine Stephens Family Trust One and John Calhoun Stephens Family Trust One, 143,334 shares owned by Laura Whitaker Stephens Family Trust One, 22,619 shares owned by Warren Miles Amerine Stephens 2012 Trust, 1,092,128 shares owned by WAS Family Trust Five, and 128,450 shares owned by Laura W. Stephens WAS Grantor Trust, as to which Harriet C. Stephens is Trustee of the trusts and as to which Mr. Stephens may be deemed to have shared voting and dispositive power with Ms. Stephens. Also includes 231,080 shares owned by Laura Whitaker Stephens WHCT Trust, Harriet C. Stephens, Co-Trustee, as to which Mr. Stephens may be deemed to have shared voting and dispositive power with Ms. Stephens. Also includes 101,257 shares owned by Warren Miles Amerine Stephens Revocable Trust, 231,117 shares owned by Miles Stephens WHCT Trust, and 128,450 shares owned by Miles A. Stephens WAS Grantor Trust, as to which Warren Miles Amerine Stephens is Trustee and as to which Warren Stephens may be deemed to have shared voting and dispositive power with Warren Miles Amerine Stephens. Also includes 101,257 shares owned by John Calhoun Stephens Revocable Trust, 231,117 shares owned by John Calhoun Stephens WHCT Trust, and 128,450 shares owned by John C. Stephens WAS Grantor Trust, as to which John C. Stephens is Trustee and as to which Warren Stephens may be deemed to have shared voting and dispositive power with John C. Stephens. Also includes 101,257 shares owned by Laura Whitaker Stephens Revocable Trust as to which Laura Whitaker Stephens is Trustee and as to which Warren Stephens may be deemed to have shared voting and dispositive power with Laura Whitaker Stephens. Also includes 113,734 shares owned by each of Paula W. & John P. Calhoun Family Trust – WMAS, Paula W. & John P. Calhoun Family Trust – JCS, and Paula W. & John P. Calhoun Family Trust – LWS, as to which Warren Miles Amerine Stephens, John Calhoun Stephens, and Laura Whitaker Stephens are co-trustees and as to which Warren Stephens may be deemed to have shared voting and dispositive power with the co-trustees. Also includes 11,000 shares owned by Harriet and Warren Stephens Family Foundation as to which Mr. Stephens, as co-trustee, may be deemed to have shared voting power and shared dispositive power with Ms. Stephens. Also includes 426,829 shares owned by Warren A. Stephens Trust UID 9/30/87 for which Mr. Stephens is sole trustee. The information with respect to Warren A. Stephens is based on the Schedule 13D/A filed by such entities and person with the SEC on December 6, 2021.

(2)

The Stephens Group, LLC and its affiliates address is 100 River Bluff Drive, Suite 500, Little Rock, AR 72202. The beneficial ownership described above includes 4,305,343 shares owned by SG-1890, LLC, for which The Stephens Group, LLC is the manager. The Stephens Group is an Arkansas manager-managed limited liability company. It is managed by a Board of Managers consisting of W.R. Stephens, Jr. and Elizabeth S. Campbell. It also includes 23,807 shares held by Snow Lake Holdings, Inc., 21,684 shares held by the Arden Jewell Stephens 2012 Trust, 21,684 shares held by the W. R. Stephens III 2012 Trust, 373 shares held by the Arden Jewell Stephens Trust dtd 10/20/99, 372 shares held by the W. R. Stephens III Trust dtd 7/2/01, 21,227 shares held by the Elizabeth Chisum Campbell 2012 Trust, 21,227 shares held by the Susan Stephens Campbell 2012 Trust, 21,227 shares held by the Craig Dobbs Campbell, Jr. 2012 Trust, 22,661 shares held by the Elizabeth S. Campbell Trust A, 5,428 shares held by Carol M. Stephens, 72,493 shares owned directly by the W.R. Stephens, Jr. Revocable Trust, to which Mr. Stephens, as sole trustee, has sole power to vote and dispose. All of the above are members of a group with The Stephens Group, LLC. The information with respect to The Stephens Group, LLC are based on the Schedule 13D filed by such entities and person with the SEC on January 28, 2022.

(3)

BlackRock, Inc. holds sole dispositive power over 1,938,539 shares of Common Stock and sole voting power over 1,938,539 shares of Common Stock. The information with respect to BlackRock, Inc. comes from the Schedule 13G/A filed with the SEC on January 6, 2023. The mailing address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(4)

Dimensional Fund Advisors LP holds sole dispositive power over 1,504,552 shares of Common Stock and sole voting power over 1,504,552 shares of Common Stock. The information with respect to Dimensional Fund Advisors LP comes from the Schedule 13G/A filed with the SEC on February 10, 2023. The mailing address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(5)

Includes 75,000 shares owned by Martin Family December 2022 Trust and 64,042 shares owned by Douglas H. Martin Trust, as to which Mr. Martin, as sole Trustee of the trusts, has sole voting power and sole dispositive power. Also includes 47,077 shares owned through a Roth IRA account as to which Mr. Martin has sole voting and dispositive power. Information with respect to Mr. Doug Martin is based on his Form 4 filed on December 27, 2022.

To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of the voting power of Common Stock.

PROPOSAL FIVE:

APPROVAL OF THE AMENDED 2020 OMNIBUS EQUITY PLAN

Our Board of Directors approved the Conn’s Inc. 2020 Omnibus Equity Plan in March 2020 (the “2020 Plan”), and our stockholders approved the 2020 Plan at the Annual Meeting on May 28, 2020. We are asking our stockholders to approve an amended Conn’s, Inc. 2020 Omnibus Equity Plan (the “Amended 2020 Plan”). The Amended 2020 Plan is summarized below and the full text of the Amended 2020 Plan is attached to this proxy statement as Appendix A.

We are asking our stockholders to approve the Amended 2020 Plan to increase the number of shares of our common stock available for future awards to be granted under the Amended 2020 Plan by 1,200,000 shares (i.e., from 1,800,000 shares (plus the number of shares available for grant under prior plans as of May 28, 2020) to 3,000,000 shares).

If the Amended 2020 Plan is approved by our stockholders, the Company will have an additional 1,200,000 shares of common stock available for future equity awards. If the Amended 2020 Plan is not approved by our stockholders, we will not have enough shares remaining under the 2020 Plan to provide for equity-based compensation. As of April 3, 2023, the Company had 261,820 shares remaining and available to grant under the 2020 Plan. As a result, the Company would be required to increase significantly the cash component of our executive compensation program in order to remain competitive and adequately recruit, retain and reward our key executives and employees. Such a significant change in our long-term incentive program could cause significant misalignment between executive and stockholder interests.

We believe that equity-based incentive awards are critical to attracting, retaining and engaging highly qualified employees and to aligning their financial interests with the financial interests of our stockholders. In 2020, we proposed, and our stockholders approved the 2020 Plan, which reserved 1,800,000 shares of our common stock for awards to be granted under the 2020 Plan. Since that date, most of the shares reserved in 2020 have been needed for grants to key employees, including grants to several key executives and employees who were hired in 2021 and 2022.

In addition, our long-term incentive practice is to grant equity-based compensation awards that have a target value equal to a dollar amount that the Compensation Committee determines is competitive with the target value of long-term incentive awards granted by our peers, thereby allowing us to compete for critical talent, and to retain and drive the performance of our executives and key employees. Because our share value has declined recently, a larger number of shares have been, and in the immediate future will be, needed to grant awards that correspond with these target values. Our Board recommends that stockholders approve the Amended 2020 Plan to allow us to continue to provide the incentives needed to drive Company growth.

Stockholder approval of the Amended 2020 Plan will also constitute approval of the material terms of the performance goals under the Amended 2020 Plan, including the per person limits that apply to awards under the Amended 2016 Plan, for purposes of satisfying the stockholder approval requirements under Section 162(m) of the Code and the rules and regulations thereunder, so that the Compensation Committee will continue to have the discretion to grant equity- and cash-based awards that meet the requirements of “performance-based compensation” under Section 162(m). Stockholder approval of the Amended 2016 Plan will also constitute approval of the number of shares that may be subject to options granted as incentive stock options (“ISOs”) under Section 422 of the Code.

Overhang

The following table provides information regarding our equity incentive program overhang as of January 31, 2023.

As of January 31, 2023
Total number of common shares subject to outstanding stock options	600,000
Weighted-average exercise price of outstanding stock options	$30.12
Weighted-average remaining term of outstanding stock options	4.96 years
Total number of common shares subject to outstanding full value awards	1,738,358
Total number of common shares available for future grants under the 2020 Plan	1,028,526
Total number of common shares available for future grants under other equity incentive plans (excluding the ESPP)	0

Total number of shares of common shares outstanding	23,974,078

Burn Rate

The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal years 2021, 2022 and 2023.

	Fiscal Year 2023	Fiscal Year 2022	Fiscal Year 2021
Total number of shares of common stock subject to stock options granted	0	0	0
Total number of shares of common stock subject to time-based restricted stock units granted	313,000	587,495	625,808
Total number of shares of common stock subject to performance-based restricted stock units earned	0	0	356,844
Weighted-average basic number of common shares outstanding	24,117,265	29,267,691	29,060,512
Share Usage Rate	1.30%	2.01%	3.38%

Key Plan Features

The Board believes that the Amended 2020 Plan will continue to be effective in attracting and retaining highly qualified employees and has provided incentives designed to align the economic interests of participants with our shareholders.

	2020 Plan	Amended 2020 Plan
Authorized Shares	1,800,000	3,000,000

Maximum Number of Shares Per Participant (annually), doubled in first year of employment	300,000	300,000

Maximum Amount Payable under Performance Cash Awards Per Participant (annually), doubled in first year of employment	$3,000,000	$3,000,000

Share Counting Provisions	Shares withheld or tendered as payment for an award or taxes are not added to the number of shares available for grant	Same

Repricing of Options and SARs	Prohibited with respect to options and SARs	Same

Minimum Vesting Requirement	Contains one-year minimum vesting requirement	Same

Dividends; Dividend Equivalents	Not available for stock options or SARs; Dividends and dividend equivalents on other awards are subject to same vesting conditions as underlying award	Same

Clawbacks	All awards will be subject to any clawback policy	Same

Vesting Upon a Change in Control	Double trigger; no automatic vesting of awards	Same

Evergreen Provisions	No Evergreen feature pursuant to which the shares authorized for issuance under the 2020 Plan can be increased automatically without stockholder approval	Same

Director Compensation Limit	Aggregate grant date fair value of all awards granted to any non-employee director during any single calendar year, plus the total cash compensation paid to such director for services rendered for such calendar year, will not exceed $650,000	Same

Number of Shares Requested

In determining the additional number of shares to make available under the Amended 2020 Plan, the Compensation Committee considered the key historical stock usage data under the Company’s equity compensation plans, including the number of shares subject to awards that have been granted contingent on stockholder approval, as described below, the current fair market value of the Company’s common stock, the advice of F.W. Cook, its independent compensation consultant, and the estimated cost and dilution of the Amended 2020 Plan. The Compensation Committee also considered many factors that affect the number of shares required for long-term incentive equity awards, such as changes in stock price over the life of the plan, the number of participants in the program and the size of awards to each participant. Considering all of these factors, the Compensation Committee determined that 1,200,000 additional shares is a prudent amount to satisfy the long-term incentive goals of the Amended 2020 Plan and also meet the expectations of the stockholders for minimal levels of dilution.

Our average share usage rate, sometimes referred to as our burn rate, over the three years ended January 31, 2023 (calculated as equity-based awards granted under our equity compensation plans for the relevant year, divided by the average basic common shares outstanding for that year) is approximately 2.23%. The potential dilution resulting from issuing all shares available for issuance under the Amended 2020 Plan, including the 1,200,000 additional shares requested to be authorized, and taking into account outstanding awards, would be 19.0% of common shares outstanding as of January 31, 2023.

Stock options granted under the Amended 2020 Plan may be either incentive stock options or non-statutory (also known as “non-qualified”) stock options. Subject to early termination provisions, options may have a term of up to 10 years from the date of grant, provided, however, an incentive stock option granted to an employee who owns stock representing more than 10% of the voting power of our stock on the date of the grant may not have a term greater than five years. Each option would be exercisable at such time as may be determined by the Compensation Committee, including upon the achievement of specified performance criteria and/or employment or service with the Company for a specified period of time. However, the vesting may accelerate under certain conditions. The exercise price for the stock options will be determined by the Compensation Committee in its discretion at the time of the award and set forth in the award agreement, but, other than in connection with substitute awards, cannot be less than the fair market value of the underlying stock on the date of the grant (if an incentive stock option is being granted to an employee who, at the date of grant, owns more than 10% of our voting power, the exercise price cannot be less than 110% of the fair market value of the underlying stock on the date of grant). The Compensation Committee will determine the methods and form of payment for the exercise price of an option, including, in the Compensation Committee’s discretion, payment in Company common stock. The holder of an option will not be entitled to receive dividend equivalents with respect to the number of shares subject to such option.

A restricted stock award is a grant of shares of Company common stock subject to a risk of forfeiture, restrictions on transferability, and any other restrictions imposed by the Compensation Committee in its discretion. Restrictions may lapse at such times and under such conditions as determined by the Compensation Committee (including satisfaction of specified performance criteria or the participant’s continuing employment or service with the Company for a specified period of time). Restricted stock awards will have the same voting, dividend (other than extraordinary dividends), liquidation and other rights as unrestricted shares of the Company’s common stock, except that any dividends will be subject to the same restrictions that apply to the related shares subject to the award. The Compensation Committee may require a legend to be placed on the stock certificates evidencing the restricted stock award or noted in a certificateless book-entry stock account, referring to these restrictions until such shares vest.

A restricted stock unit award or RSU, represents a right to receive Company common stock (or cash in lieu) upon vesting, as determined by the Compensation Committee. The Compensation Committee may impose any vesting conditions, not inconsistent with the Amended 2020 Plan, including the achievement of certain performance criteria and/or employment or service with the Company for a specified period of time. A holder of RSUs has no voting, dividend, liquidation or other rights with respect to shares of common stock underlying the award prior to the participant’s receipt of the Company common stock underlying the award. The applicable award agreement will specify whether the holder of RSUs will be entitled to receive dividend equivalents and whether any such dividend equivalents will be credited with interest or deemed to have been reinvested as additional RSUs. However, any dividend equivalents will be subject to the same restrictions that apply to the related RSUs.

Performance stock awards may be issued under the Amended 2020 Plan, and the issuance of shares of Company common stock pursuant to such performance stock awards will be subject to terms and conditions as determined by the Compensation Committee which are not inconsistent with the requirements of the Amended 2020 Plan, including the achievement of certain performance criteria. The applicable award agreement will specify whether the holder of a performance stock award will be entitled to receive dividend equivalents and whether any such dividend equivalents will be credited with interest or deemed to have been reinvested as additional shares subject to such award. Any dividend equivalents on a performance stock award will be subject to the same restrictions as the shares of common stock subject to such award.

Subject to the minimum vesting requirements described below, the Compensation Committee may, in its discretion, grant awards of Company common stock free of any restrictions to any employee, officer or independent contractor of the Company.

An SAR is the right to receive an amount equal to the excess of the fair market value of one share of Company common stock on the date of exercise or settlement over the grant price of the SAR, as determined by the Compensation Committee and set forth in the award agreement, but which may not be less than fair market value of the Company common stock on the date of grant. SARs will be exercisable or settled as the Compensation Committee determines. The term of an SAR will be for a period determined by the Compensation Committee but will not exceed ten years. SARs may be paid in cash, Company common stock or a combination of cash and stock, as the Compensation Committee provides in the award agreement. The holder of an SAR will not be entitled to receive dividend equivalents with respect to the number of shares subject to such SAR.

Performance cash awards may be granted under the Amended 2020 Plan. The amount payable under a performance cash award will be determined by the Compensation Committee and be subject to such terms and conditions established by the Compensation Committee in its sole discretion, including the achievement of one or more of the performance criteria described below and the rights of the participant upon termination of employment or other service.

Generally, stock-based awards granted under the Amended 2020 Plan will not vest or become exercisable prior to the one-year anniversary of the date of grant (excluding, for this purpose, any (i) substitute awards, (ii) shares delivered in lieu of fully vested cash awards and (iii) awards to non-employee directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting), except that this restriction will not apply to awards to the extent the aggregate number of shares subject to such awards do not exceed 5% of the total number of shares available under the Amended 2020 Plan. This restriction also does not apply to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control, in the terms of an award or otherwise. Under the Amended 2020 Plan, (i) in the case of termination due to death or disability, stock options will generally be exercisable for 12 months, and (ii) in the case of termination for any reason other than death or disability, stock options will generally be exercisable for three months after termination. Any unvested restricted stock awards and performance stock awards will be forfeited as of the termination of employment (including as a result of death or disability).

Except in the case of adjustments relating to changes in capitalization or a change in control, the Compensation Committee may not, without stockholder approval, reduce the exercise price or base price of an option or SAR, cancel a previously granted option or SAR in exchange for another option or SAR with a lower exercise price or base price, cancel a previously granted option or SAR in exchange for a cash payment or another award if the fair market value of the stock subject to the option or SAR is less than the exercise price or base price, or take any other action with respect to an option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which our shares are listed.

Awards made under the Amended 2020 Plan may not be sold, pledged, assigned, or otherwise disposed of other than by will or by the laws of descent or distribution. However, the Compensation Committee may permit a participant to transfer of all or a portion of a non-statutory stock option or SAR, other than for value, to certain of the participant’s relatives.

Awards granted under the Amended 2020 Plan are subject to any clawback or recoupment policy that the Company may adopt from time to time, including for the purpose of complying with the SEC rules to be issued in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act.

The Amended 2020 Plan provides for 3,000,000 shares (i.e., 1,200,000 additional shares under the Amended 2020 Plan, plus the original 1,800,000 shares reserved under the 2020 Plan (plus the number of shares available for grant under prior plans as of May 28, 2020)), to be available for issuance pursuant to awards granted under the 2020 Plan, all of which may be subject to incentive stock options. Shares subject to an award granted under either the Amended 2020 Plan or, after the Effective Date, awards previously granted under one of our prior plans, that lapses, expires, is forfeited or terminated, or is settled in cash will again become available for future grant under the Amended 2020 Plan. Shares subject to an award under the Amended 2020 Plan or, after the Effective Date an award previously granted under a prior plan, will not again be available for issuance under the Amended 2020 Plan if such shares are (i) shares delivered to or withheld by the Company to pay the withholding taxes for an award, (ii) shares that were subject to an option or a stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR (including, without limitation, any shares withheld to pay the purchase price or withholding taxes of an option or SAR), (iii) shares delivered to the Company to pay the purchase price related to an outstanding option or SAR or (iv) shares repurchased by the Company on the open market with the proceeds of an option.

No participant may receive in any calendar year equity-based awards covering more than 300,000 shares of Company common stock, and the aggregate amount payable with respect to performance cash awards granted to any participant in any calendar year will not exceed $3,000,000, except that in the year in which an employee commences employment with the Company these limits will be multiplied by two.

The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any non-employee director during any single calendar year, plus the total cash compensation paid to such director for services rendered for such calendar year, will not exceed $650,000.

In the event of a change in control of the Company, as defined in the Amended 2020 Plan, the board may cause some or all outstanding awards to become fully or partially vested, either upon the change in control or upon a subsequent termination of employment or service, and may provide that any applicable performance criteria will be deemed satisfied at the target or any other level. The board may also cause outstanding awards to terminate in exchange for a cash or stock payment or to be substituted or assumed by the surviving corporation.

If this proposal is approved, we intend to file a registration statement on Form S-8 to cover the registration of the shares of Company common stock reserved under the Amended 2020 Plan.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “CONN.” On April 3, 2023, the closing sale price of our common stock on the NASDAQ Global Select Market was $5.72 per share.

Eligible Participants

As of April 3, 2023, approximately 79 employees and 8 non-employee directors would be eligible to participate in the Amended 2020 Plan.

Performance-Based Awards.

The Compensation Committee, in its discretion, may determine that any award will be conditioned on one or more of the following:

•

Net income measures: earnings, net earnings, operating earnings, earnings before taxes, EBIT (earnings before interest and taxes), EBITA (earnings before interest, taxes, and amortization) EBITDA (earnings before interest, taxes, depreciation, and amortization), EBITDAR (earnings before interest, taxes, depreciation, amortization and rent) and earnings per share;

•	Stock price measures: growth measures and total stockholder return (stock price plus reinvested dividends) relative to a defined comparison group or target and price-earnings multiples;

•

Cash flow measures: net cash flow, net cash flow before financing activities, economic value added (or equivalent metric), debt reduction, debt to equity ratio, or establishment or material modification of a credit facility;

•	Return measures: return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity;

•

Operating measures: operating income, cash from operations, after- tax operating income, sales volumes, same store sales, production volumes, credit portfolio delinquency rate, credit portfolio net charge-off rate, gross margins and production efficiency;

•	Expense measures: overhead cost and general and administrative expense;

•	Asset measures: specified target, or target growth in sales, stores or credit portfolio, market capitalization or market value, proceeds from dispositions, strategic acquisitions, or raising capital;

•	Corporate values measures: ethics, employee or customer satisfaction, legal, enterprise risk management, regulatory, and safety; or

•	Any combination of the above.

The Compensation Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon Company, segment, subsidiary, division, business unit or subunit or asset group performance, or the individual performance of the participant, either absolute or by relative comparison to other companies, other participants or any other external measure of the selected criteria. The applicable performance goals may be applied on a pre- or post-tax basis and may be adjusted to include or exclude objectively determinable components of any performance measure, including foreign exchange gains and losses, asset write downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

The Compensation Committee has the right for any reason to adjust the award, notwithstanding the achievement of a specified goal.

Administration of the Amended 2020 Plan

The Compensation Committee of the Board administers the Amended 2020 Plan. Except as provided in the NASDAQ exemptions, the members of the Compensation Committee must be “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, and independent directors under the NASDAQ listing rules. Our Compensation Committee currently consists of Bob L. Martin, James H. Haworth and William (David) Schofman, each of whom has been determined to be an independent director by our Board of Directors. Subject to applicable law, the Compensation Committee may delegate its authority under the plan to an officer of the Company, except that delegated authority may not apply to awards granted to executive officers.

The Compensation Committee has discretion in determining the type of award, and the terms, restrictions and conditions of each award granted under the Amended 2020 Plan. The Compensation Committee is permitted, in its discretion, to change and/or rescind the terms of any award granted under the Amended 2020 Plan as long as such change or rescission does not adversely affect the rights of the award recipient as stated in the applicable award agreement.

Amendment of the Amended 2020 Plan

The Amended 2020 Plan may be amended or terminated by the board at any time. However, no amendment may adversely affect a participant’s rights under an outstanding award without the participant’s consent. In addition, our stockholders must approve any amendment to increase the number of authorized shares under the Amended 2020 Plan, to extend the term of the Amended 2020 Plan or to adopt any amendment which otherwise requires stockholder approval under the Code or NASDAQ rules, including the repricing of options or SARs.

If any change is made to the Company’s capitalization, such as a stock split, stock combination, stock dividend, extraordinary cash dividend, exchange of shares or other recapitalization, merger or otherwise, appropriate adjustments will be made by the Compensation Committee in the number and kind of shares or property available for issuance under the Amended 2020 Plan, the number and kind of shares subject to an outstanding awards under the Amended 2020 Plan and the exercise or base price of outstanding options or SARs.

Awards Granted Under the 2020 Plan

The following table sets forth the number of RSUs and PSUs granted over the lifetime of the 2020 Plan to the individuals and groups indicated as of April 3, 2023.

Name and Position	Stock Options	Time-Based RSUs	Performance-Based RSUs (PSUs)
Norman L. Miller Interim President and Chief Executive Officer	0	298,177	79,147
George L. Bchara Executive Vice President and Chief Financial Officer	0	95,904	71,836
Chandra R. Holt Former Executive Vice President and Chief Executive Officer	0	263,465	178,502
Rodney D. Lastinger President, Retail	0	85,364	61,296
Mark L. Prior Senior Vice President, General Counsel and Secretary	0	61,141	37,071
Thomas J. Fenton Senior Vice President, Chief Credit Officer	0	66,450	37,563
Executive Officers Listed Above (6 persons)	0	870,501	465,415
All employees (other than current Named Executive Officers) (approximately 124 individuals)	0	1,499,393	153,421

The closing price of our Common Stock on April 3, 2023 was $5.72.

Federal Tax Effects of Participation in the Amended 2020 Plan

The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to participants arising from participation in the Amended 2020 Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a participant in the Amended 2020 Plan may vary depending on his particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences.

Nonstatutory Stock Options; SARs

Incentive Stock Options. Participants will not realize taxable income upon the grant of a nonstatutory stock option or SAR. Upon the exercise of a nonstatutory stock option or SAR, a participant will recognize ordinary compensation income (subject to withholding by the Company) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price (if any) paid. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of an SAR, or pursuant to the cash exercise of a nonstatutory stock option, that equals the fair market value of such shares on the date of exercise. The Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Participants eligible to receive an incentive stock option will not recognize taxable income on the grant of an incentive stock option. Upon the exercise of an incentive stock option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive stock option or, ISO Stock, over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the requisite holding period (at least two years from the date of grant and one year from the date of exercise of the incentive stock option), a participant will recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Stock. However, if a participant disposes of ISO Stock that has not been held for the requisite holding period (a “disqualifying disposition”), the participant will recognize ordinary compensation income in the year of the disqualifying disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Stock. A participant would also recognize capital gain to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Company will not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless the participant makes a disqualifying disposition of the ISO Stock. If the participant makes a disqualifying disposition, the Company will then be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Restricted Stock Awards; RSUs; Performance Stock; Common Stock; Performance Cash.

A participant will recognize ordinary compensation income as a result of the receipt of common stock or cash pursuant to a restricted stock award, RSU, performance stock award, bonus stock award or performance cash award in an amount equal to the fair market value of the common stock when such stock is received or the amount of cash received, as the case may be; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received (as in the case of a restricted stock award or performance stock award), a participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock when the common stock first becomes transferable or is no longer subject to a substantial risk of forfeiture in cases where a participant (i) does not make a valid election under section 83(b) of the Code or (ii) when the common stock is received in cases where a participant makes a valid election under section 83(b) of the Code.

A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to common stock received. Dividends that are received by a participant prior to the time that the common stock is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the common stock received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the day after the date the shares are received or the date the restrictions with respect to the shares lapse.

Subject to the discussion below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Code Limitations on Deductibility.

In order for the amounts described above to be deductible by the Company, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

The ability of the Company to obtain a deduction for future payments under the Amended 2020 Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Finally, the ability of the Company to obtain a deduction for amounts paid under the Amended 2020 Plan could be limited by Section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of a publicly traded corporation to $1,000,000 with respect to any such officer during any taxable year of the corporation.

Plan Benefits

All awards under the Amended 2020 Plan will be made in the future at the discretion of the Compensation Committee, and therefore are not determinable.

The Board of Directors Unanimously Recommends That You Vote “FOR” the Amended 2020 Omnibus Equity Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

The Board has adopted a written statement of policy with respect to all relationships and transactions in which our Company and our directors and executive officers or their immediate family members are participants. The Audit Committee reviews all related party relationships and transactions to determine whether such persons have a direct or indirect material interest, and if so, if the transactions are at arm’s length and are acceptable to the Board of Directors. Each related party transaction must be entered into on terms that are comparable to those that could be obtained as a result of arm’s length dealings with an unrelated third party to be approved and accepted by the Board of Directors. As required under SEC rules, transactions that are reportable under Item 404(a) of Regulation S-K are disclosed in our proxy statement. The Audit Committee reviews any related person transaction that is required to be disclosed as set forth in the preceding sentence. Since the beginning of fiscal year 2023, there have been no transactions reportable under Item 404(a) of Regulation S-K. In the course of its review of these relationships, the Audit Committee observes how each relates to a potential conflict of interest with the Company:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction, and the timing of the entering of such transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•	any other matters the committee deems appropriate.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires that our directors, executive officers as well as other persons who own more than 10% of our outstanding Common Stock file initial reports of ownership and reports of changes in ownership of our Common Stock with the SEC. Officers, directors and other stockholders who own more than 10% of our outstanding Common Stock are required by the SEC to furnish us with copies of all Section 16(a) reports they file. These reports are required to be submitted by specified deadlines, and the Company is required to report in this proxy statement any failure by directors, officers and beneficial owners of more than ten percent of its Common Stock to file such reports on a timely basis during the Company’s most recent fiscal year or, in the case of such a failure that has not previously been so disclosed, prior fiscal years.

To our knowledge, based solely on a review of reports and information furnished to us by those persons who were directors, executive officers and/or the beneficial holders of 10% or more of our Common Stock at any time during fiscal year 2023 and upon representations from such persons, we believe that all stock ownership reports required to be filed under Section 16(a) by such reporting persons during fiscal year 2023 were timely made.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our Common Stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our Notice of Internet Availability of Proxy Materials, annual report, or proxy statement mailed to you, please submit a request or notice, as applicable, to our Corporate Secretary at 2445 Technology Forest Blvd., Building 4, Suite 800, The Woodlands, Texas 77381, or call our Investor Relations department at (936) 230-5899, and we will promptly send you what you have requested. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for purposes of this year’s annual meeting, follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you. You can also contact our Investor Relations department at the phone number or address set forth above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

Appendix A

CONN’S, INC.

AMENDED 2020 OMNIBUS EQUITY PLAN

1.	Purpose of Plan.

The purpose of the Conn’s, Inc. Amended 2020 Omnibus Equity Plan (the “Plan”) is to advance the interests of Conn’s, Inc., a Delaware corporation (“Conn’s” and along with its Subsidiaries, the “Company”) and its stockholders by enabling the Company to attract and retain qualified individuals through opportunities for equity participation in Conn’s, and to reward those individuals who contribute to Conn’s achievement of its objectives.

2.	Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1 “Award” means an Option, Restricted Stock Award, Restricted Stock Unit, Performance Stock Award, unrestricted Award of Common Stock, Stock Appreciation Right or Performance Cash Award granted to an Eligible Recipient pursuant to the Plan.

2.2 “Board” means the Conn’s Board of Directors.

2.3 “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to Conn’s and directs Conn’s to deliver stock certificates to be issued upon such exercise directly to such broker or dealer or its nominee.

2.4 “Cause” means (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties and obligations, (iv) the Participant’s continued failure to substantially perform the principal duties of the Participant’s position with the Company (other than any such failure resulting from disability), (v) any material breach of any confidentiality or noncompete agreement entered into with the Company, (vi) any willful misconduct or gross negligence which is materially injurious to the Company, or (vii) with respect to a particular Participant, any other act or omission that constitutes “cause” as that term may be defined in any employment, consulting or similar agreement between such Participant and the Company.

2.5 “Change in Control” means an event described in Section 14.1 of the Plan.

2.6 “Change in Control Price” has the meaning set forth in Section 14.4 of the Plan.

2.7 “Code” means the Internal Revenue Code of 1986, as amended.

2.8 “Committee” means the Compensation Committee of the Board or such other group of individuals administering the Plan, as provided in Section 3 of the Plan.

2.9 “Common Stock” means the common stock of Conn’s, par value $0.01 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

2.10 “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code. Notwithstanding the foregoing, to the extent an Award is subject to Section 409A and payment or settlement of the Award may be accelerated as a result of a Participant’s Disability, Disability will have the meaning ascribed to it under Section 409A.

2.11 “Effective Date” means the date the Plan is approved by a majority of the Company’s shareholders in accordance with the Company’s Second Amended and Restated Bylaws.

2.12 “Eligible Recipients” means all employees, officers, Non-Employee Directors, independent contractors or consultants of the Company.

2.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.14 “Executive” means a “covered employee” within the meaning of Section 162(m)(3) or any other Eligible Recipient designated by the Committee for purposes of exempting compensation payable under the Plan from the deduction limitations of Section 162(m).

2.15 “Fair Market Value” means, with respect to the Common Stock, as of any date: (i) the closing sale price of the Common Stock at the end of the regular trading session if the Common Stock is listed, admitted to unlisted trading privileges, or reported on the primary national securities exchange (including The NASDAQ Global Select Market and NASDAQ Global Market) on which the Common Stock is traded on such date (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade); or (ii) if the Common Stock is not so listed, admitted to unlisted trading privileges, or reported on any national securities exchange, the closing bid price as of such date at the end of the regular trading session, as reported by The NASDAQ Capital Market, OTC Bulletin Board, Pink Sheets LLC, or other comparable service; or (iii) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

2.16 “Incentive Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

2.17 “Net-Share Payment” means (i) payment for shares of Common Stock to be purchased upon exercise of an Option by holding back an amount of shares to be issued upon such exercise equal in value to the amount of the exercise price and/or (ii) payment of withholding and employment-related tax obligations in accordance with Section 13.2 of the Plan by holding back shares to be issued upon the grant, exercise or vesting of an Award (including an Option) equal in value to the amount of the required tax obligations.

2.18 “Non-Employee Director” means a non-employee member of the Company’s Board of Directors.

2.19 “Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

2.20 “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

2.21 “Participant” means an Eligible Recipient who receives one or more Awards under the Plan.

2.22 “Performance Cash Award” means a cash-denominated award granted to an Eligible Recipient pursuant to Section 9 of the Plan and that is subject to the future achievement of Performance Criteria.

2.23 “Performance Criteria” means the performance criteria that may be used by the Committee in granting Awards where the grant, vesting, or exercisability of the Award is contingent upon achievement of such performance goals as the Committee may determine in its sole discretion. The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon Company, segment, Subsidiary, division, business unit or subunit or asset group performance, or the individual performance of the Eligible Recipient, either absolute or by relative comparison to other companies, other Eligible Recipients or any other external measure of the selected criteria. The applicable performance goals may be applied on a pre- or post-tax basis and may be adjusted to include or exclude objectively determinable components of any performance measure, including, without limitation, foreign exchange gains and losses, asset write downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

(a) The Committee may determine that any Award granted pursuant to the Plan to a Participant will be conditioned on any of the following:

(i) Income measures: earnings, net earnings, operating earnings, earnings before taxes, EBIT (earnings before interest and taxes), EBITA (earnings before interest, taxes, and amortization) EBITDA (earnings before interest, taxes, depreciation, and amortization), EBITDAR (earnings before interest, taxes, depreciation, amortization and rent) and earnings per share;

(ii) Stock price measures: growth measures and total stockholder return (stock price plus reinvested dividends) relative to a defined comparison group or target and price-earnings multiples;

(iii) Cash flow measures: net cash flow, net cash flow before financing activities, economic value added (or equivalent metric), debt reduction, debt to equity ratio, or establishment or material modification of a credit facility;

(iv) Return measures: return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity;

(v) Operating measures: operating income, cash from operations, after- tax operating income, sales volumes, same store sales, production volumes, credit portfolio delinquency rate, credit portfolio net charge-off rate, gross margins and production efficiency;

(vi) Expense measures: overhead cost and general and administrative expense;

(vii) Asset measures: specified target, or target growth in sales, stores or credit portfolio, market capitalization or market value, proceeds from dispositions, strategic acquisitions, or raising capital;

(viii) Corporate values measures: ethics, employee or customer satisfaction, legal, enterprise risk management, regulatory, and safety; and

(ix) Any combination of the above.

The Committee has the right for any reason to adjust the Award, notwithstanding the achievement of a specified goal.

(b) To the extent that Section 409A is applicable, (i) performance-based compensation will also be contingent on the satisfaction of pre-established organizational or individual Performance Criteria relating to a performance period of at least 12 consecutive months in which the Participant performs services and (ii) Performance Criteria will be established not later than 90 calendar days after the beginning of any performance period to which the Performance Criteria relate, provided that the outcome is substantially uncertain at the time the criteria are established.

2.24 “Performance Stock Awards” means an award of Common Stock (or an award subject to Common Stock) granted to an Eligible Recipient pursuant to Section 8 of the Plan and that is subject to the future achievement of Performance Criteria.

2.25 “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant.

2.26 “Prior Plan” means each of the Conn’s, Inc. 2016 Omnibus Incentive Plan, the Conn’s, Inc. 2011 Omnibus Incentive Plan, the Conn’s, Inc. Amended and Restated 2003 Incentive Stock Option Plan, the 2011 Non-Employee Director Restricted Stock Plan, and the 2003 Non-Employee Director Stock Option Plan, each as amended from time to time.

2.27 “Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 7 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of Section 7 of the Plan. The shares of Common Stock subject to a Restricted Stock Award will vest according to the time-based or performance-based criteria specified in the agreement evidencing the Award.

2.28 “Restricted Stock Unit” or “RSU” means a notional account established pursuant to an Award granted to an Eligible Recipient, as described in Section 7 of the Plan, that is (a) valued solely by reference to shares of Common Stock, (b) subject to restrictions specified in the agreement evidencing the Award, and (c) payable in shares of Common Stock (or cash in lieu) within 30 days of the lapse of such restrictions (or such later date as required by Section 409A). The RSUs awarded to the Eligible Recipient will vest according to the time-based or performance-based criteria specified in the agreement evidencing the Award.

2.29 “Section 409A” means Code section 409A and the Treasury Regulations and other guidance promulgated thereunder.

2.30 “Securities Act” means the Securities Act of 1933, as amended.

2.31 “Stock Appreciation Right” means a right to receive payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified base price, all as determined by the Committee in its discretion.

2.32 “Subsidiary” means any entity that is directly or indirectly controlled by Conn’s or any entity in which Conn’s has a significant equity interest, as determined by the Committee.

2.33 “Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines by merger, acquisition or other similar combination transaction.

3.	Plan Administration.

3.1 The Committee. The Plan will be administered by the Compensation Committee or such other committee of the Board as the Board or the Compensation Committee shall designate. So long as Conn’s has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and the listing rules of the primary national securities exchange on which the Common Stock is traded. Such a committee, if established, will act by majority approval of the members (unanimous approval with respect to action by written consent), and a majority of the members of such a committee will constitute a quorum. To the extent consistent with applicable corporate law of Delaware the Committee may delegate to any officers of Conn’s the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act (including officers (for purposes of Section 16 of the Exchange Act) and Non-Employee Directors). The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.

3.2 Authority of the Committee.

(a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Award, any exercise price, the manner in which Awards will vest or become exercisable and whether Awards will be granted in tandem with other Awards) and the form of written agreement, if any, evidencing each such Award; (iii) the time or times when Awards will be granted; (iv) the duration of each Award; and (v) the restrictions and other conditions to which the payment or vesting of Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Award in the form of cash, Common Stock or any combination of both.

(b) Subject to Section 3.2(d), below, the Committee will have the authority under the Plan to amend or modify the terms of any outstanding Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Award, extend the term of an Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Award, accept the surrender of any outstanding Award or, to the extent not previously exercised or vested, authorize the grant of new Awards in substitution for surrendered Awards; provided, however, that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.

(c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant, vesting, or payment of an Award, the Committee may, without the consent of any affected Participant, amend or modify the vesting or payment criteria (including Performance Criteria) of any outstanding Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary. segment, division or other subunit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee) following such event as prior to such event and make any such other adjustments to any outstanding Awards that the Committee deems appropriate; provided, however, that the amended or modified terms are permitted by the Plan as then in effect and that the amended or modified terms do not violate the provisions of Section 409A, or, to the extent applicable, Code section 424.

(d) Notwithstanding any other provision of the Plan other than Section 4.3, the Committee may not, without prior approval of the Company’s stockholders,(i) reduce the purchase price or base price of any previously granted Option or Stock Appreciation Right, (ii) cancel any previously granted Option or Stock Appreciation Right in exchange for another Option or Stock Appreciation Right with a lower purchase price or base price, (iii) cancel any previously granted Option or Stock Appreciation Right in exchange for cash or another Award if the purchase price of such Option or the base price of such Stock Appreciation Right exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, other than in connection with a Change in Control, or (iv) or (iv) take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Common Stock is listed.

3.3 Minimum Vesting Requirements.

Notwithstanding any other provision of the Plan to the contrary, no award payable in shares of Common Stock shall vest prior to the one-year anniversary of the date of grant (excluding, for this purpose, any (i) Substitute Awards, (ii) shares of Common Stock delivered in lieu of fully vested cash Awards and (iii) Awards to Non-Employee Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting); provided, however, that, such restrictions shall not apply to awards granted under this Plan with respect to the number of shares of Common Stock which, in the aggregate, does not exceed five percent (5%) of the total number of shares available for awards under this Plan (subject to adjustment under Section 4.3); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a Change in Control, pursuant to the terms of an Award or otherwise.

4.	Shares Available for Issuance.

4.1 Maximum Number of Shares Available; Certain Restrictions on Awards. Subject to adjustment as provided in Section 4.3 of the Plan and the share counting provisions in Section 4.2, the maximum number of shares of Common Stock that will be available for issuance pursuant to Awards granted under the Plan will be: (i) 3,000,000 shares, plus (ii) the number of Shares of Common Stock available for grant under the Prior Plans as of the Effective Date further increased by the number of shares that automatically become available for issuance under Section 4.2. The sum of (i) and (ii) above in this Section 4.1 shall be available for use in connection with Incentive Stock Options. After the Effective Date, no awards may be granted under the Prior Plans. The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

4.2 Accounting for Awards. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan; provided, however, that shares subject to an award granted under this Plan or, after the Effective Date, awards granted under a Prior Plan, that lapses, expires, is forfeited (including issued shares forfeited under a Restricted Stock Award) or for any reason is terminated unexercised or unvested or is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under this Plan. To the extent that an Award can only be settled in cash, it will not reduce the number of shares available under the Plan. Shares of Common Stock subject to an award under this Plan or a Prior Plan shall not again be available for issuance under this Plan if such shares are (i) shares delivered to or withheld by the Company to pay the withholding taxes for Restricted Stock Awards, Restricted Stock Unit Awards, Performance Stock Awards, unrestricted Awards of Common Stock or Performance Cash Awards (or after the Effective Date, restricted stock awards, restricted stock unit awards, performance stock awards, unrestricted awards of Common Stock or performance cash awards granted under a Prior Plan), (ii) shares that were subject to an Option or a stock-settled Stock Appreciation Right (or after the Effective Date, an option or stock-settled stock appreciation right granted under a Prior Plan) and were not issued or delivered upon the net settlement or net exercise of such Option or Stock Appreciation Right (or after the Effective Date, an option or stock-settled stock appreciation right granted under a Prior Plan) (including, without limitation, any shares withheld to pay the purchase price or withholding taxes of an Option or Stock Appreciation Right (or after the Effective Date, an option or stock-settled stock appreciation right granted under a Prior Plan)), (iii) shares delivered to the Company to pay the purchase price related to an outstanding Option or Stock Appreciation Right (or after the Effective Date, an option or stock-settled stock appreciation right granted under a Prior Plan) or (iv) shares repurchased by the Company on the open market with the proceeds of an Option (or after the Effective Date, an option granted under a Prior Plan) exercise.

4.3 Adjustments to Shares and Awards. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend, or divestiture (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee shall make an appropriate adjustment as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to outstanding Awards and the exercise price of outstanding Options and base price of outstanding Stock Appreciation Rights, in each case in such manner as the Committee shall determine to be equitable. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

4.4 Substitute Awards. Substitute Awards shall not reduce the shares authorized for grant under the Plan, nor shall shares subject to a Substitute Award be added to the shares available for Awards under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares authorized for grant under the Plan (and shares subject to such Awards shall not be added to the shares available for Awards under the Plan); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the merger, acquisition or combination, and shall only be made to individuals who were not employees or Non-Employee Directors prior to such acquisition or combination.

4.5 Limit on Awards to Non-Employee Directors. The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-Employee Director during any single calendar year, plus the total cash compensation paid to such director for services rendered for such calendar year, shall not exceed $650,000. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled, if later.

5.	Participation.

Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of objectives of the Company. Eligible Recipients may be granted from time to time one or more Awards, singly or in combination or in tandem with other Awards, as may be determined by the Committee in its sole discretion. Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.	Options.

6.1 Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, including the satisfaction of Performance Criteria, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Option that is intended to be an Incentive Stock Option fails or ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Option will continue to be outstanding for purposes of the Plan but will be deemed to be a Non-Statutory Stock Option.

6.2 Exercise Price. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant; provided, however, that, other than in connection with Substitute Awards, such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant (110% of the Fair Market Value with respect to an Incentive Stock Option if, at the time such Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of Conn’s or any parent or subsidiary corporation of Conn’s).

6.3 Exercisability and Duration. An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion (including without limitation (i) the achievement of one or more of the Performance Criteria and/or (ii) that the Participant remain in the continuous employ or service of the Company for a certain period); provided, however, that no Option may be exercisable after 10 years from its date of grant (five years from its date of grant in the case of an Incentive Stock Option if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.4 Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, by Net-Share Payment, by tender or attestation as to ownership of Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to Conn’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee, or by a combination of such methods. For purposes of such payment, Previously Acquired Shares tendered or covered by an attestation and shares held back pursuant to a Net-Share Payment will be valued at their Fair Market Value on the exercise date.

6.5 Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to Conn’s at its principal executive office and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

6.6 Dividend Equivalents. Notwithstanding anything in an Agreement to the contrary, the holder of an Option shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such Option.

7.	Restricted Stock Awards and Restricted Stock Units.

7.1 Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards or Restricted Stock Units under the Plan, and such Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards and RSUs as it deems appropriate, including, without limitation, (i) the achievement of one or more of the Performance Criteria and/or (ii) that the Participant remain in the continuous employ or service of the Company for a certain period.

7.2 Rights as a Stockholder; Transferability. Except as provided in Sections 7.1, 7.3, 7.4 and 14.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 7 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock. A Participant will have no voting, dividend, liquidation and other rights with respect to shares of Common Stock subject to the Participant’s RSUs until the Participant becomes the holder of record of such shares.

7.3 Dividends and Distributions. Any dividends or distributions paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. The Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. The Award agreement relating to a Restricted Stock Unit Award shall specify whether the holder thereof shall be entitled to receive dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any dividend equivalents, with respect to the number of shares of Common Stock subject to such Award. Any dividend equivalents on a Restricted Stock Unit Award shall be subject to the same restrictions as the shares of Common Stock subject to such Restricted Stock Unit Award

7.4 Enforcement of Restrictions. To enforce the restrictions referred to in this Section 7, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of Conn’s or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with Conn’s transfer agent.

8.	Performance Stock Awards.

8.1 Grant. An Eligible Recipient may be granted one or more Performance Stock Awards under the Plan, and the issuance of shares of Common Stock pursuant to such Performance Stock Awards will be subject to such terms and conditions as are consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, including, but not limited to, the achievement of one or more of the Performance Criteria.

8.2 Restrictions on Transfers. The right to receive shares of Performance Stock Awards on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

8.3 Dividend Equivalents. The Award agreement relating to a Performance Stock Award shall specify whether the holder thereof shall be entitled to receive dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any dividend equivalents, with respect to the number of shares of Common Stock subject to such Award. Any dividend equivalents on a Performance Stock Award shall be subject to the same restrictions as the shares of Common Stock subject to such Performance Stock Award.

9.	Unrestricted Stock Awards.

Subject to Section 3.3, the Committee may, in its sole discretion, grant an Award of shares of Common Stock free from any restrictions under this Plan to any Eligible Recipient.

10.	Stock Appreciation Rights.

10.1 Grant. An Eligible Recipient may be granted one or more Stock Appreciation Rights under the Plan subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, including, but not limited to, the achievement of one or more of the Performance Criteria.

10.2 Exercise. A Participant may exercise a vested Stock Appreciation Right by giving written notice of the exercise to Conn’s stating the number of shares subject to the exercise. Upon receipt of the notice and subject to the Committee’s election to pay cash as provided in Section 10.3, Conn’s will deliver a certificate or certificates for Common Stock and/or a cash payment in accordance with Section 10.3.

10.3 Number of Shares or Amount of Cash. The Committee may provide that a Stock Appreciation Right will be settled in cash or Common Stock. If the Committee does not specify that a Stock Appreciation Right can be settled in cash, that Stock Appreciation Right will be settled in shares of Common Stock except as determined by the Committee in its discretion. The amount of Common Stock that may be issued pursuant to the exercise of a Stock Appreciation Right will be determined by dividing (a) the total number of shares of Common Stock as to which the Stock Appreciation Right is exercised, multiplied by the amount by which the Fair Market Value (or other specified valuation) of the Common Stock on the exercise date exceeds the base price (which, other than in connection with Substitute Awards, may not be less than the Fair Market Value of the Common Stock on the date of grant) by (b) the Fair Market Value of the Common Stock on the exercise date; provided that fractional shares will not be issued and will instead be paid in cash. In lieu of issuing Common Stock upon the exercise of a Stock Appreciation Right, the Committee in its sole discretion may elect to pay the cash equivalent of the Fair Market Value of the Common Stock on the exercise date for any or all of the shares of Common Stock that would otherwise be issuable upon the exercise of the Stock Appreciation Right.

10.4 Dividend Equivalents. Notwithstanding anything in an Agreement to the contrary, the holder of a Stock Appreciation Right shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such Stock Appreciation Right.

11.	Performance Cash Awards.

An Eligible Recipient may be granted one or more Performance Cash Awards under the Plan, and the amount payable pursuant to such Performance Cash Awards will be subject to such terms and conditions as are consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, including, but not limited to, the achievement of one or more of the Performance Criteria and the rights of the Participant upon termination of employment or other service.

12.	Effect of Termination of Employment or Other Service.

12.1 Termination Due to Death or Disability. Subject to Sections 12.3 and 12.4 of the Plan, and except as otherwise provided in the applicable Award agreement, in the event a Participant’s employment or other service with the Company is terminated by reason of death or Disability:

(a) All outstanding Options and Stock Appreciation Rights then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of 12 months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right). Options and Stock Appreciation Rights not exercisable as of such termination will be forfeited and terminate;

(b) All Restricted Stock Awards and RSUs then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(c) All outstanding Performance Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited.

12.2 Termination for Reasons Other than Death or Disability. Subject to Sections 12.3 and 12.4 of the Plan, and except as otherwise provided in the applicable Award agreement, in the event a Participant’s employment or other service with the Company is terminated for any reason other than death or Disability, or a Participant is in the employ of a Subsidiary and the Subsidiary ceases to be a Subsidiary of Conn’s (unless the Participant continues in the employ of Conn’s or another Subsidiary):

(a) All outstanding Options and Stock Appreciation Rights then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three months after such termination or such shorter period as may be specified in the agreement evidencing the Award (but in no event after the expiration date of any such Option or Stock Appreciation Right). Options and Stock Appreciation Rights not exercisable as of such termination will terminate and be forfeited;

(b) All Restricted Stock Awards and RSUs then held by the Participant that have not vested as of such termination will terminate and be forfeited; and

(c) All outstanding Performance Stock Awards then held by the Participant that have not vested as of such termination will terminate and be forfeited.

12.3 Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 12, upon a Participant’s termination of employment or other service with the Company, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options and Stock Appreciation Rights (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service (but in no event after the expiration date of any such Option or Stock Appreciation Right), and Restricted Stock Awards, RSUs and Performance Stock Awards then held by such Participant to vest and/or continue to vest or become free of restrictions and conditions to issuance, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee.

12.4 Effects of Actions Constituting Cause. Notwithstanding anything in the Plan to the contrary, in the event that a Participant is determined by the Committee, acting in its sole discretion, to have committed any action which would constitute Cause as defined in Section 2.4, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment or service with the Company, all rights of the Participant under the Plan and any agreements evidencing an Award then held by the Participant shall terminate and be forfeited without notice of any kind. The Company may defer the exercise of any Option or Stock Appreciation Right or the vesting of any Restricted Stock Award, Restricted Stock Unit Award or Performance Stock Award for a period of up to 45 days in order for the Committee to make any determination as to the existence of Cause.

12.5 Determination of Termination of Employment or Other Service. Unless the Committee otherwise determines in its sole discretion or as required under Section 409A, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company for which the Participant provides employment or service, as determined by the Committee in its sole discretion based upon such records.

12.6 Vesting During Unpaid Leave of Absence. Unless otherwise determined in the sole discretion of the Committee, either before or after the grant or before or after the leave of absence begins, vesting of Awards granted hereunder shall be suspended during any unpaid leave of absence.

13.	Payment of Withholding and Employment-Related Tax Obligations.

13.1 General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, foreign, state and local withholding and employment-related tax requirements attributable to an Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Award.

13.2 Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 13.1 of the Plan by electing to tender or by attestation as to ownership of Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to Conn’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee, by delivery of a Broker Exercise Notice, by Net-Share Payment, or a combination of such methods. For purposes of satisfying a Participant’s withholding or employment-related tax obligation, Previously Acquired Shares tendered or covered by an attestation and shares held back pursuant to a Net-Share Payment will be valued at their Fair Market Value on the date of tender, attestation, or holding back and the number of such shares shall be determined based on the minimum statutory withholding rate (or such other rate that will not cause an adverse accounting consequence or cost) to the extent required to avoid an additional charge to earnings for financial reporting purposes.

14.	Change in Control.

14.1 Change in Control Definition. For purposes of this Section, “Change in Control” means the occurrence of any one of the following events:

(i) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii) Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”);

provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary; (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (C) by any underwriter temporarily holding securities pursuant to an offering of such securities; (D) pursuant to a Non-Qualifying Transaction, as defined in paragraph (iii), or (E) by any person of Company Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership more than 50% of Company Voting Securities by such person;

(iii) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (1) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (2) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination; (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) The consummation of a sale of all or substantially all of the Company’s assets or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

14.2 Acceleration of Vesting. Subject to the terms of the applicable Award agreement, in the event of a Change in Control, the Board (as constituted prior to such Change in Control) may, in its discretion (i) provide that (A) some or all outstanding Options and Stock Appreciation Rights shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment or service, (B) the restriction period applicable to some or all outstanding Restricted Stock Awards, Restricted Stock Unit Awards, Performance Stock Awards and Performance Cash Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment or service and (C) the Performance Criteria applicable to some or all outstanding Awards shall be deemed to be satisfied at the target or any other level.

14.3 Settlement or Adjustment of Awards. Unless otherwise provided by the Board or the Committee, if a Change in Control of Conn’s occurs, the Board or the Committee may, in its discretion:

(a) require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding Award, with an appropriate and equitable adjustment to such award as determined by the Board or the Committee in accordance with Section 4.3; and/or

(b) require outstanding Awards, in whole or in part, to be surrendered to the Company by the Participant, and to be immediately cancelled by the Company, and to provide for Participant to receive (i) a cash payment in an amount equal to (A) in the case of an Option or a Stock Appreciation Right, the number of shares of Common Stock then subject to the portion of such option or Stock Appreciation Right surrendered multiplied by the excess, if any, of the Change in Control Price over the purchase price or base price per share of Common Stock subject to such Option or Stock Appreciation Right, (B) in the case of a Restricted Stock Award, Restricted Stock Unit Award or Performance Stock Award, the number of shares of Common Stock then subject to the portion of such award surrendered multiplied by the Change in Control Price, and (C) in the case of a Performance Cash Award, the value of the Performance Cash Award then subject to the portion of such Award surrendered; (ii) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above; or (iii) a combination of the payment of cash pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above.

14.4 Change in Control Price. The “Change in Control Price” shall equal the amount determined in clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the per share price offered to holders of shares of Common Stock in any merger or consolidation, (ii) the per share value of the Common Stock immediately before the Change in Control without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Common Stock in a dissolution transaction, (iv) the price per share offered to holders of Common Stock in any tender offer or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv), the Fair Market Value per share of the shares of Common Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 14 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the non-cash consideration offered.

14.5 Limitation on Change in Control Payments.

(a) Anything in this Plan to the contrary notwithstanding, if it is determined that any payment or distribution by the Company to or for the benefit of a Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, but determined without regard to any additional payments required under this Section 14.5) (all such payments and benefits being hereinafter referred to as the “Total Payments”) would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, collectively the “Excise Tax”), then the Total Payments will be reduced, in the order specified in Section 14.5(b), to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax, but only if the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Participant would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments).

(b) The Total Payments will be reduced in the following order: (i) reduction of any cash severance payments otherwise payable to the Participant that are exempt from Section 409A; (ii) reduction of any other cash payments or benefits otherwise payable to the Participant that are exempt from Section 409A, but excluding any payments attributable to any acceleration of vesting or payments with respect to any equity award that are exempt from Section 409A; (iii) reduction of any other payments or benefits otherwise payable to the Participant on a pro-rata basis or such other manner that complies with Section 409A, but excluding any payments attributable to any acceleration of vesting and payments with respect to any equity award that are exempt from Section 409A; and (iv) reduction of any payments attributable to any acceleration of vesting or payments with respect to any equity award that are exempt from Section 409A, in each case beginning with payments that would otherwise be made last in time.

(c) Subject to the provisions of Section 14.5(d) hereof, all determinations required to be made under this Section 14.5, including whether and when Total Payments should be reduced, the amount of such Total Payments, Excise Taxes and all other related determinations, as well as all assumptions to be utilized in arriving at such determinations, will be made by a nationally recognized certified public accounting firm as may be designated by the Company (the “Accounting Firm”). All fees and expenses of the Accounting Firm will be borne solely by the Company. Any determination by the Accounting Firm will be binding upon the Company and the Participant.

(d) As a result of uncertainty in the application of Section 280G and Section 4999 of the Code at the time of the initial calculation by the Accounting Firm hereunder, it is possible that a payment made by the Company will have been less than the Company should have paid pursuant to Section 14.5(a) (the amount of any such deficiency, the

“Underpayment”), or more than the Company should have paid pursuant to Section 14.5(a) (the amount of any such overage, the “Overpayment”). In the event of an Underpayment, the Company will pay the Participant the amount of such Underpayment (together with interest at 120% of the rate provided in Section 1274(b)(2)(B) of the Code) not later than five business days after the amount of such Underpayment is subsequently determined, provided, however, such Underpayment will not be paid later than the end of the calendar year following the calendar year in which the Participant remitted the related taxes. In the event of an Overpayment, the amount of such Overpayment will be paid to the Company by the Participant not later than five business days after the amount of such Overpayment is subsequently determined (together with interest at 120% of the rate provided in Section 1274(b)(2)(B) of the Code).

15.	Rights of Eligible Recipients and Participants; Transferability.

15.1 Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company.

15.2 Rights as a Stockholder. As a holder of Awards (other than Restricted Stock Awards), a Participant will have no rights as a stockholder unless and until such Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

15.3 Restrictions on Transfer.

(a) Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Award prior to the exercise (in the case of Options or Stock Appreciation Rights) or vesting (in the case of Restricted Stock Awards, RSUs, Performance Stock Awards or Performance Cash Awards) of such Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. A Participant will be entitled to designate a beneficiary to receive an Award upon such Participant’s death, and in the event of such Participant’s death, payment of any amounts due under the Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 12 of the Plan) may be made by, such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under the Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 11 of the Plan) may be made by, the Participant’s legal representatives, heirs, devisees and legatees. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under the Plan or exercise of all exercisable Options and Stock Appreciation Rights, then such payments will be made to, and the exercise of such Options and Stock Appreciation Rights may be made by, the legal representatives, heirs, devisees and legatees of the beneficiary.

(b) Upon a Participant’s request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option or Stock Appreciation Right, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son- in-law, daughter-in-law, brother-in-law, or sister-in-law, a trust in which any of the foregoing have more than 50% of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests. Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer. A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including, but not limited to execution and/or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

15.4 Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

16.	Securities Laws and Other Restrictions.

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under the Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities laws or other restrictions.

17.	Plan Amendment, Modification and Termination.

The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendments to the Plan will be effective without approval of the Company’s stockholders if: (i) stockholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any stock exchange, The NASDAQ Global Select Market, or similar regulatory body; or (ii) such amendment seeks to modify Section 3.2(d) hereof. No termination, suspension or amendment of the Plan may adversely affect any outstanding Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3, 13 and 14 of the Plan.

18.	Duration of the Plan.

This Plan shall be submitted to the stockholders of the Company for approval and, if approved, shall become effective as of the Effective Date. This Plan shall terminate on the tenth anniversary of the Effective Date, unless earlier terminated by the Board; provided, however, that no Incentive Stock Options shall be granted after the tenth anniversary of the date on which the Plan was approved by the Board. No Award will be granted after termination of the Plan. Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, according to their terms.

19.	Miscellaneous.

19.1 Governing Law. Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the State of Delaware, the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware notwithstanding the conflicts of laws principles of any jurisdictions.

19.2 Shareholder Approval. This Plan must be approved by a majority of the votes cast at a duly held shareholder’s meeting at which a quorum representing a majority of all outstanding voting shares of Common Stock is, either in person or by proxy, present and voting on the Plan within twelve (12) months after the date this Plan is adopted by the Board. If the shareholders fail to approve adoption of this Plan, all Awards granted under this Plan shall terminate and be forfeited.

19.3 Compliance with Section 409A. Each Award issued under the Plan is intended to be exempt from or comply with Section 409A and will be interpreted accordingly. Should any payments made in accordance with the Plan to a “specified employee” (as defined under Section 409A) be determined to be payments from a nonqualified deferred compensation plan and are payable in connection with a Participant’s “separation from service” (as defined under Section 409A), that are not exempt from Section 409A as a short-term deferral or otherwise, these payments, to the extent otherwise payable within six (6) months after the Participant’s separation from service, and to the extent necessary to avoid the imposition of taxes under Section 409A, will be paid in a lump sum on the earlier of the date that is six (6) months and one day after the Participant’s date of separation from service or the date of the Participant’s death. For purposes of Section 409A, the payments to be made to a Participant in accordance with this Plan shall be treated as a right to a series of separate payments.

19.4 Deferral. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred.

19.5 Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

19.6 Awards Subject to Clawback. The Awards granted under this Plan and any cash payment or shares of Common Stock delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Award agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

Conn’s, Inc.

2023 ANNUAL MEETING OF STOCKHOLDERS

May 24, 2023

FORM OF PROXY CARD

YOU CAN VOTE OVER THE INTERNET OR BY TELEPHONE

QUICK * EASY * IMMEDIATE * AVAILABLE * 24 HOURS A DAY * 7 DAYS A WEEK

Conn’s, Inc. encourages you to take advantage of convenient ways to vote. If voting by proxy, you may vote over the Internet, by telephone or by mail. Your Internet or telephone vote authorizes the named proxies to vote in the same manner as if you marked, signed, and returned your proxy card. To vote over the Internet, by telephone, or by mail, please read the accompanying proxy statement and then follow these easy steps:

VOTE BY INTERNET - www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on May 23, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – (800) 690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on May 23, 2023. Have your proxy card in hand when you call and then follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Conn’s, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in the future.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, or Conn’s Corporate Secretary, 2445 Technology Forest Blvd., Suite 800, The Woodlands, Texas 77381.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, and Annual Report on Form 10-K are available at www.conns.com and www.proxyvote.com. By my signature below, I revoke all previous proxies and appoint Mark L. Prior or George L. Bchara as proxy, with full power of substitution and re-substitution, to represent and to vote, as designated below, all shares of Common Stock of Conn’s, Inc. that I held of record as of the close of business on April 3, 2023, at the 2023 annual meeting of stockholders to be held at 2445 Technology Forest Blvd., Building 4, Suite 800, The Woodlands, Texas 77381, on May 24, 2023, at 12:00 p.m. Central Daylight Time, or any postponements or adjournments thereof. The above named proxy is hereby instructed to vote as specified.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE MARK YOUR VOTE IN THE BOXES BELOW USING DARK INK ONLY

Proposals:

	FOR	AGAINST	ABSTAIN

1. To elect the eight directors listed below:

Norman L. Miller	☐	☐	☐

Karen M. Hartje	☐	☐	☐

James H. Haworth	☐	☐	☐

Bob L. Martin	☐	☐	☐

Douglas H. Martin	☐	☐	☐

William E. Saunders, Jr.	☐	☐	☐

William (David) Schofman	☐	☐	☐

Oded Shein	☐	☐	☐

	FOR	AGAINST	ABSTAIN

2. To ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2024.	☐	☐	☐

3. To approve, on a non-binding advisory basis, named executive officers’ compensation.	☐	☐	☐

4. To vote, on a non-binding, advisory basis, for the frequency of advisory votes on named executive officers’ compensation.	☐ Every One Year ☐ Every Two Years ☐ Every Three Years ☐ Abstain
	FOR	AGAINST	ABSTAIN

5. To approve the adoption of the Amended 2020 Omnibus Equity Plan.	☐	☐	☐

IMPORTANT – This proxy must be signed and dated where provided on the reverse side.

If you execute and return this proxy it will be voted in the manner you have specified. If no specification is made, this proxy will be voted “FOR” each of the director nominees in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3, “FOR” the “Every One Year” option in Proposal 4 and “FOR” Proposal 5 and in the discretion of the above named person acting as proxy on such other matters that may properly come before the meeting.

Please sign exactly as your name appears on this proxy. Joint owners should each sign. When signing as a fiduciary, such as an attorney, executor, administrator, trustee, guardian, etc., please give your full title as such. Please return this form of proxy promptly in the enclosed envelope.

The undersigned acknowledge(s) receipt of the Notice of 2023 annual meeting of stockholders and the Proxy Statement accompanying such Notice, each dated April 13, 2023.

Print Name	Print Name

Signature(s)	Signature(s)

Date	Date